As filed with the Securities and Exchange Commission on January 13, 2023.

Registration No. 333-269030

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT UNDER SECURITIES ACT OF 1933

Bruush Oral Care Inc.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	3843	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

128 West Hastings Street, Unit 210

Vancouver, British Columbia V6B 1G8

Canada

(844) 427-8774

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Joseph M. Lucosky, Esq.

Lahdan S. Rahmati, Esq.

Lucosky Brookman LLP

101 Wood Avenue South, 5th Floor

Woodbridge, NJ 08830

(732) 395-4402

jlucosky@lucbro.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission, or “SEC”, is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 13, 2023

9,833,336 SHARES OF COMMON STOCK

REPRESENTING

2,966,667 SHARES OF COMMON STOCK

4,916,668 SHARES OF COMMON STOCK UNDERLYING 4,916,6668 WARRANTS AND

1,950,001 SHARES OF COMMON STOCK UNDERLYING

1,950,001 PRE-FUNDED WARRANTS

This prospectus relates to the offer and sale, from time to time, by the Selling Securityholders named herein (the “Selling Securityholders”) of an aggregate of 9,833,336 shares of common stock without par value (“Common Stock”) of Bruush Oral Care Inc. (the “Company”) consisting of (a) 2,966,667 shares of Common Stock, (b) 4,916,668 shares of Common Stock underlying 4,916,668 warrants (“Common Warrants”) and (c) 1,950,001 shares of Common Stock underlying 1,950,001 pre-funded warrants (“Pre-Funded Warrants”) (Common Warrants and Pre-Funded Warrants are together referred to as “Warrants”). The Common Warrants entitle the holder thereof to purchase one share of common stock for $0.60 per share, subject to certain adjustments to the exercise price. The Pre-Funded Warrants entitle the holder thereof to purchase one share of common stock for $0.001 per share.

Selling Securityholders may sell shares of Common Stock at market prices prevailing at the times of sale, prices related to the prevailing market prices or negotiated prices. The Selling Securityholders may offer shares of Common Stock to or through underwriters, dealers or other agents, directly to investors or through any other manner permitted by law, on a continued or delayed basis. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, and the Selling Securityholders will bear all incremental selling expenses, including commissions and discounts, brokerage fees and other similar selling expenses they incur in sale of the securities. See “Plan of Distribution”. The Company’s executive officers, directors and 10% or more shareholders executed lock-up agreements and are subject to lock-up restrictions for sales into the public market with respect to Common Stock through March 7, 2023.

We are not selling any securities in this offering, and we will not receive any proceeds from the sale of any securities by the Selling Securityholders. The registration of the securities covered by this prospectus does not necessarily mean that any of these securities will be offered or sold by the Selling Securityholders. The timing and amount of any sale is within the respective Security Holder’s sole discretion, subject to certain restrictions. To the extent that any Security Holder sells any securities, such holder may be required to provide you with this prospectus identifying and containing specific information about the Selling Securityholders and the terms of the securities being offered.

Our shares of Common Stock and warrants are quoted on The Nasdaq Stock Market (the “Nasdaq”) under the trading symbols “BRSH” and “BRSHW”, respectively. On January 11, 2023, the closing price of our Common Stock on Nasdaq was $0.55 per share and the closing price of our warrants on Nasdaq was $0.13 per warrant.

The Selling Securityholders and intermediaries through whom the securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of material risks of investing in the Common Stock and our Company. See “Risk Factors” beginning on page 6 for a discussion of information that should be considered in connection with an investment in our securities.

We are a “foreign private issuer” and an “emerging growth company” each as defined under the federal securities laws, and, as such, we will be subject to reduced public company reporting requirements. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2023

About This Prospectus

Neither we nor the Selling Securityholders have authorized anyone to provide information different from or additional to that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus prepared by us or on our behalf. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings.  Neither we nor the Selling Securityholders take any responsibility for, and can provide no assurance as to the reliability of, any information other than the information in this prospectus, any amendment or supplement to this prospectus, and any free writing prospectus prepared by us or on our behalf. Neither the delivery of this prospectus nor the sale of our securities in this offering means that information contained in this prospectus is correct after the date of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy these shares in any circumstances under which such offer or solicitation is unlawful.

We present our financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements included herein were prepared in accordance with generally accepted accounting principles in the United States, or US GAAP. IFRS differs from US GAAP in certain material respects and thus may not be comparable to financial information presented by U.S. companies.

The Selling Securityholders are offering to sell the shares of Common Stock, and seeking offers to buy the shares of Common Stock, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities.

For investors outside of the United States: Neither we nor the Selling Securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Throughout this prospectus, unless otherwise designated or the context requires otherwise, the terms “we”, “us”, the “Company”, and “our” refer to Bruush Oral Care Inc. Unless the context requires otherwise, all references to our financial statements mean the financial statements of our Company included herein.

Enforcement of Civil Liabilities

We are a company incorporated under the law of British Columbia, Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Cautionary Note Regarding Forward-Looking Statements

We discuss in this prospectus our business strategy, market opportunity, capital requirements, product introductions and development plans and the adequacy of our funding. Other statements contained in this prospectus, which are not historical facts, are also forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the Company.

We caution investors against placing undue reliance on forward-looking statements presented in this prospectus, or that we may make orally or in writing from time to time, which are based on the beliefs of, assumptions made by, and information currently available to, us. These statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not a guarantee of future performance, and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on forward-looking statements, which are based only on known results and trends at the time they are made, to anticipate future results or trends. Certain risks are discussed in this prospectus and also from time to time in our other filings with the U.S. Securities and Exchange Commission (“SEC”). For additional information regarding risk factors that could affect the Company’s projections, see “Risk Factors” beginning on page 6 of this prospectus, and as may be included from time-to-time in our reports filed with the SEC which will be accessible at www.sec.gov, and which you are advised to consult.

This prospectus and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The forward-looking statements speak only as of the time of such statements and we do not undertake or plan to update or revise such forward-looking statements as more information becomes available or to reflect changes in expectations, assumptions or results, except as and to the extent required by applicable securities laws. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of, or any material adverse change in, one or more of the risk factors or risks and uncertainties referred to in this prospectus, could materially and adversely affect our results of operations, financial condition, liquidity, and our future performance.

Industry Data and Forecasts

This prospectus contains data related to the oral healthcare products industry in Canada and the United States. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The oral healthcare products industry may not grow at the rate projected by industry data, or at all. The failure of the industry to grow as anticipated is likely to have a material adverse effect on our business and the market price of shares of our Common Stock. In addition, the rapidly changing nature of the oral healthcare products industry and consumer preferences subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

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Prospectus Summary

The following summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this prospectus in its entirety before investing in our securities, including the sections entitled “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

Our Company

Overview

The Company is on a mission to inspire confidence through brighter smiles and better oral health. Founded in 2018 by Chief Executive Officer Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Starting in the second quarter of 2023, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Our Value Proposition

With such a glaring opportunity in the market, we have developed an electric toothbrush that makes upgrading to an electric brush appealing. The key tenets of our value proposition include:

●	Quality: Through our direct-to-consumer business model, we eliminate the “middleman” (i.e., the retailer such as a grocery/drug store) and believe that we offer consumers a high-quality electric toothbrush at a more affordable price than a comparable electric toothbrush from the competition. The Brüush Toothbrush is equipped with sonic technology that delivers over 31,000 brush strokes per minute and features that include: (i) six cleaning modes; (ii) a smart timer that pauses every 30 seconds to prompt the user to move the toothbrush to a different quadrant of their mouth and then shuts off after two minutes; (iii) a rechargeable battery that lasts an incredible four weeks on a single charge; and (iv) a custom-designed brush head that is equipped with extra soft DuPont™ Tynex® bristles.

●	Design: In addition to being highly functional, we believe that the Brüush Toothbrush is one of the sleekest looking brushes on the market. Our goal was to develop a toothbrush that our consumers would be proud to showcase on their countertop. We paid significant attention to detail, not only to the aesthetics of the device itself, but also the packaging to facilitate a premium unboxing experience. The Brüush Toothbrush comes in three core colors – black, white and pink – as well as a variety of trend-driven seasonal colors that are introduced on a limited quantity basis.

●	Convenience: A 2018 independent survey conducted by Electric Teeth indicated that over 40% of people do not change their toothbrush or the brush head at least once every three months as recommended by the American Dental Association, which could cause the bristles to become frayed or excess bacteria to develop on the brush head. To help consumers maintain good oral health by changing their brush head regularly, as well as eliminate the frustrating experience of purchasing replacement heads at the grocery/drug store, we give our customers the option to subscribe to a brush head refill program. The Subscription automatically sends a three-pack of brush heads every six months at a price that we believe is lower than comparable brush heads from competing brands. As an incentive to subscribe, we offer the consumer a discount on the Brüush Kit if they enroll in the Subscription at the time of purchase, but they have the flexibility to cancel their Subscription at any time. Once the initial purchase of the Brüush Kit is made, the cost of the Subscription is in-line with what a consumer would pay to regularly replace their manual brush. Additionally, we send an email every two months to remind the subscriber that it is time to change their brush head. Overwhelmingly, over 75% of our customers purchased a Brüush Kit with a Subscription and the churn rate so far has been very low, as less than two percent of Active Subscriptions are cancelled on a monthly basis.

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Business Challenges

As a new company in a competitive space, we face risks and limitations that could harm our business and inhibit our strategic plans, which include:

Reliance on third-party manufacturers

We rely on third-party manufactures based in Canada and China. Since we do not have direct control over our manufacturing processes, we do not have certainty that our manufacturers can continue to satisfy our production requirements or meet our product and packaging quality standards. Although we have not faced any major issues to date, this does not guarantee that our third-party contract manufacturers will continue to be able to produce and deliver products that meet our specifications on a timely basis, or at all, which could be caused by unforeseen circumstances such as capacity constraints, raw material shortages or workplace disruptions caused by COVID-19.

A history of operating losses

As a result of recurring net losses and limited cash reserves, our independent auditor has included a going concern paragraph to its report on our financial statements for the fiscal years ended October 31, 2021 and January 31, 2021 due to the substantial doubt that exists in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through the sale of equity securities and the issuance of debt. We will need and are currently seeking additional funds to operate our business and the recent volatility of global capital markets has made the raising of capital by equity or debt financing more difficult.

Recent Developments

On December 7, 2022, the Company entered into a private placement (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. Aegis Capital Corp. is the exclusive placement agent in connection with the offering. The Offering closed on December 9, 2022.

In connection with the PIPE Financing, the Company issued 2,966,667 shares of common stock, Common Warrants to purchase 4,916,668 shares of common stock, and Pre-Funded Warrants to purchase 1,950,001 shares of common stock. The Common Warrants have a term of 5.5 years from the issuance date.

Under the terms of the Registration Rights Agreement entered into with the Selling Securityholders on the same date and in connection with the PIPE Financing, we agreed to register with the SEC for purposes of resale by the Selling Securityholders 9,833,336 shares of common stock of the Company consisting of 2,966,667 shares of common stock and 4,916,668 shares of common stock underlying 4,916,668 Common Warrants and 1,950,001 shares of Common Stock underlying 1,950,001 Pre-Funded Warrants.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company”, as defined in Section 2(a) of the Securities Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. Upon the effectiveness of the registration statement of which this prospectus forms a part, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status under the Exchange Act, and we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies. In addition, we will not be required to file annual reports and financial statements with the SEC as promptly as U.S. domestic companies whose securities are registered under the Exchange Act, and are not required to comply with Regulation FD, which restricts the selective disclosure of material information. See “Risk Factors – We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies”.

Both foreign private issuers and emerging growth companies are also exempt from certain executive compensation disclosure rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Even if we no longer qualify as an emerging growth company, so long as we remain a foreign private issuer, we will continue to be exempt from certain executive compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer. See “Risk Factors – We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses”.

Corporate Information

The Company’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. Our telephone number is (844) 427-8774. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports and other information regarding issuers that file electronically with the SEC. The Company’s website address is www.bruush.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

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The Offering

This prospectus relates to the offer and sale from time to time of up to an aggregate of 9,833,336 shares of Common Stock by the Selling Securityholders.

Securities being offered	The Selling Securityholders are offering up to 9,833,336 shares of Common Stock.

Shares of Common Stock outstanding prior to this offering	8,150,875 shares of Common Stock. (1)(2)

Shares of Common Stock outstanding after this offering	17,984,211 shares of Common Stock. (1)(3)

Use of proceeds	We will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. We will, however, receive proceeds from any Warrants that are exercised through the payment of the exercise price in cash. All of the net proceeds from the sale of shares of our Common Stock will go to the Selling Securityholders as described below in the sections entitled “Selling Securityholders” and “Plan of Distribution”. We have agreed to bear the expenses relating to the registration of the shares of Common Stock for the Selling Securityholders.

Risk factors

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 6 before deciding to invest in our securities.

Lock-up restrictions	The Company’s officers, directors and holders of 10% or more of shares of Common Stock have agreed not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock for a period of 90 days commencing December 9, 2022.

Dividends	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

(1)	Based upon 8,150,875 shares of Common Stock outstanding as of December 15, 2022.
(2)	Assumes no exercise of any outstanding warrants or options.
(3)	Assumes all Common Warrants and Pre-Funded Warrants are exercised by the Selling Securityholders.

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Risk Factors

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including our financial statements and related notes included elsewhere in this prospectus, before making an investment decision. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose part or all of your investment.

Risks Related to the Company’s Business

We face competition from companies with longer operating histories, greater brand recognition and significantly greater financial, marketing and other resources.

Our business is rapidly evolving and intensely competitive and we have many competitors across the oral care space. Our competition with respect to these offerings includes toothbrush and brush head manufacturers as well as ancillary product manufacturers. Our core toothbrush product competes with new and established manufacturers, direct-to-consumer companies and white label in-house brands offered by some large retail chains and department stores, some of which are sold at a lower price point than ours. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

●	the size and composition of our customer base;
●	the quality, consumer appeal, price and reliability of our products;
●	the range of products we offer on our website and through our third-party retail partners;
●	our ability to improve and iterate on our existing product line and introduce new products;
●	our ability to find reliable and cost-effective suppliers of our products;
●	our ability to distribute our products and manage our inventory and operations;
●	our selling and marketing efforts; and
●	our reputation and brand strength.

Some of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfilment infrastructures, faster and less costly shipping, greater resources and technical capabilities, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater revenues and profits from their existing customer base, capture market share from us, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer preferences or habits. These competitors may engage in more extensive research and development efforts, undertake larger and more impactful marketing campaigns and adopt more aggressive pricing strategies, which may allow them to build larger customer bases or generate revenues from their customer bases more effectively than we do.

We must maintain and enhance our brand or we may not achieve our growth objectives.

Our brand name and image are integral to the growth of our business and to the implementation of our strategies for expanding our business. We believe that our brand image has significantly contributed to the success of our business and is critical to maintaining and expanding our customer base. Maintaining and enhancing our brand may require us to make substantial investments in research and development, marketing and building awareness, and these investments may not be successful.

We anticipate that, as our business expands into new markets and new product categories, and as the industries in which we operate become increasingly competitive, maintaining and enhancing our brand may become difficult and expensive. For example, consumers in any new international markets into which we expand may not know our brand and/or may not accept our brand resulting in increased costs to market and attract customers to our brand. Further, as we develop retail partnerships, it may be difficult for us to maintain control of our brand with our retail partners, which may result in negative perceptions of our brand. Our brand may also be adversely affected if our public image or reputation is tarnished by negative publicity, including negative social media campaigns or poor reviews of our products or customer experiences. In addition, ineffective marketing, product diversion to unauthorized distribution channels, product defects, unfair labor practices and failure to protect our intellectual property rights are some of the potential threats to the strength of our brand, and those and other factors could rapidly and severely diminish consumer confidence in us. Failure to maintain the strength of our brand could have a material adverse effect on our business, financial condition and results of operations.

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Our inability to successfully launch new products may adversely affect our business.

Launching new products can involve a significant investment in advertising and public relations campaigns. There are also certain risks involved in launching new products, including increased costs in the near term associated with the introduction of new product lines, development delays, failure of new products to achieve anticipated levels of market acceptance, the possibility of increased competition with our current products and unrecovered costs associated with failed product introductions.

Our ability to design, develop and commercially launch new products depends on a number of factors, including, but not limited to, our ability to design and implement solutions at an acceptable cost and quality, the availability of critical components from third parties and our ability to successfully complete the development of products in a timely manner. There is no guarantee that we will be able to respond to market demands. If we are unable to respond effectively to technological changes, or we fail to develop products in a timely and cost-effective manner, our products may become obsolete, and we may be unable to recover our research and development expenses which could negatively impact sales, profitability and the continued viability of our business.

Launching new products or updating existing products may also leave us with inventory that we may not be able to sell, or we may be required to sell at significantly discounted prices. Further, as we expand into new markets, we may not accurately predict consumer preferences in that market, which could result in lower-than-expected sales. Additionally, launching new products requires substantial investments in research and development. Investments in research and development are inherently speculative and require substantial capital and other expenditures. Unforeseen obstacles and challenges that we encounter in the research and development process could result in delays or the abandonment of plans to launch new products and may substantially increase development costs. If we are unable to maintain the high product-quality standards expected by our customers when we launch new products, or if our competitors are able to produce higher quality or more accessible products, our sales may be harmed. Should this occur, we may need to increase our investments in research and development and manufacturing processes, lower our prices or take other measures to address any loss of sales, which could increase our expenses, reduce our margins and/or negatively impact our brand and our ability to execute our overall pricing and promotion strategy. We may not be successful in executing our growth strategy related to launching new products, and failure to successfully launch new products could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on the effectiveness of our marketing programs.

We are dependent on the effectiveness of our marketing programs and the efficiency of our related expenditures in generating consumer awareness and sales of our products. We rely on a combination of paid and unpaid advertising and public relations efforts to market our products.

Our paid marketing efforts include digital advertising, podcast and streaming media campaigns, influencer collaborations, public relations initiatives, affiliate partnerships and special discount offers. These efforts are expensive and may not result in the cost-effective acquisition of customers. We cannot ensure that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. Moreover, we rely in part upon third parties, such as marketing agencies, social media influencers and product reviewers, for both paid and unpaid services, and we are unable to fully control their efforts. We obtain a significant amount of traffic via search engines and, therefore, rely on search engines such as Google. Search engines frequently update and change the logic that determines the placement and display of results of a user’s search, such that the purchased or algorithmic placement of links to our site can be negatively affected. Moreover, a search engine could, for competitive or other purposes, alter its algorithms or results in a manner that negatively affects our paid or unpaid search ranking, and competitive dynamics could impact the effectiveness of search engine marketing or search engine optimization. We also obtain a significant amount of traffic via social networking websites or other channels used by current and prospective customers. As e-commerce and social networking continue to evolve rapidly, we must continue to establish relationships with these channels and may be unable to develop or maintain these relationships on acceptable terms. If we are unable to cost-effectively drive traffic to our sites, our ability to acquire new customers and our financial condition would suffer. In addition, the number of third-party providers of consumer product reviews, consumer recommendations and referrals is growing across industries and may influence consumers.

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Moreover, if any of the third parties on which we rely were to cease operations, temporarily or permanently, face financial distress or other business disruption, we could suffer increased costs and delays in their ability to provide similar services until an equivalent service provider could be found, or until we could develop replacement technology or operations, any of which could also have an adverse impact on our business and financial performance. We continue to evolve our marketing strategies by adjusting our messages, the amount we spend on advertising and where we spend it with no assurance that we will be successful in developing future effective messages or in achieving efficiency in our marketing and advertising expenditures. Our marketing activities and the marketing activities of any third parties on which we rely are subject to various types of regulations, including laws relating to the protection of personal information, consumer protection and competition.

Product liability claims could hurt our business.

We may be required to pay for losses or injuries purportedly caused by our products or be subject to various product liability claims in the future. Claims could be based on allegations that, among other things, our products contain contaminants, include inadequate instructions or provide inadequate warnings concerning side effects or interactions with other products or substances. In addition, product liability claims may result in negative publicity that may materially adversely affect our sales. Also, if one of our products is found to be defective, we may be required to recall it, which may result in substantial expense and adverse publicity and materially adversely affect our sales. Potential product liability claims may exceed the amount of our insurance coverage or potential product liability claims may be excluded under the terms of our policy, which could adversely affect our financial condition. In addition, we may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future.

Changing consumer preferences may negatively impact our business.

The market for electric toothbrushes as a retail category is still emerging and if it does not continue to grow, if it grows more slowly than expected or if it does not achieve the growth potential we expect, our brand, business, financial condition or results of operations could be adversely affected. The Company’s success depends on the ongoing need for and appeal of an electric toothbrush with subscription-based brush head replacement program. Consumer preferences with respect to such personal items are continuously changing and are difficult to predict. As a result of changing consumer preferences, many specialized toothbrushes are successfully marketed for a short period of time, but then interest or demand or consumer requirements change. We cannot ensure that our electric toothbrush will achieve customer acceptance or that it will continue to be popular with consumers for any significant period of time. We also cannot ensure that new products will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to develop, introduce and gain customer acceptance and their willingness to continue on a long-term basis to adapt their normal hygiene routine to using the Company’s electric toothbrush and to keep enticing new customers to transition from a manual toothbrush to an electric toothbrush. The failure of our product to achieve and sustain market acceptance could have a material adverse effect on our financial condition and results of operations.

We have a limited operating history.

We have a limited operating history with the current scale of our business, which makes it difficult to forecast our future results, particularly with respect to our own and third-party retail channels, which we have only recently developed. You should not rely on our past annual or quarterly results of operations as indicators of future performance. You should consider and evaluate our prospects in light of the risks and uncertainty frequently encountered by companies like ours. We may experience fluctuations in our quarterly results of operations due to seasonality and other factors, which could make sequential quarter to quarter comparison an unreliable indication of our performance.

Failure to attract new customers and subscribers, or retain existing customers and subscribers, or failure to do either in a cost-effective manner will harm our business.

Our success depends, in part, on our ability to attract new customers and retain existing subscribers in a cost-effective manner. Although we have historically experienced a high percentage of customers enroll in our brush head refill plan, where they are automatically charged and shipped a three-pack of replacement brush heads every six months, our customers may choose not to do so in the future or we may encounter difficulties during the technical processing of the renewal of credit card processing due to, for instance, the expiration or blocking of the applicable credit card. We have made, and we expect that we will continue to make, significant investments in attracting and retaining customers and subscribers through paid marketing efforts including digital advertising, podcast and streaming media campaigns, influencer collaborations, public relations initiatives, affiliate partnerships and special discount offers. Marketing campaigns can be expensive and may not result in the cost-effective acquisition or retention of customers and subscribers. Further, as our brand becomes more widely known, future marketing campaigns may not attract new or retain customers and subscribers at the same rate as past campaigns. If we are unable to attract new customers and subscribers, or retain existing customers and subscribers, our business will be harmed.

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We rely on social media and influencers.

We use third-party social media platforms as marketing tools, among other things. For example, we deliver brand and direct response creative throughout Facebook, Instagram, Google, YouTube, Tik Tok and Snapchat, as well as maintain our own Facebook, Instagram and Tik Tok accounts. We also maintain relationships with social media influencers and engage in sponsorship initiatives. As existing e-commerce and social media platforms continue to rapidly evolve and new platforms develop, we must continue to maintain a presence on these platforms and establish presences on new or emerging popular social media platforms. If we are unable to cost-effectively use social media platforms as marketing tools or if the social media platforms we use do not evolve quickly enough for us to fully optimize such platforms, our ability to acquire new consumers and our financial condition may suffer. Furthermore, as laws and regulations rapidly evolve to govern the use of these platforms and devices, the failure by us, our employees, our network of social media influencers, our sponsors or third parties acting at our direction to abide by applicable laws and regulations in the use of these platforms and devices or otherwise could subject us to regulatory investigations, class action lawsuits, liability, fines or other penalties and have a material adverse effect on our business, financial condition and operating results.

Our reliance on third-party contract manufacturers and inability to fully control them may harm our business.

Our products are produced by third-party contract manufacturers. We face the risk that these third-party contract manufacturers may not produce and deliver our products on a timely basis, or at all. These difficulties may include reductions in the availability of production capacity, errors in complying with product specifications and customer requirements, insufficient quality control, sharing competitively sensitive information with our competitors, failure to meet production deadlines, failure to achieve our product or packaging quality standards, inability to access new or quality materials, shipping mistakes, increases in costs of materials and manufacturing or other business interruptions. The ability of our manufacturers to effectively satisfy our production requirements could also be impacted by manufacturer financial difficulty or damage to their operations caused by fire, terrorist attack, natural disaster or other events. The failure of any manufacturer to perform to our expectations could result in supply shortages or delays for certain products and harm our business. If we experience significantly increased demand, or if we need to replace an existing manufacturer due to lack of performance, we may be unable to supplement or replace our manufacturing capacity on a timely basis or on terms that are acceptable to us, which may increase our costs, reduce our margins or harm our ability to deliver our products on time. For certain of our products, it may take a significant amount of time to identify and qualify a manufacturer that has the capability and resources to produce our products to our specifications in sufficient volume and satisfy our service and quality control standards.

The capacity of our manufacturers to produce our products is also dependent upon the availability of raw materials. Our manufacturers may not be able to obtain sufficient supply of raw materials, which could result in delays in deliveries of our products by our manufacturers or increased costs. Any shortage of raw materials or inability of a manufacturer to produce or ship our products in a timely manner, or at all, could impair our ability to ship orders of our products in a cost-efficient, timely manner and could cause us to miss the delivery requirements of our customers. As a result, we could experience cancellations of orders, refusals to accept deliveries or reductions in our prices and margins, any of which could harm our financial performance, reputation and results of operations. Moreover, third-party manufacturers of our products and components must comply with applicable regulatory requirements, which may require significant resources and subject our manufacturers to potential regulatory inspections, stoppages or enforcement actions. It is difficult for us to accurately and consistently monitor and control third-party manufacturer compliance with all application laws, rules and regulations. Additionally, we currently have third-party manufacturing partners located in Canada and China, where it is even more difficult for us to ensure compliance with all applicable domestic and foreign laws, rules and regulations. Our reliance on third-party manufacturers and inability to fully control any operational difficulties with our third-party manufacturers could have a material adverse effect on our business, financial condition and results of operations.

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We have contracts with our manufacturers who may breach these agreements, and we may not be able to enforce our rights under these agreements or may incur significant costs attempting to do so. As a result, we cannot predict with certainty our ability to obtain products in adequate quantities, of required quality and at acceptable prices from our suppliers and manufacturers in the future. Any one of these risks could harm our ability to deliver our products on time, or at all, damage our reputation and our relationships with our retail partners and customers or increase our product costs thereby reducing our margins.

Also, because most of our arrangements with our manufacturers are not exclusive, manufacturers could produce similar products for our competitors. Even when we have exclusivity arrangements, those manufacturers could choose to breach our agreements and work with our competitors and we may not become aware of such breaches or have remedies against the manufacturer for such breaches.

Manufacturing risks, including risks related to manufacturing in China, may adversely affect our ability to manufacture our products and could reduce our gross margin and our profitability.

We rely on third party manufacturers in China to manufacture our products. As a result, our business is subject to risks associated with doing business in China, including:

●	trade protection measures, such as tariff increases, import and export licensing and control requirements;
●	potentially negative consequences from changes in tax laws;
●	difficulties associated with the Chinese legal system, including increased costs and uncertainties associated with enforcing contractual obligations in China;
●	historically lower protection of intellectual property rights;
●	unexpected or unfavorable changes in regulatory requirements; and
●	changes and volatility in currency exchange rates.

Economic regulation, trade restrictions and increasing manufacturing costs in China could adversely impact our business and results of operations.

We contract with manufacturing facilities in China. For many years, the Chinese economy has experienced periods of rapid growth. An increase in the cost of labor or taxes on wages in China may lead to an increase in the cost of goods manufactured in China. Significant increases in wages or wage taxes paid by contract manufacturing facilities may increase the cost of goods manufactured in China which could have a material adverse effect on the Company’s profit margins and profitability. Additionally, government trade policies, including the imposition of tariffs, export restrictions, sanctions or other retaliatory measures could limit our ability to source materials and products from China at acceptable prices or at all. We do not currently have arrangements with contract manufacturers in other countries that may be acceptable substitutes. We cannot predict what actions may ultimately be taken with respect to tariffs, export controls, countermeasures or other trade measures between the U.S. and China or other countries and what products may be subject to such actions. To the extent such actions inhibit our transactions with contract manufacturing facilities and suppliers in China, our business may be materially adversely affected.

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The COVID-19 pandemic may negatively impact the manufacturing of our products by third-party manufacturers and the shipment of products to our fulfilment center in the United States.

The COVID-19 pandemic and the travel restrictions, quarantines and related public health measures and actions taken by governments and the private sector have adversely affected global economies and financial markets. The extent to which it may continue to impact our future results of operations and overall financial performance remains uncertain. The global macroeconomic effects of the pandemic may persist for an indefinite period of time, even though the initial waves of the pandemic have subsided.

We develop and manufacture products with third-party manufacturing partners located in China and Canada. The sourcing and purchase of raw materials is managed by the Company’s third-party manufacturing partners. Although to date we have not experienced any material interruptions or delays related to the manufacture of our products in China or Canada or moving our products from our manufacturers in China and Canada to our third-party fulfilment and logistics partner in Salt Lake City, Utah, there can be no assurance that we will not experience these impacts in the future. Such impacts if material and sustained would affect, among other things:

●	inventory shortages caused by longer lead-times and component shortages in the manufacturing of our products due to work restrictions related to COVID-19, disruption of international suppliers or adverse import/export conditions such as port congestion or local government orders;
●	disruptions of the operations of our third-party suppliers, which could impact our ability to purchase components at efficient prices and in sufficient amounts; and
●	our ability to meet consumer demand and delays in the delivery of our products to our customers, potentially negatively affecting our reputation and customer relationships.

Our failure or the failure of third-party service providers to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit certain proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit, encrypt, anonymize or pseudonymize certain confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction and personal data or other confidential and sensitive information from being breached or compromised.

Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, ransom-ware, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our sites, networks and systems, or that we or our third-party service providers otherwise maintain, including payment card systems and human resources management platforms. We and our service providers may not anticipate, discover or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in: (i) unauthorized access to our sites, networks and systems; (ii) unauthorized access to and misappropriation of personal information, including consumers’ and employees’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; (iii) limited or terminated access to certain payment methods or fines or higher transaction fees to use such methods; (iv) viruses, worms, spyware or other malware being served from our sites, networks or systems; (v) deletion or modification of content or the display of unauthorized content on our sites; (vi) interruption, disruption or malfunction of operations; (vii) costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; (vii) engagement of third-party experts and consultants; or (vii) litigation, regulatory action and other potential liabilities. If any of these breaches of security occur: (i) our reputation and brand could be damaged; (ii) our business may suffer; (iii) we could be required to expend significant capital and other resources to alleviate problems caused by such breaches; or (iv) we could be exposed to a risk of loss, litigation or regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access that customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

Global economy risk may negatively impact our business operations and our ability to raise capital.

The volatility of global capital markets over the past several years has generally made the raising of capital by equity or debt financing more difficult. We may be dependent upon capital markets to raise additional financing in the future. As such, the Company is subject to liquidity risks in meeting its operating expenditure requirements and future cost requirements in instances where adequate cash positions are unable to be maintained or appropriate financing is unavailable. These factors may impact our ability to raise equity or obtain loans and other credit facilities in the future and on favorable terms. If these levels of volatility persist or if there is a further economic slowdown, our operations, our ability to raise capital and the trading price of our Company’s securities could be adversely impacted.

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Our success depends on management and key personnel.

Our success is currently largely dependent on the performance of our directors and officers, specifically our founder and CEO, Aneil Manhas. The loss of the services of any of these persons could have a materially adverse effect on our business and prospects. There is no assurance we can retain the services of our directors, officers or other qualified personnel required to operate our business. As our business activity grows, we will require additional key financial, operations, and marketing personnel as well as additional administrative staff. There can be no assurance that these efforts will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increase. If we are not successful in attracting, training and retaining qualified personnel, the efficiency of our operations could be impaired, which could have an adverse impact on our operations and financial condition.

Matthew Kavanagh was the Company’s as Chief Financial Officer from February 2022 until October 2022. Mr. Kavanagh’s resignation did not result from any dispute or disagreement with our Company regarding our practices, policies, or otherwise. For more information, see “Management.”

Claims and legal proceedings may harm our business and divert the attention of management.

From time to time in the ordinary course of our business, or otherwise, the Company and/or its directors and officers may be subject to a variety of civil or other legal proceedings, with or without merit including commercial, employment and other litigation and claims, as well as governmental and other regulatory investigations and proceedings. Such matters can be time-consuming, divert management’s attention and resources and cause the Company to incur significant expenses. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on the Company’s business, operating results or financial condition.

We may be subject to intellectual property claims that create uncertainty about ownership or use of technology essential to our business and divert our managerial and other resources.

Our success depends, in part, on our ability to operate without infringing the intellectual property rights of others. Third parties may, in the future, claim our current or future products, trademarks, technologies, business methods or processes infringe their intellectual property rights or challenge the validity of our intellectual property rights. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies or business methods. We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions.

The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings can become very costly and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits or proceedings. An adverse determination of any litigation or defense proceedings could require us to pay substantial compensatory and exemplary damages, could restrain us from using critical technologies, business methods or processes, and could result in us losing or not gaining valuable intellectual property rights.

Furthermore, due to the voluminous amount of discovery frequently conducted in connection with intellectual property litigation, some of our confidential information could be disclosed to competitors during this type of litigation. In addition, public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation could be perceived negatively by investors and thus have an adverse effect on the trading price of our Common Stock.

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Complying with requirements related to being a reporting company may be difficult, costly, divert the attention of management and harm our business.

We are subject to reporting requirements under applicable securities law, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these requirements will increase legal and financial compliance costs, make some activities more difficult, time consuming or costly and increase demand on existing systems and resources. Among other things, the Company is required to file annual and current reports with respect to its business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could harm the Company’s business and results of operations. The Company may need to hire additional employees to comply with these requirements in the future, which would increase its costs and expenses.

Management of the Company expects that being a reporting issuer will make it more expensive to obtain and maintain directors’ and officers’ liability insurance, and the Company may in the future be required to accept reduced coverage or incur substantially higher costs to obtain or maintain adequate coverage. This factor could also make it more difficult for the Company to retain qualified directors and executive officers.

Compliance with new and changing corporate governance and public disclosure requirements adds uncertainty to our compliance policies and increases our costs of compliance.

Changing laws, regulations and standards relating to accounting, corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations, rules of the Nasdaq Stock Market, are creating uncertainty for companies like ours and adding complexity to our corporate compliance regime. These new or changed laws, regulations and standards may lack specificity and are subject to varying interpretations. Their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs of compliance as a result of ongoing revisions to such governance standards. We are committed to maintaining high standards of corporate governance and public disclosure, and our efforts to comply with evolving laws, regulations and standards in this regard have resulted in, and are likely to continue to result in, increased general and administrative expenses and significant management time and attention. In addition, the new laws, regulations and standards regarding corporate governance may make it more difficult for us to obtain or maintain directors’ and officers’ liability insurance. Further, our board members, chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may face difficulties attracting and retaining qualified board members and executive officers, which could harm our business. In certain instances, compliance requirements under certain rules of the Nasdaq Stock Market are more onerous than those under the Sarbanes-Oxley Act of 2002. For example, our board of directors is required to state that they have established internal financial controls to be followed by the Company and that such internal financial controls are adequate and were operating effectively.

If we fail to or are unable to implement and maintain effective internal controls over financial reporting, the accuracy and timeliness of our financial reporting may be adversely affected.

We are subject to reporting obligations under U.S. securities laws. The SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report. In addition, an independent registered public accounting firm must issue an attestation report on the effectiveness of the Company’s internal control over financial reporting.

We recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and our management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures. If we fail to maintain effective internal control over financial reporting in the future, we and our independent registered public accounting firm may not be able to conclude that we have effective internal control over financial reporting at a reasonable assurance level. This could in turn result in the loss of investor confidence in the reliability of our financial statements. Furthermore, we have incurred and anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act. If we are not able to continue to meet the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by the SEC, the Nasdaq or other regulatory authorities. Any such action could adversely affect the accuracy and timeliness of our financial reporting.

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We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. We currently prepare our financial statements in accordance with IFRS as issued by the IASB, so we are unable to make use of the extended transition period. However, in the event that we convert to US GAAP (which we do not currently intend to do) while we remain an emerging growth company, we have irrevocably elected to opt out of such extended transition period.

As a result, our shareholders may not have access to certain information they may deem important. We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of the following: (i) the last day of the first fiscal year in which our annual revenues were at least $1.07 billion; (ii) the last day of the fiscal year following the fifth anniversary of this offering; (iii) the date on which we have issued more than $1.0 billion of non-convertible debt securities over a three-year period; or (iv) the last day of the fiscal year during which we meet the following conditions: (i) the worldwide market value of our common equity securities held by non-affiliates as of our most recently completed second fiscal quarter is at least $700 million; (ii) we have been subject to U.S. public company reporting requirements for at least 12 months; or (iii) we have filed at least one annual report as a U.S. public company.

If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Emerging growth companies are exempt from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. An emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either: (i) the market value of our shares of Common Stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th; or (ii) our annual revenues did not equal or exceed $100 million during such completed fiscal year. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of Common Stock is directly or indirectly held by residents of the United States on the date of determination, and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on such date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms beginning at the end of the first fiscal year ending after such date, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to comply with U.S. federal proxy requirements and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we do not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange. These expenses will relate to, among other things, the obligation to reconcile our financial information that is reported according to IFRS to U.S. GAAP and to report future results according to U.S. GAAP.

Because we are a corporation incorporated in British Columbia and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States.

We are a corporation incorporated under the laws of British Columbia with our principal place of business in Vancouver, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (i) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States; or (ii) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or “blue sky” laws.

Risks Related to the Company’s Securities

Because of the speculative nature of investment risk, you may lose your entire investment.

An investment in the Company’s securities carries a high degree of risk and should be considered as a speculative investment. The Company has no history of earnings, limited cash reserves, a limited operating history, has not paid dividends and is highly unlikely to pay dividends in the immediate or near future. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the establishment of any business. An investment in the Company’s securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

Our auditor has expressed substantial doubt about our ability to continue as a going concern. We may be unable to obtain additional capital on favorable terms.

As a result of recurring net losses and limited cash reserves, our independent auditor has included a going concern paragraph to its report on our financial statements for the fiscal years ended October 31, 2021, and January 31, 2021 due to the substantial doubt that exists in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to achieve sustainable revenues and profitable operations. Since inception, we have raised funds primarily through the sale of equity securities and the issuance of debt. We will need and are currently seeking additional funds to operate our business and the recent volatility of global capital markets has made the raising of capital by equity and debt financing more difficult. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations or cause substantial dilution for our stockholders. If we are unable to obtain additional funds, our ability to carry out and implement our planned business objectives and strategies will be significantly delayed, limited or may not occur. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may not be able to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

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Securities or industry analysts may not regularly publish reports on us which could cause the price of our securities or trading volumes to decline.

The trading market for our securities could be influenced by research and reports that industry and/or securities analysts may publish us, our business, the market or our competitors. We do not have any control over these analysts and cannot assure that such analysts will cover us or provide favorable coverage. If any of the analysts who may cover our business change their recommendation regarding our securities adversely, or provide more favorable relative recommendations about our competitors, the price of our securities would likely decline. If any analysts who may cover our business were to cease coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our securities or trading volumes to decline.

Our publicly traded securities may experience price volatility.

The Company’s securities do not currently trade on any exchange or stock market and the Company has applied to list the Company’s securities on Nasdaq. Health and wellness companies have experienced substantial volatility in the past, often based on factors unrelated to the companies’ financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries.

Other factors unrelated to our performance that may affect the price of the Company’s securities include the following: (i) the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow the Company; (ii) lessening in trading volume and general market interest in the Company’s securities may affect an investor’s ability to trade significant numbers of the Company’s securities; (iii) the size of our public float may limit the ability of some institutions to invest in the Company’s securities; and (iv) a substantial decline in the price of the Company’s securities that persists for a significant period of time could cause the Company’s securities, if listed on an exchange, to be delisted from such exchange further reducing market liquidity. As a result of any of these factors, the market price of the Company’s securities at any given point in time may not accurately reflect our long-term value. Class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management’s attention and resources.

The fact that no market currently exists for the Company’s securities may affect the pricing of the Company’s securities in the secondary market, the transparency and availability of trading prices and the liquidity of the Company’s securities. The market price of the Company’s securities is affected by many other variables which are not directly related to our success and are therefore not within our control. These include other developments that affect the market for all health and wellness sector securities, the breadth of the public market for our Company’s securities and the attractiveness of alternative investments. The effect of these and other factors on the market price of the Company’s securities is expected to make the price of the Company’s securities volatile in the future, which may result in losses to investors.

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Our investors may experience dilution upon investment in our securities.

Sales or issuances of equity securities could decrease the value of the Company’s securities, dilute shareholders’ voting power and reduce future potential earnings per share. We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Common Stock) and may issue additional equity securities to finance our operations, acquisitions or other business projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Stock. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Company’s securities. With any additional sale or issuance of equity securities, including sales or issuances of equity securities in connection with this offering, investors will suffer dilution of their voting power and may experience dilution in our earnings per share. Moreover, to the extent outstanding options or warrants are exercised, you will incur further dilution.

We have not and do not intend to declare or pay any dividends with respect to our Common Stock.

To date, the Company has not paid any dividends on its outstanding shares of Common Stock. Any decision to pay dividends on the shares of common stock of the Company will be made by the board of directors on the basis of the Company’s earnings, financial requirements and other conditions. See “Dividend Policy”.

There is no assurance that the price of the shares of Common Stock will exceed the exercise price of the Warrants and the Warrants may therefore become worthless upon expiration.

The Warrants are exercisable for shares of Common Stock. The Warrants issued in this offering will be immediately exercisable and expire five years from issuance. The Common Warrants will have an initial exercise price equal to $0.60 per share and the Pre-Funded Warrants will have an initial exercise price equal to $0.001 per share. If the price per share of our Common Stock does not exceed the exercise price of the Warrants during the period when the Warrants are exercisable, the Warrants may become worthless on expiration.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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Capitalization

The following table sets forth our cash and capitalization as of July 31, 2022.

You should read the following table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

As of July 31, 2022
Cash	$21,541
Loan payable	$(29,378)
Warrant derivative	(1,061,670)

Share capital	13,276,909
Obligation to issue securities	3,150,000
Reserves	613,337
Accumulated deficit	(25,760,367)
Total stockholders’ equity	(8,720,121)
Total capitalization	$(9,811,169)

Outstanding warrants are classified as financial liabilities in the table above and are included in the warrant derivative line on the Company’s financial statements.

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Dividend Policy

Since inception, we have not declared or paid any dividends on our Common Stock. We do not have any current plans to pay any such dividends in the foreseeable future. We intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business. Because we do not anticipate paying any cash dividends on shares of Common Stock in the foreseeable future, capital appreciation, if any, will be your sole source of gains and you may never receive a return on your investment.

The determination to pay dividends will be made at the discretion of our board of directors and may be based on a number of factors, including our future operations and earnings, capital requirements and surplus, general financial condition, contractual and legal restrictions and other factors that the board of directors may deem relevant.

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Use of Proceeds

The Company will not receive any proceeds from the sale of shares of Common Stock by the Selling Securityholders. All proceeds from the sale of such shares will be paid directly to the Selling Securityholders.

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MANAGEMENT’s DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with our financial statements and the notes accompanying those statements included elsewhere in this prospectus.

Basis of Presentation

Our unaudited financial statements as of and for the nine-month periods ended July 31, 2022 and July 31, 2021 and our audited financial statements as of and for the twelve-month period ended October 31, 2021 have been prepared in accordance with IFRS and are presented in U.S. dollars. We manage our business based on one operating and reportable segment. Our presentation and functional currency is the U.S. dollar and all the amounts in this management’s discussion and analysis of financial condition and results of operations are in U.S. dollars unless otherwise indicated. See “Results of Operations – July 31, 2022 compared to July 31, 2021”.

Change in Fiscal Year

On March 16, 2022, the board of directors of the Company approved a change to the Company’s fiscal year end from January 31 to October 31, effective immediately so that the fiscal year following the fiscal year ended January 31, 2021 would be the fiscal year ending on October 31, 2021. Accordingly, the financial statements of the Company included elsewhere in this prospectus include audited financial statements as at and for the fiscal year ended October 31, 2021 (comprising the nine months from February 1, 2021 to October 31, 2021).

To enable meaningful comparisons in the Company’s financial position, results of operations and cash flows, unaudited financial information as at and for the nine-months ended October 31, 2020 is presented in this section.

Non-IFRS Financial Measures

This discussion may refer to certain non-IFRS measures. These measures are not recognized measures under IFRS, do not have a standardized meaning prescribed by IFRS and therefore may not be comparable to similar measures presented by other companies. Rather, these measures are provided as additional information to complement those IFRS measures by providing further understanding of our results of operations from management’s perspective. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our financial information reported under IFRS.

Going Concern

As of and for the nine-month period ended July 31, 2022, the Company has recurring losses, a working capital deficit of $8,732,574 (October 31, 2021 – working capital deficit of $3,962,096), an accumulated deficit totaling $25,760,367 (October 31, 2021 – accumulated deficit of $17,621,043) and negative cash flows used in operating activities of $3,851,697 (October 31, 2021 – negative cash flows used in operating activities of $671,169). The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that we will be able to obtain financing in the future on terms acceptable to us.

Company Overview

The Company is on a mission to inspire confidence through brighter smiles and better oral health. Founded in 2018 by Chief Executive Officer Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Starting in the second quarter of 2023, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Financial Operations Overview

Revenues

Revenues are comprised of sales of Brüush Kits and of Brüush Refills net of changes in the provision for payment discounts and product return allowances.

Cost of goods sold

Cost of goods sold consists of: (i) the costs of finished goods sold; and (ii) the freight expense of transporting the finished goods from the manufacturer to our third-party distribution facility in Salt Lake City, Utah.

Operating expenses

Operating expenses consist primarily of advertising and marketing expenses, salaries and wages, consulting services, professional fees, interest charges, and shipping and delivery expense. We offer free regular shipping on all of our website orders. All of these expenses have increased year-over-year and are expected to keep rising as we continue to scale our brand building and customer acquisition efforts, as well as expand our operations to facilitate higher revenues.

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Results of Operations – Nine months ended July 31, 2022 compared to July 31, 2021

The table below sets forth a summary of our results of operations for the nine months ended July 31, 2022 and July 31, 2021.

	Nine months Ended July 31,
	2022	2021
	(unaudited)	(unaudited)	Change	% Change

Revenues	$1,842,764	$2,022,703	$(179,939)	(9%)
Cost of goods sold	555,828	1,257,494	(701,666)	(56%)
Gross profit	$1,286,936	$765,209	$521,727	68%
Gross margin	70%	38%

Revenues

Our revenues decreased 9% for the nine months ended July 31, 2022 to $1,842,764 from $2,022,703 for the nine months ended July 31, 2021. The decrease in revenues was due primarily to increased sales driven by multiple flash sales featuring product discounts in which the Company participated during the nine months ended July 31, 2021that were more than offset by lower prices during the period. The Company did not participate in such sales during the nine months ended July 31, 2022, as the Company focused on maintaining sales at a higher margin.

Cost of goods sold

Our cost of goods sold decreased 56% to $555,828 for the nine months ended July 31, 2022 from $1,257,494 for the nine months ended July 31, 2021. This decrease was mainly due to the sale of fewer Brüush Kits, as the Company provided subsidized product in some very low-margin influencer collaborations and partnerships to build brand awareness during the nine months ended July 31, 2021, which it did not do during the nine months ended July 31, 2022.

Gross profit

We recorded gross profit of $1,286,936 and $765,209 for the nine months ended July 31, 2022 and July 31, 2021, respectively. Our gross margin increased to 70% for the nine months ended July 31, 2022 from 38% for the nine months ended July 31, 2021. The Company participated in multiple flash sales, and influencer collaborations and partnerships that drove down the overall gross margin on Brüush Kit revenues during the nine months ended July 31, 2021, which it scaled back significantly during the nine months ended July 31, 2022, as the Company focused on maintaining sales at a higher margin.

Operating expenses

The following table sets forth our operating expenses for the nine months ended July 31, 2022 and July 31, 2021:

	Nine months Ended July 31,
	2022	2021
	(unaudited)	(unaudited)	Change	% Change

Advertising and marketing	$2,969,437	$2,026,390	$943,047	47%
Commission	39,423	11,709	27,714	237%
Consulting	794,205	1,417,920	(623,715)	(43%)
Amortization and depreciation expense	8,513	3,008	5,505	183%
Interest and bank charges	739,372	39,987	699,385	1,749%
Merchant fees	74,440	82,486	(8,046)	(10%)
Office and administrative expenses	179,901	88,859	91,042	102%
Professional fees	320,752	281,437	39,315	14%
Salaries and wages	710,125	251,978	458,147	182%
Share-based compensation	76,354	65,438	10,916	17%
Shipping and delivery	571,018	528,489	42,529	8%
Travel and entertainment	203,237	25,536	177,701	696%
	$6,686,777	$4,823,237	$1,863,540	39%

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Operating expenses for the nine months ended July 31, 2022 were $6,686,777, compared to $4,823,237 for the nine months ended July 31, 2021. The primary reasons for the increase are higher advertising costs as the Company expanded its marketing and customer acquisition efforts, higher salary expenses as the Company moved some external resources in-house and the number of team members grew, and higher interest charges due to the senior secured promissory notes that did not exist during the nine months ended July 31, 2021.

Operating loss before other items

	Nine Months Ended July 31,
	(unaudited)
	2022	2021	Change	% Change
Gross Profit	$1,286,936	$765,209	$(521,727)	(68)%
Operating Expenses	(6,686,777)	(4,823,237)	1,863,540	(39)%
Operating Loss before other items	$(5,399,841)	$(4,058,028)	$1,341,813	(33)%

Our operating loss before other items was $5,399,841 for the nine months ended July 31, 2022 as compared to an operating loss before other items of $4,058,028 for the nine months ended July 31, 2021. The increase of $1,341,813 in operating loss before other items excluding share-based compensation is due to an increase in overall operating expenses as the Company increased advertising and marketing efforts and scaled operations to support its future growth strategies.

Other items

The following table sets forth our other income (loss) for the nine months ended July 31, 2022 and July 31, 2021:

	Nine Months Ended July 31,
	2022	2021
	(unaudited)	(unaudited)	Change	% Change

Government grant	$-	$8,763	$(8,763)	(100)%
Foreign exchange	25,257	233,626	(208,369)	(89)%
Gain (loss) on revaluation of warrant derivative	385,260	(164,947)	550,207	(334)%
Financing costs	(3,150,000)	-	(3,150,000)	-
Other income (loss)	$(2,739,483)	$77,442	$(2,807,213)	(3,625)%

Our loss from other items was $2,739,483 for the nine months ended July 31, 2022 as compared to other income of $77,442 for the nine months ended July 31, 2021. The increase in loss from other items is due to financing costs of $3,150,000 related to the senior secured promissory notes. The main driver of the gain on the revaluation of the warrant derivative from the time of issuance is the decrease in the estimated stock price for the underlying shares and the derecognition of a portion of the derivative as some of the exercise prices of the warrants were changed to be designated in US dollars.

Results of Operations – October 31, 2021 compared to October 31, 2020

The table below sets forth a summary of our results of operations for the fiscal year (nine months) ended October 31, 2021 and for the nine months ended October 31, 2020. The nine months ended October 31, 2021 constitutes our most recent fiscal year after the change in our fiscal year end from January 31 to October 31.

	Nine Months Ended October 31,
	2021	2020
	(audited)	(unaudited)	Change	% Change

Revenues	$1,965,441	$315,541	$1,649,900	523%
Cost of goods sold	978,243	120,958	857,285	709%
Gross profit	$987,198	$194,583	$792,615	407%
Gross margin	50%	62%

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Revenues

Our revenues increased 523% for the fiscal year (nine months) ended October 31, 2021 to $1,965,441 from $315,541 for the nine months ended October 31, 2020. The primary reason for the increase in revenues was an increase in sales of Brüush Kits from $271,815 to $1,367,778, which is attributed to expanded marketing and customer acquisition efforts, as well as an increase in sales of Brüush Refills from $43,726 to $597,663 as our Active Subscription base continued to grow. During the fiscal year (nine months) ended October 31, 2021, the Company participated in multiple flash sales and influencer collaborations that featured product discounts, which resulted in the average selling price per Brüush Kit decreasing by approximately 10% when compared to the nine months ended October 31, 2020.

Cost of goods sold

Our cost of goods sold increased 709% to $978,243 for the fiscal year (nine months) ended October 31, 2021 from $120,958 for the nine months ended October 31, 2020. This increase was mainly due to a higher number of Brüush Kit sales.

Gross profit

We recorded gross profit of $987,198 and $194,583 for the nine months ended October 31, 2021 and October 31, 2020, respectively. Our gross margin declined to 50% for the nine months ended October 31, 2021 from 62% for the nine months ended October 31, 2020, reflecting our cost of goods sold increasing more than our revenues as described above. This was partly due to our participation in multiple flash sales and influencer collaborations that featured product discounts on Brüush Kits during the fiscal year (nine months) ended October 31, 2021 and caused a lower selling price per unit, resulting in an approximate 5% decrease in gross profit margin. The decline in gross profit is also due to the change in product mix, as a larger portion of revenue came from Brüush Refill units sold, which have a lower gross margin compared to Brüush Kits. The split between Brüush Kit and Brüush Refill sales was 70% and 30%, respectively during the fiscal year (nine months) ended October 31, 2021 compared to 86% and 14%, respectively during the nine months ended October 31, 2020, resulting in an approximate 7% decrease in gross profit margin.

Operating expenses

The following table sets forth our operating expenses for the nine months ended October 31, 2021 and October 31, 2020:

	Nine Months Ended October 31,
	2021	2020
	(audited)	(unaudited)	Change	% Change

Advertising and marketing	$2,806,260	$1,620,304	$1,185,956	73%
Commission	26,339	5,151	21,188	411%
Consulting	868,442	200,337	668,105	333%
Amortization and depreciation expense	5,498	-	5,498	-%
Interest and bank charges	60,183	13,969	46,214	331%
Merchant fees	68,073	18,911	49,162	260%
Office and administrative expenses	93,900	43,637	50,263	115%
Professional fees	241,854	153,249	88,605	58%
Salaries and wages	282,003	43,773	238,230	544%
Share-based compensation	92,276	4,949,441	(4,857,165)	(98)%
Shipping and delivery	511,567	93,456	418,111	447%
Travel and entertainment	100,068	24,048	76,020	316%
	$5,156,462	$7,166,276	$(2,009,814)	(28)%

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Outside of share-based compensation, our expenses have seen a substantial increase for the nine months ended October 31, 2021, as compared to the nine months ended October 31, 2020. Expenses such as shipping and delivery, advertising and marketing, consulting, professional fees and salaries and wages, which are the result of an increased spending on marketing and brand awareness initiatives, a more aggressive customer acquisition strategy and an expansion in operations due to the increase in revenues.

Operating loss before other items

Our operating loss before other items was $4,169,264 for the nine months ended October 31, 2021 as compared to an operating loss before other items of $6,971,693 for the nine months ended October 31, 2020. Excluding share-based compensation our operating loss before other items would have been $4,076,988 and $2,022,252 for the nine months ended October 31, 2021 and October 31, 2020, respectively. The increase in operating loss before other items excluding share-based compensation is due to a reduction in the gross margins realized by the Company during the nine months ended October 31, 2021 in addition to an increase in overall operating expenses as the Company increased advertising and marketing efforts, engaged in a more aggressive customer acquisition strategy and increased operations to support higher sales volumes.

Other items

The following table sets forth our other income (loss) for the nine months ended October 31, 2021 and October 31, 2020:

	Nine Months Ended October 31,
	2021	2020
	(audited)	(unaudited)	Change	% Change

Government grant	$8,763	$14,139	$(5,376)	(38)
Foreign exchange	42,148	(46,670)	88,818	(190)
Loss on revaluation of warrant derivative	(92,918)	(548,886)	455,968	(83)
	$(42,007)	$(581,417)	$539,410	(93)

Our loss from other items was $42,007 for the nine months ended October 31, 2021 as compared to $581,417 for the nine months ended October 31, 2020. The improvement in other loss is due to the change in valuation of warrant derivatives, with the main driver of the increase in the fair value of the warrants from the time of issuance being the increase in the estimated stock price for the underlying shares. At the time of the issuance of the July/August 2020 warrants, the private placement of units was priced at CAD$0.60 per unit and the fair value allocated to the shares in the unit was CAD$0.48. At the time of issuance of the August/September 2020 warrants, the private placement of units was priced at CAD$1.80 per unit and the fair value allocated to the shares in the unit was CAD$1.46. We believe the increase in share price over a short period of time was caused by: i) a continuing improvement in general market sentiment as the S&P 500 was up almost 6 perfect month over month: (ii) increasing month-over-month revenues of 271% from $19,854 to $53,892; and (iii) investor perception of lower risk due to the Company being in a stronger capital position, as cash on hand increased by over $3 million.

The fair market value of the warrants was estimated using the Black-Scholes Option Pricing Model using the following assumptions:

	July / August 2020 warrants	August / September 2020 warrants	All warrants as of
	At issue		October 31, 2021
Fair value of underlying stock	CAD$0.48	CAD$1.46	CAD$1.46
Expected dividend yield	0%	0%	0%
Expected volatility	100%	100%	100%
Risk-free rate	0.15%	0.30%	1.11%
Expected remaining life (in years)	2.95	2.84	1.66
Fair value	$178,956	$774,894	$1,582,977

Liquidity and Capital Resources

The following table sets forth a summary of our cash flows from (used in) operating activities, investing activities and financing activities for the nine months ended July 31, 2022 and July 31, 2021:

	Nine months Ended July 31,
	2022	2021
	(unaudited)	(unaudited)	Change	% Change

Net cash flows from operating activities	$(3,851,697)	$(1,871,532)	$(1,980,165)	105%
Net cash flows from investing activities	(2,042)	(18,862)	16,820	(89)%
Net cash flows from financing activities	3,860,750	14,253	3,846,497	26,987%
Increase (decrease) in cash	$7,011	$(1,876,141)	$1,883,152	(100)%

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Net cash from (used in) operating activities

Cash flows from (used in) operations, which is generally the net income or loss adjusted for non-cash items, such as amortization and depreciation and changes in non-cash working capital items, was an outflow of $(3,851,697) for the nine months ended July 31, 2022, as compared to an outflow of $(1,871,532) for the nine months ended July 31, 2021. The main factor that contributed to the increase in cash outflow from operations was the higher net loss of the Company for the nine months ended July 31, 2022.

Net cash from (used in) investing activities

Cash from (used in) investing activities was $(2,042) for the nine months ended July 31, 2022 as compared to $(18,862) for the nine months ended July 31, 2021. During the fiscal period ended July 31, 2021, the outflow of cash was for the purchase of equipment and intangible assets, namely customer lists.

Net cash from (used in) financing activities

Cash provided by financing activities was $3,860,750 for the nine months ended July 31, 2022 as compared to $14,253 for the nine months ended July 31, 2021. The increase in cash provided from financing activities is due to the Company borrowing funds through the senior secured promissory notes during the nine months ended July 31, 2022.

As of July 31, 2022, the Company had a working capital deficit of $8,732,574, compared to a working capital deficit of $3,962,096 as of October 31, 2021.

Funding requirements

As of and for the nine-month period ended July 31, 2022, the Company has recurring losses, a working capital deficit of $8,732,574 (October 31, 2021 – working capital deficit of $3,962,096), an accumulated deficit totaling $25,760,367 (October 31, 2021 – accumulated deficit of $17,621,043) and negative cash flows used in operating activities of $3,851,697. The ability of the Company to carry out its business objectives is dependent on its ability to raise additional capital to support current operations and planned development. To ensure continued operations the Company closed a $15,510,764 initial public offering which allowed the Company to repay all of its outstanding debt and provide sufficient funds for ongoing operations.

Warrant derivative liability

The following table shows the evolution of the Company’s derivative warrant liability from October 31, 2021 to July 31, 2022:

Balance, October 31, 2021	$1,582,977
Change in fair value of derivative	(385,260)
Derecognition of warrant derivative	(136,047)
Balance, July 31, 2022	$1,061,670

The following table shows the evolution of the Company’s derivative warrant liability from January 1, 2021 to October 31, 2021:

Balance, January 31, 2021	$1,490,059
Issued during the period	-
Change in fair value	92,918
Balance, October 31, 2021	$1,582,977

The change in the fair value of these derivative instruments of $92,918 is shown as a loss for the fiscal year ended October 31, 2021.

Off-balance asset arrangements

During the periods presented, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Financial Instruments and Risk Management

Risk Management

In the normal course of our business, we are exposed to a number of financial risks that can affect our operating performance and financial condition. These risks, and the actions taken to manage them, are as noted below.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Credit risk

Credit risk is the risk of loss associated with the counterparty’s inability to fulfill its payment obligations. For financial assets, this is typically the gross carrying amount, net of any amounts offset and any impairment losses.

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The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

At July 31, 2022, the Company’s maximum credit risk exposure is $119,352.

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at July 31, 2022, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of common shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

As of July 31, 2022, the Company had cash of $21,541 and current liabilities of $9,263,001, compared to $14,530 and $4,993,364, respectively, as of October 31, 2021. Appropriate going concern disclosures have been made in Notes to the financial statements. To address the negative working capital balance and any short-term cash shortfalls as of October 31, 2021, the Company closed a bridge loan on December 3, 2021 for $3,000,000 and a second bridge loan on April 28, 2022 for $1,650,000 to provide short term financing while the Company addresses longer term solutions to capital management. In connection with the December 2021 financing, the Company issued investors warrants containing a provision that allows the warrants to benefit from any more favorable terms in subsequent financings.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

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Contractual Obligations

All of our contractual maturities for liabilities as at July 31, 2022 and October 31, 2022 are within one year, consisting of accounts payable and accrued expenses and loans payable.

The following shows the breakdown of the Company’s financial liabilities by contractual maturity as at July 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$3,712,450	$-	$-
Loans payable	29,378	-	-
Senior secured promissory notes	4,447,726	-	-
	$8,189,554	$-	$-

Related Party Transactions

Key management personnel are those persons having authority and responsibility for planning, directing, and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	July 31, 2022	July 31, 2021
Director fees	$60,668	$70,553
Professional fees	$266,898	$13,078
Share-based compensation	$32,444	$-

b)	Key management compensation

	July 31, 2022	July 31, 2021
Consulting fees	$-	$132,543
Salaries	$223,917	$80,244
Share-based compensation	$36,049	$-

c)	Accounts payable and accrued liabilities – As of July 31, 2022 $603,476 (October 31, 2021 - $155,979) due to related parties was included in accounts payable and accrued liabilities.

Critical Accounting Estimates and Judgments

The preparation of the Company’s Financial Statements in conformity with IFRS requires management to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised, if the revision affects only that period, or in the period of the revision and future periods, if revision affects current and future periods.

The key assumptions concerning the future and other key sources of estimation uncertainty at the reporting date, which have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year, are prepared in accordance with the same accounting policies, critical estimates and methods described in the Company’s Financial Statements. The Company based its assumptions and estimates on parameters available when the Financial Statements were prepared. Existing circumstances and assumptions about future developments, however, may change due to market changes or circumstances arising that are beyond the control of the Company. Such changes are reflected in the assumptions when they occur.

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Business

Overview

The Company, incorporated under the Business Corporations Act of British Columbia on October 10, 2017 under the name “Bruush Oral Care Inc.”, is on a mission to inspire confidence through brighter smiles and better oral health. Founded in 2018 by Chief Executive Officer Aneil Manhas, a former investment banker and private equity investor turned entrepreneur, we are an oral care company that is disrupting the space by reducing the barriers between consumers and access to premium oral care products because it is our belief that high-quality oral care products should be more accessible. We are an e-commerce business with a product portfolio that currently consists of a sonic-powered electric toothbrush kit and brush head refills. Through our website, consumers can purchase a Brüush starter kit (the “Brüush Kit”), which includes: (i) the Brüush electric toothbrush (the “Brüush Toothbrush”); (ii) three brush heads; (iii) a magnetic charging stand and USB power adapter; and (iv) a travel case. We also sell the brush heads separately, which come in a three-pack (the “Brüush Refill”) and can be purchased on a subscription basis, where the customer will automatically receive a Brüush Refill every six months (the “Subscription”). We consider a Subscription to be active (an “Active Subscription”) until it is either cancelled by the customer or terminated due to payment failure (for example, a lost or expired credit card). Starting in the second quarter of 2023, we plan to expand our portfolio with the launch of several new subscription-based consumable oral care products, including toothpaste, mouthwash, dental floss, a whitening pen, as well as an electric toothbrush designed for kids.

Recent Developments

PIPE Financing

On December 7, 2022, the Company entered into a private placement (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. Aegis Capital Corp. is the exclusive placement agent in connection with the offering. The Offering closed on December 9, 2022.

In connection with the PIPE Financing, the Company issued 2,966,667 shares of common stock, Common Warrants to purchase 4,916,668 shares of common stock, and Pre-Funded Warrants to purchase 1,950,001 shares of common stock. The Common Warrants have a term of 5.5 years from the issuance date.

Under the terms of the Registration Rights Agreement entered into with the Selling Securityholders on the same date and in connection with the PIPE Financing, we agreed to register with the SEC for purposes of resale by the Selling Securityholders 9,833,336 shares of common stock of the Company consisting of 2,966,667 shares of common stock and 4,916,668 shares of common stock underlying 4,916,668 Common Warrants and 1,950,001 shares of Common Stock underlying 1,950,001 Pre-Funded Warrants.

The Opportunity

According to a study conducted by the Oral Health Foundation in 2019, people who use an electric toothbrush have healthier gums, less tooth decay and keep their teeth for longer compared with those who use a manual toothbrush. Electric toothbrushes can generate upwards of 30,000 brush strokes per minute (versus around 300 with a manual toothbrush) and create better oral care habits with features like a smart timer and multiple brush modes. However, despite the oral health benefits, most people still use a traditional manual toothbrush. According to an independent report by consumer marketing analysis firm Mintel, only 36 percent of adults say they use an electric/powered toothbrush. They are more popular among older age groups and people with higher incomes, as Mintel reports that half of people 55 years and older with an annual income of $75,000 or more prefer using an electric brush over a manual one.

The low adoption rate despite the clear oral care benefits shows that consumers, especially the younger generations, do not find the current electric toothbrush value propositions compelling enough to upgrade from a manual toothbrush for a number of reasons. First and foremost, electric toothbrushes are traditionally expensive, with the high-end models retailing for over $200. Furthermore, the buying experience for an electric toothbrush and replacement heads is annoying from the consumer perspective, as they are often locked up in cases within the aisle, which requires finding a store attendant to gain access and then figuring out what brush head is compatible with the consumer’s device. Historically, electric toothbrushes have not been aesthetically pleasing and consumers do not want the devices or charging stands cluttering their countertops.

Our Value Proposition

With such a glaring opportunity in the market, we have developed an electric toothbrush that makes upgrading to an electric brush appealing. The key tenets of our value proposition include:

(i)	Quality: Through our direct-to-consumer business model, we eliminate the “middleman” (i.e., the retailer such as a grocery/drug store) and believe that we offer consumers a high-quality electric toothbrush at a more affordable price than a comparable electric toothbrush from the competition. The Brüush Toothbrush is equipped with sonic technology that delivers over 31,000 brush strokes per minute and features that include: (i) six cleaning modes; (ii) a smart timer that pauses every 30 seconds to prompt the user to move the toothbrush to a different quadrant of their mouth and then shuts off after two minutes; (iii) a rechargeable battery that lasts an incredible four weeks on a single charge; and (iv) a custom-designed brush head that is equipped with extra soft DuPont™ Tynex® bristles.

(ii)	Design: In addition to being highly functional, we believe that the Brüush Toothbrush is one of the sleekest looking brushes on the market. Our goal was to develop a toothbrush that our consumers would be proud to showcase on their countertop. We paid significant attention to detail, not only to the aesthetics of the device itself, but also the packaging to facilitate a premium unboxing experience. The Brüush Toothbrush comes in three core colors – black, white and pink – as well as a variety of trend-driven seasonal colors that are introduced on a limited quantity basis.

(iii)	Convenience: A 2018 independent survey conducted by Electric Teeth indicated that over 40% of people do not change their toothbrush or the brush head at least once every three months as recommended by the American Dental Association, which could cause the bristles to become frayed or excess bacteria to develop on the brush head. To help consumers maintain good oral health by changing their brush head regularly, as well as eliminate the frustrating experience of purchasing replacement heads at the grocery/drug store, we give our customers the option to subscribe to a brush head refill program. The Subscription automatically sends a three-pack of brush heads every six months at a price that we believe is lower than comparable brush heads from competing brands. As an incentive to subscribe, we offer the consumer a discount on the Brüush Kit if they enroll in the Subscription at the time of purchase, but they have flexibility to cancel their Subscription at any time. Once the initial purchase of the Brüush Kit is made, the cost of the Subscription is in-line with what a consumer would pay to regularly replace their manual brush. Additionally, we send an email every two months to remind the subscriber that it is time to change their brush head. Overwhelmingly, over 75% of our customers purchased a Brüush Kit with a Subscription and the churn rate so far has been very low, as less than two percent of Active Subscriptions are cancelled on a monthly basis.

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Production and Distribution

The Company develops and manufactures products with third-party manufacturing partners located in Canada and China. The sourcing and purchase of raw materials is managed by the Company’s third-party manufacturing partners. Although the COVID-19 pandemic has caused global manufacturing challenges and supply chain disruption, particularly in Asia, to date we have not experienced any material interruptions or delays related to the manufacture of our products in China or Canada or moving our products from our manufacturers in China and Canada to our third-party fulfilment and logistics partner in Salt Lake City, Utah. Additionally, to management’s knowledge, there have been no recent significant availability problems or supply shortages for raw materials or supplies that could have a material adverse effect on our ability to meet the business objectives as set out in this prospectus.

We distribute our products through a third-party fulfilment and logistics partner based in Salt Lake City, Utah. We offer free regular shipping to our customers, which takes 2-5 business days depending on the geographical location, as well as express 2-day shipping for a $10 charge.

Sales Channels

We currently sell products in the United States and Canada. The size of the oral care market in North America is estimated at $12 billion, of which electric toothbrushes account for over $1 billion. Our market share is currently infinitesimal. As an e-commerce business, our website – www.bruush.com – accounts for the majority of our sales. We also sell through Amazon and have commercial agreements with some third-party retailers including Indigo, Harry Rosen, Macy’s and Urban Outfitters, who all sell our products on their websites under a drop-ship arrangement. We are not dependent on any one of these third-party commercial agreements.

The following table sets forth a geographic breakdown of the Company’s revenues:

	9-months ended July 31, 2022		9-months ended October 31, 2021		12-months ended January 31, 2021		12-months ended January 31, 2020
United States of America	$1,183,150	64%	$1,238,259	63%	$512,094	57%	$95,091	46%
Canada	659,614	36%	727,182	37%	389,068	43%	112,313	54%
Total revenues	$1,842,764	100%	$1,965,441	100%	$901,162	100%	$207,404	100%

Seasonality

Since the Brüush Kit makes a great gift, the holiday season (November and December) is a peak period for sales. Other than a spike during the holiday shopping period, the business does not face any seasonal fluctuations in terms of revenues throughout the year.

Customers

We focus our marketing efforts on recruiting consumers that are between 18 and 45 years of age and currently using a manual toothbrush and convincing them that there has never been a more compelling opportunity to upgrade to an electric brush. Currently, this age range is underpenetrated relative to baby boomers when it comes to using an electric toothbrush, but this is expected to shift due to an increased understanding around the importance of oral hygiene among younger people. This group also consists of the first digital generations when it comes to shopping, as recent research has indicated that 67 percent of millennials prefer purchasing online, with self-care driving their spending habits. Studies have also found that the millennial and Generation Z groups have further shifted their preference away from in-store shopping during the COVID-19 pandemic and that even as life returns to normal, issues such as long lines and crowds will remain deterrents, with both groups citing convenience and price comparison among the top benefits of online shopping.

Currently, we have over 36,000 Active Subscriptions in our program, with an estimated 70 percent of our customer base between 18 and 45 years old. So far, our value proposition is resonating strongly, as the consumer feedback has been incredibly positive. We have received over 3,000 organic reviews, with a remarkable 90 percent five-star rating. Furthermore, despite offering a 90-day no questions asked return policy, our return rate approximately one percent, which is extremely low for an e-commerce company in the consumer goods space. Our low churn rate on Active Subscriptions of only one percent cancelled monthly, is further proof that our subscribers are enjoying the product. As such, we see a big opportunity to leverage our loyal customers to generate incremental sales. As we prepare to launch new products, we will give exclusive offers to our existing subscriber base to encourage them to expand their Subscriptions to include Consumables.

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Competition

The electric toothbrush industry has traditionally been dominated by two major brands: (i) Philips Sonicare (owned by Dutch conglomerate Koninklijke Philips N.V.); and (ii) Oral-B (owned by American multinational consumer goods corporation Proctor & Gamble). In our view, these companies make high-quality products, but they can be expensive with their high-end models retailing for over $200. In North America, it is our belief that both Philips Sonicare and Oral-B primarily sell their products to the baby boomer generation through their brick-and-mortar retail networks, where the buying experience can be poor and there is a limited ability to lower prices. From a marketing standpoint, it seems that both companies rely on traditional initiatives, such as television ads and print media, with messaging that is targeted to an older demographic and may not resonate as well with the younger millennial and Generation Z groups.

In recent years, a number of competing brands have emerged, such as Burst, Goby, Moon and Quip. These companies usually offer electric toothbrushes at a lower price point than Philips Sonicare and Oral-B, but we feel that the product quality is inferior. Our value proposition is centered around offering an electric toothbrush that we believe is comparable to the high-end models of Philips Sonicare and Oral-B in terms of quality, but at the lower price point, which is more in-line with the emerging competition. Additionally, we are focused on: (i) distributing our products online versus through a brick-and-mortar retail network; (ii) offering our consumers the option to conveniently have their replacement brush heads shipped automatically to their door through our Subscription; and (iii) marketing to a younger demographic that is between 18 and 45 years of age through relevant channels such as social media.

Brand Strategy

Our brand strategy is focused on becoming the go-to oral care brand for the 18 to 45-year-old age group. The Company has helped differentiate itself from the competition by building a unique and human brand identity that resonates with the millennial and Generation Z cohorts. We have helped accomplish this by creating supercharged content that features bright colors and bold expressions and fits with our objective of shaking up the traditionally dull oral care category. We utilize this content across our website, paid media programs and social media channels. In addition to our campaign assets, we generate omni-channel content through customer excitement that has driven a steady stream of user-generated content and brand mentions.

The millennial and Generation Z demographic groups have a propensity to naturally and purposefully engage in social media to endorse the brands and products that they use and love. As such, we are very active on social media, where we aim to connect deeper with our target customer by building a community to drive brand engagement. We have primarily focused our social media efforts on Instagram, where we currently have over 30,000 followers. As part of our social media strategy, we have collaborated with over 200 on-brand influencers, mostly in an unpaid capacity. To facilitate these collaborations, we work both directly (outreach from the Company to the influencer) and with best-in-class influencer seeding tools to gift the Brüush Kit to influencers in exchange for a product review or authentic content (both static and video) that showcases our product in a genuine manner. We embed this content across our owned and operated social channels and in our customer outreach initiatives, repurposing it to our audience so they get direct product feedback from their peers. We also receive many inbound requests from micro-influencers, who want to collaborate with us to promote the Brüush Toothbrush. We continue to engage with our top performing influencers to turn them into a team of loyal brand ambassadors that we can leverage as we introduce new products to market.

Media exposure has also proven to be successful in terms of building the brand by way of creative pitching and tactical product seeding, often to existing relationships with commerce editors. Since 2021, the Company has received over 200 brand-elevating press placements, the majority of which were earned (unpaid), including coverage in Allure Magazine, New York Times, Vogue, Refinery29, The Wall Street Journal, Essence and Rolling Stone Magazine. Having these notable publications backlink our website not only improved search engine optimization, but also generated a rise in key performance indicators on our site for up to 48 hours after new placements. When we engage in paid placements, it is mainly focused in the affiliate channel, where we typically provide a small commission on sales that are generated by a publication covering our product. Even in this capacity, an editor typically chooses among several different electric toothbrushes, whereby the Brüush Toothbrush would need to be deemed the strongest before they would cover or advocate for our brand.

Partnership with Kevin Hart

On November 23, 2020, the Company announced that award-winning comedian and actor, Kevin Hart, had joined as a partner and celebrity endorser. With Kevin Hart’s authentic love for the product, wide demographic appeal and natural alignment with our brand, the partnership is aimed at shaking up the all-too-often humorless, ignorable oral care category by utilizing Mr. Hart’s talents in campaigns, content and social media.

Pursuant to the endorsement agreement between the Company and K. Hart Enterprises, Inc., the Company agreed to compensate K. Hart Enterprises through a combination of (i) cash payable in two installments of $750,000 for a total amount of $1,500,000; (ii) royalty payments of three percent based on gross revenues received by the Company during the term of the agreement from the sales of any Brüush products or subscriptions; and (iii) stock options to purchase 309,498 Class B common shares of the Company. Kevin Hart’s deliverables consist of a range of promotional activities including a production day to create comedic videos, appearances, media interviews and social ambassadorship of the Company to his 143 million Instagram followers. The initial two-year term of the endorsement agreement commenced on November 23, 2020 and ended on November 23, 2022. The parties have agreed to extend the term of the endorsement agreement for an additional year. This summary does not purport to be complete and is qualified in its entirety by the full text of the endorsement agreement.

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Growth Strategy

Our mission is to disrupt the oral care industry by reducing the barriers between consumers and access to premium oral care products. We currently have over 36,000 Active Subscriptions in our program and plan to grow by continuing to pursue the following key growth strategies:

Scale e-commerce sales

To ensure a steady build of awareness and conversion, the Company employs an active digital advertising strategy with a focus on delivering brand and direct response creative throughout Facebook, Instagram and Google, among other digital channels. With a focus on driving qualified traffic to the website and increasing conversion, this approach allows us to learn, optimize and evolve. We see significant opportunity to continue increasing overall demand and improving conversion at every touchpoint across our subscriber acquisition funnel and plan to test new paid social channels that we have already seen success in from an organic perspective, in addition to scaling other paid media channels such as radio and podcast. Additionally, we will continue to drive brand awareness through top-of-funnel social media campaigns, influencer collaborations, public relations initiatives and affiliate partnerships. We will keep differentiating from the competition and build a strong foundation that binds all brand activations.

Expand distribution channels

Although our focus is scaling our e-commerce business, we will also look to increase awareness by expanding into new distribution channels through partnerships with other millennial-focused brands, brick-and-mortar retailers (both in-store and online) and dental practices. The focus of any new partnership will be to reach new consumers without compromising our brand identity and maintaining the premium nature of our brand. Additionally, we currently sell our products in the United States and Canada, which are very competitive markets for oral care. We will evaluate expanding our sales to other less competitive countries in the future.

Introduce new products

Starting in the second quarter of 2023, the Company plans to launch a set of auxiliary oral care products including four consumable products (the “Consumables”): toothpaste, mouthwash, dental floss and a whitening pen, in addition to an electric toothbrush designed for kids. We have already finalized the formulas for each of the Consumables, as well as the form, type and artwork for the packaging. The last step before production of the Consumables is to await the results of stability and compatibility testing with the packaging and formula, which is expected to be completed in January. Of the Consumables, only the toothpaste is subject to registration with the United States Food and Drug Administration (“FDA”). Mouthwash, dental floss and whitening pen are categorized as cosmetic products, which do not require FDA approval.

The introduction of the new oral care products provides an opportunity for us to continue to increase touch points through our retention funnel, deepen our relationship with our existing subscribers, increase our average order value and grow our monthly recurring revenue. We are currently evaluating additional products that we intend to launch in 2023 and beyond, as our long-term goal is to “own the bathroom”. All new products will be high quality and deliver a similar premium experience to the Brüush Toothbrush.

Grow the team

With team members in Toronto, Ontario and Vancouver, British Columbia, the Company has twelve employees under contract, which does not include consultants or board members. We have a strong management team in place and will focus on growing the team as we scale the business.

Regulatory Environment

In the United States, powered toothbrushes, such as the Brüush Toothbrush and the new electric brush designed for kids that we will be releasing, are regulated as a Class I device by the FDA, Federal Trade Commission (“FTC”) and other regulatory authorities (regulation number: 872.6865 and product code: JEQ). The FDA has exempted almost all Class I devices (with the exception of reserved devices) from the premarket notification requirement. The Brüush Toothbrush falls under the exemption and therefore the Company is not required to submit a premarket notification application or obtain FDA clearance before marketing the product in the U.S., however, the Company is required to register its establishment with the FDA. The Company’s annual renewal for the medical device establishment has been successfully completed for 2022 (registration number: 3014925406 and owner operator number: 10058820).

Of the Consumables that we will be launching next year, only the toothpaste is subject to registration with the FDA. Mouthwash, dental floss and the whitening pen are all categorized as cosmetic products, which do not require FDA authorization. Our toothpaste will be classified as an over-the-counter (“OTC”) drug product, which is subject to the FDA OTC drug regulatory requirements due to the inclusion of sodium fluoride as an active ingredient. Third-party manufacturing facilities for OTC drug products must comply with the FDA’s drug Good Manufacturing Practices (GMPs) that require them to maintain, among other things, good manufacturing processes, including stringent vendor qualifications, ingredient identification, manufacturing controls and record keeping. The third-party manufacturer of our toothpaste located in Canada is registered with the FDA and in full compliance with the FDA’s GMPs, as they already produce a range of OTC toothpastes that are currently selling in the United States.

As an OTC drug product, our toothpaste will be permitted to be produced and marketed without prior approval from FDA, but it must comply with the monograph for OTC anticaries drug products, which regulate its formulation, packaging and indications by establishing acceptable active ingredients, labelling requirements and product claims that are generally recognized as safe and effective. If our toothpaste is not in compliance with the applicable FDA monograph for OTC anticaries drug products, we may be required to stop making claims or stop selling the product until we are able to obtain the requisite FDA approvals. Based on separate assessments conducted by our team, manufacturing partner in Canada and third-party regulatory advisors, we are confident that our toothpaste will comply with FDA OTC drug regulatory requirements.

In Canada, electronic toothbrushes are a Class II device and require ISO 13485:2016 with Medical Device Single Audit Program (MDSAP) certification through a recognized registrar, in addition to a Medical Device License application. To facilitate the possibility of Canadian-based warehousing and fulfilment, we are currently working towards ISO 13485:2016 certification and expect to obtain it, as well as receive the Medical Device License, in the first quarter of 2023. For Canada, our toothpaste will require a Natural Product Number (“NPN”) and bilingual packaging. Getting an NPN requires pre-market approval from Health Canada, which can take at least 60 days from the submission date. We do not anticipate any issues receiving Health Canada approval, since the formula and the OTC ingredients are in the prescribed levels in the monograph and all packaging will follow Canadian labelling, requirements. Additionally, the third-party manufacturer of our toothpaste is located in Canada, registered with Health Canada, and already produces a range of OTC toothpastes that are currently selling in the Canadian market.

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Intellectual Property

The Company has a registered United States design patent for the ornamental and industrial design for the manufacture of The Brüush Toothbrush, which expires on November 19, 2034. We also have a similar industrial design registration for The Brüush Toothbrush in Canada that expires on December 13, 2028. We do not intend to file any new patents as it relates to the new products that we will be launching later this year. Additionally, the Company retains trademarks in the United States, Canada, Australia, United Kingdom and the European Union for our name and symbol “BRÜUSH”.

Legal Proceedings

We may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

There are no material proceedings to which any director or officer is a party that is adverse to the Company or has a material interest adverse to the Company. We do not believe that any lawsuit filed to date is material or would have a material adverse impact on our Company. No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years. No current director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years. No current director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years. No current director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

Corporate Information

The Company’s principal office is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. Our telephone number is (844) 427-8774. The SEC maintains an Internet site (http://www.sec.gov) that makes available reports and other information regarding issuers that file electronically with the SEC. The Company’s website address is www.bruush.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our securities.

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Management

The following table sets forth certain information regarding our directors and executive officers as of the date of this prospectus:

Name	Age	Position
Executive Officers
Aneil Manhas	38	Chief Executive Officer and Chairman
Matthew Kavanagh	38	Former Chief Financial Officer*
Alan MacNevin	46	Chief Operating Officer

Non-Executive Directors
Kia Besharat	39	Director
Dr. Robert Ward	38	Director
Brett Yormark	56	Director

*	Matthew Kavanagh was the Company’s Chief Financial Officer from February 2022 until October 2022. Mr. Kavanagh’s resignation did not result from any dispute or disagreement with our Company regarding our practices, policies, or otherwise. The Company is looking for a Chief Financial Officer, and Aneil Manhas, our Chief Executive Officer, is acting as Chief Financial Officer until a replacement CFO has been hired.

Executive Officers

Aneil Manhas, Chief Executive Officer and Chairman

Aneil Manhas, the founder of the Company, has served as Chief Executive Officer since inception in 2018. Mr. Manhas has a career spanning over 15 years working in the financial services industry and in CEO positions of his previous companies.

Recently, he was CEO of Surface 604 from 2015 until 2019, an electric bike company that he founded and grew to be one of North America’s leading e-bike brands. During the same period, he was also President and CEO of GVA Brands / Rosso Sports from 2014 until 2019, a company he purchased and transformed into Canada’s leader in entry-level powersports.

Mr. Manhas previously worked at Credit Suisse in Los Angeles, California for two years as an Investment Banking Analyst before joining Onex Corporation in Toronto, Ontario as a member of the investment team for five years, evaluating and executing large private equity transactions across multiple industries.

Aneil holds an Honors Business Administration (HBA) from the Richard Ivey School of Business at the University of Western Ontario.

Alan MacNevin, Chief Operating Officer

Alan MacNevin joined the Company in June 2022 as Chief Operating Officer and leads the Company across all aspects of operations, driving strategic growth by directing and overseeing the scale of digital commerce, execution of strategic partnerships, launch of new products and expansion into new geographical markets. Mr. MacNevin has over 20 years of experience in executive-level positions managing large teams globally, while leading the growth at start-up e-commerce and subscription-based businesses and building them into category leaders.

Mr. MacNevin joins the Company from Rakuten Kobo, where over the past ten years he has held various executive positions including Chief Revenue Officer (2014-2015), Chief Marketing Officer (2015-2019), and most recently, Chief Operating Officer (2019-2022), where he managed the day-to-day global operations of the company. Driving growth, profitability and international expansion, Mr. MacNevin played a key role in Kobo’s emergence as a dominant player in the eReading industry.

Prior to joining Rakuten Kobo, Mr. MacNevin was a member of the executive team at Sirius Satellite Radio for six years from 2005 to 2011. At Sirius, Mr. MacNevin led the subscriber management team as the company grew from inception to over two million subscribers before it merged with XM Canada in 2011. Mr. MacNevin has also held senior marketing and operational roles at the Canadian Broadcasting Company, Chapters-Indigo Online and Bell Mobility.

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Non-Executive Directors

Kia Besharat, Director

Kia Besharat has over 15 years of extensive private equity, investment banking and directorship experience, including as former Managing Director at Ubequity Capital Partners, a leading global merchant and investment bank.

Mr. Besharat acts exclusively as a consultant to Gravitas Securities Inc., where he helps with the advisory, restructuring, corporate finance, and mergers and acquisitions mandates across the firm’s platform, with a recent focus on the following industry groups: consumer/retail, natural resources, internet/new media, technology, and healthcare. While at Gravitas Securities as a Senior Managing Director of Investment Banking, Mr. Besharat played a pivotal role in establishing Gravitas Securities as one of the top boutique investment banks in Canada. His transactions totaled over $1 billion at Gravitas Securities and more than $4 billion over the span of his career.

Mr. Besharat holds a Bachelor of Arts (Economics with a minor in Management) from McGill University as well as a Master of Science (Finance and Investment) from the University of Edinburgh. In 2018, he was recognized by the Investment Industry Association of Canada (IIAC) as a Top 40 Under 40 Award Nominee.

Dr. Robert Ward

Dr. Robert Ward has served as a director of the Company since August 2022 and is a Certified Specialist in Orthodontics licensed in the provinces of Manitoba and Alberta, where he maintains a private practice. He is also the CEO of XerosGuard, a company that he founded in 2018 and offers dentists a revolutionary product that maintains intra-oral isolation and moisture control while a patient occludes their teeth.

Previously, from 2016-2019, Dr. Ward’s ownership group successfully acquired and green-fielded 11 dental and orthodontic offices in Central Canada and proceeded to have a successful exit in the summer of 2019. This sale is widely believed to be one of the largest transactions in the space in Canadian history. Dr. Ward is passionate about innovative, cutting-edge techniques and technologies to provide the highest level of care to patients. This keen interest has led to his involvement in several intellectual property-focused dental start-up businesses and he currently holds three dental-related patents in the United States.

Dr. Ward attended the University of Manitoba and holds a Bachelor of Science (Biology), Bachelor of Science (Dentistry), Doctor of Medicine in Dentistry and Master of Science in Orthodontics. Dr. Ward is involved with several continuing education and professional organizations, including the Canadian Association of Orthodontists and American Association of Orthodontists. He also maintains a part-time professor position in the College of Dentistry at University of Manitoba in Orthodontics.

Brett Yormark

In June 2022, Brett Yormark was named the Big 12 Conference’s fifth Commissioner. Previously, since 2019, Mr. Yormark served as the COO of Roc Nation and Co-CEO of Roc Nation Unified. Roc Nation, founded in 2008 by JAY-Z, is a full-service entertainment company supporting a diverse roster of talent through artist management, music publishing, touring, production, strategic brand development and more. The client list includes some of the world’s most recognizable names in the entertainment and sports worlds. Mr. Yormark has served as a director of our Company since August 2022.

Prior to Roc Nation, Mr. Yormark spent 14 years as President and CEO of Brooklyn Sports & Entertainment (BSE) Global, which manages and controls Barclays Center, the Brooklyn Nets and the Nets’ NBA G League team, the Long Island Nets. During his tenure, he also expanded BSE’s venue footprint by leading the renovation, reopening and subsequent operation of NYCB LIVE, home of the Nassau Veterans Memorial Coliseum on Long Island and Manhattan’s iconic Webster Hall. While at BSE Global, Mr. Yormark had oversight for all facets of Barclays Center and NYCB LIVE, including operations, event programming, sales and marketing.

Prior to BSE Global, Mr. Yormark worked for NASCAR for six years, where he helped build the stock-car racing company into a major sports property. Mr. Yormark was named the maximum three times to the “Forty Under 40” list by Sports Business Journal and was selected twice to the “40 Under 40” list by Crain’s New York Business. He is also on the board of the City Parks Foundation, the TJ Martell Foundation and NYC & Company.

Corporate Governance

Director Independence

The board of directors has reviewed the independence of directors based on Nasdaq listing standards. Based on this review, the board of directors has determined that Kia Besharat, Dr. Robert Ward and Brett Yormark are independent within the meaning of the Nasdaq rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Committees of the Board of Directors

The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The members of the Audit Committee will be Kia Besharat (Chairman), Dr. Robert Ward and Brett Yormark. The Nominating and Corporate Governance Committee will be Kia Besharat (Chairman) and Dr. Robert Ward. The Compensation Committee will be Kia Besharat (Chairman) and Dr. Robert Ward. Each of the directors on the Audit Committee has been determined by our board of directors to be independent.

Audit Committee

The Audit Committee is governed by a written charter, which is approved and annually adopted by the board of directors. The board of directors has determined that the members of the Audit Committee meet the applicable independence requirements of the SEC and the Nasdaq Stock Market, that all members of the Audit Committee fulfill the requirement of being financially literate and that Kia Besharat is an Audit Committee financial expert as defined under current SEC regulations.

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The Audit Committee is appointed by the board of directors and is responsible for, among other matters, overseeing the:

●	integrity of the Company’s financial statements, including its system of internal controls;

●	Company’s compliance with legal and regulatory requirements;

●	independent auditor’s qualifications and independence;

●	retention, setting of compensation for, termination and evaluation of the activities of the Company’s independent auditors, subject to any required shareholder approval; and

●	performance of the Company’s independent audit function and independent auditors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is appointed by the board of directors and is responsible for, among other matters:

●	reviewing the structure, size and composition of board of directors and making recommendations to the board of directors with regard to any adjustments that are deemed necessary;

●	identifying candidates for the approval of the board of directors to fill vacancies on the board as and when they arise as well as developing plans for succession, in particular, of the chairman and executive officers;

●	overseeing the annual evaluation of the board of directors of its performance and the performance of other board committees;

●	retaining, setting compensation and retentions terms for and terminating any search firm to be used to identify candidates; and

●	developing and recommending to the board of directors for adoption a set of Corporate Governance Guidelines applicable to the Company and to periodically review the same.

Compensation Committee

The Compensation Committee is appointed by the board of directors and is responsible for, among other matters:

●	establishing and periodically reviewing the Company’s compensation programs;

●	reviewing the performance of directors, officers and employees of the Company who are eligible for awards and benefits under any plan or program and adjust compensation arrangements as appropriate based on performance;

●	reviewing and monitoring management development and succession plans and activities;

●	reporting on compensation arrangements and incentive grants to the board of directors;

●	retaining, setting compensation and retention terms for, and terminating any consultants, legal counsel or other advisors that the Compensation Committee determines to employ to assist it in the performance of its duties; and

●	preparing any Compensation Committee report included in our annual proxy statement.

Risk Oversight

Our board of directors oversees a company-wide approach to risk management. Our board of directors determines the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our audit committee oversees management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors is responsible for overseeing the management of risks associated with the independence of our board of directors.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees. A copy of this code is available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

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Family Relationships

There are no family relationships among our directors and/or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

Equity Compensation Plan

On June 30, 2022, our board of directors approved an Omnibus Securities and Incentive Plan effective June 29, 2022, replacing the Stock Option Plan previously approved on August 6, 2021. We plan to grant awards under this new plan, See “Executive and Director Compensation – Stock Option and Other Incentive Plans” for a description of the 2022 plan.

Board Diversity

While we do not have a formal policy on diversity, our board of directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board members as well as a particular nominee’s contributions to that mix. Our board of directors believes that diversity promotes a variety of ideas, judgments and considerations to the benefit of our Company and shareholders.

On August 6, 2021, the Securities and Exchange Commission approved a proposed rule from Nasdaq on diversity of boards of directors of companies listed on Nasdaq. Under the rule as approved, “foreign private issuers” can meet the diversity requirement with either two female directors or one female director and one director who is an underrepresented individual based on national, racial, ethnic, indigenous, cultural, religious or linguistic identity in its home country or LGBTQ+. Companies with five or fewer directors can meet the requirement by having at least one director who meets the definition of “diverse” under the new rule. The requirements will become effective from August 7, 2023.

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Executive and Director Compensation

The following information is related to the compensation paid, distributed or accrued by us for the fiscal years ended October 31, 2022 and October 31, 2021 for our Chief Executive Officer (principal executive officer) serving during the year ended October 31, 2022 and the other most highly compensated executive officer serving at October 31, 2021 whose total compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Compensation

The following table sets out the compensation paid to the individuals in U.S. dollars who were Named Executive Officers during the years ended October 31, 2022 and October 31, 2021.

Name and Principal Position	Year ended	(Salary $)	(Stock-based compensation $)	(Total $)
Aneil Manhas, Chief Executive Officer (1)	October 31, 2022	$229,965	$-	$505,767
	October 31, 2021	$121,124	$-	$121,124
Matthew Kavanagh, former Chief Financial Officer (2)	October 31, 2022	$-	-	-
	October 31, 2021	$-	-	-
Alan MacNevin, Chief Operating Officer (3)	October 31, 2022	$80,526	$-	$80,526
	October 31, 2021	$-	$-	$-

(1) Mr. Manhas has served as Chief Executive Officer of the Company since inception in 2018. Pursuant to his employment agreement with the Company dated July 28, 2022, his compensation includes: (i) an annual salary of $400,000; and (ii) an annual cash bonus equal to the higher of an amount determined by the board of directors or 1.5% of the Company’s total gross revenues for the Company’s fiscal year ending October 31st of each year. If Mr. Manhas is terminated without cause, the Company must pay him a severance, in a lump sum upon termination or as and when normal payroll payments are made, in the amount of equal to two years of his then annual salary and the prior year’s cash bonus and retain the benefits as set forth in the Mr. Manhas’ employment agreement for the balance of the term and all outstanding compensation owing as of the termination date. Please note that the total amount of compensation of Mr. Manhas includes a bonus in the amount of $275,801.

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(2) Mr. Kavanagh was the Chief Financial Officer of the Company from February 2022 until October 2022. Mr. Kavanagh’s resignation did not result from any dispute or disagreement with our Company regarding our practices, policies, or otherwise. Mr. Kavanagh’s compensation included an annual salary of CAD$200,000 and stock options to acquire 38,860 common shares that vested annually in equal increments over a four-year term. Mr. Kavanagh resigned before any of his stock options would have vested.

(3) Mr. MacNevin became the Chief Operating Officer of the Company in June 2022. His compensation includes an annual salary of CAD$250,000 and stock options to acquire 77,720 common shares that vest annually in equal increments over a four-year term. The Company may at any time terminate Mr. MacNevin without just cause. If Mr. MacNevin is terminated without cause in the first year of employment, the Company must pay him a lump sum amount equal to two months of his then annual salary. One month of Mr. MacNevin’s annual salary will be added for each full calendar year he has been working at Company up to a maximum lump sum payment of 12 months of then annual salary.

The compensation set out above is based on current conditions in the Company’s industry and on the associated approximate allocation of time for the Named Executive Officers listed above and is subject in future to adjustments based on changing market conditions and corresponding changes to required time commitments. Following the Listing, the Company will review its compensation policies and may adjust them if warranted by factors such as market conditions.

Stock Options and Other Incentive Plans

On June 30, 2022, our board of directors approved the 2022 Omnibus Securities and Incentive Plan (the “2022 Incentive Plan”) effective June 29, 2022, replacing the Stock Option Plan previously approved on August 6, 2021.

The 2022 Incentive Plan was implemented for the purpose granting incentive share options, non-qualified share options, restricted share awards, restricted share unit awards, share appreciation rights, unrestricted share awards (collectively, “Awards”) to incentivize our directors, employees and consultants and the directors, employees and consultants of our subsidiary companies.

The board of directors may grant Awards from time to time under the 2022 Incentive Plan to one or more employees, directors or consultants that the Company determines to be eligible for participation in the 2022 Incentive Plan, as the board may determine at its discretion, subject to an aggregate number of shares of Common Stock that may be issued under the 2022 Incentive Plan limited to 20% of the overall outstanding shares of the Company.

Class of Share: An Award granted under the 2022 Incentive Plan entitles the option holder, subject to the satisfaction, waiver or acceleration of specific exercise conditions, to subscribe for shares of Common Stock.

Adjustment of Award: In the event there is any variation in our share capital that affects the value of the options, adjustments to the number and purchase price of shares subject to each Award in accordance with the plan. Any adjustment to an incentive share option shall comply with the requirements of Section 424(a) of the Code and any adjustment to a non-qualified share option shall comply with the requirements of Section 409A of the Code.

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Transferability: No Award under the 2022 Incentive Plan may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by the holder (other than in the case of an assignment to personal representatives upon death or the by gift to any family member (as defined in the 2022 Incentive Plan).

Amendment: The 2022 Incentive Plan will terminate on the tenth anniversary of the date on which it is adopted by the board of directors. The board of directors in its discretion may terminate the 2022 Incentive Plan at any time with respect to any share for which Awards have not been granted. The board may alter or amend the 2022 Incentive Plan; however, certain changes to the plan will require shareholder approval. No change in any Award granted under the 2022 Incentive Plan may be made that would materially and adversely impair the rights of the holder of the Award without the consent of such holder.

Exercise of Options by Directors and Named Executive Officers

During the year ended October 31, 2021, none of the Named Executive Officers or directors of the Company were granted options or other rights to acquire securities of the Company.

External Management Companies

The Company has not entered into any agreement with any external management company that employs or retains one or more of the Named Executive Officers or Directors and, other than as disclosed below, the Company has not entered into any understanding, arrangement or agreement with any external management company to provide executive management services to the Company, directly or indirectly, in respect of which any compensation was paid by the Company.

Pension Plan Benefits

The Company does not anticipate having any deferred compensation plan or pension plan that provide for payments or benefits at, following or in connection with retirement.

Director Compensation

From July 1, 2020 until July 31, 2022, the Company paid each of its directors an annual fee of CAD$60,000. Starting on August 1, 2022, the Company has agreed to pay each of its directors an annual fee of $48,000. Any additional compensation to be paid to the executive officers and directors of the Company after the date of Listing will be determined by the board of directors.

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Principal Shareholders

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our shares of our capital stock of:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our capital stock on an as-converted basis.

The calculations in the table below are based on 8,150,875 shares of common stock issued and outstanding as of December 15, 2022.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Bruush Oral Care Inc., 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8, Canada.

Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders
Aneil Manhas (1)	663,527	8.1%
Yaletown Bros Ventures Ltd. (2)	429,425	5.3%

Executive Officers and Directors
Aneil Manhas	663,527	8.1%
Kia Besharat (3)	168,493	2.1%
Dr. Robert Ward (4)	2,280	0.0%
All executive officers and directors as a group	834,300	10.2%

(1) Aneil Manhas is the Chief Executive Officer and Chairman of the Company.

(2) Yaletown Bros Ventures Ltd. is jointly owned by Matthew Friesen and Bradley Friesen.

(3) Shares are held by Prodigy Capital Corp. which is owned by Kia Besharat, a non-executive director.

(4) Shares are held by Ward Dental Corp. which is owned by Dr. Robert Ward, a non-executive director.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of December 15, 2022 with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Stock options	80,181	$1.80 CAD
Restricted stock units	492,228	-
Total	572,409		1,057,766

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Certain Relationships and Related Person Transactions

The following includes a summary of transactions since October 31, 2021 to which we have been a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.” We also describe below certain other transactions with our directors, executive officers and stockholders.

For the fiscal year ended October 31, 2022 and 2021, we did not pay any share-based compensation.

For the fiscal year ended October 31, 2021, we had accounts payable and accrued liabilities in the amount of $139,312 to the Chief Executive Officer. For the fiscal year ended January 31, 2021, we had accounts payable and accrued liabilities in the amount of $Nil to the Chief Executive Officer.

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SELLING SECURITYHOLDERS

The 9,833,336 shares of common stock being offered by the Selling Securityholders include: (i) 2,966,667 shares of common stock, (ii) 4,916,668 shares of common stock underlying the warrants, and (iii) 1,950,001 shares of Common Stock underlying the pre-funded warrants. For additional information regarding the issuance of the Common Stock and Warrants, see “Business – Recent Developments – PIPE Financing”. We are registering the shares of our Common Stock in order to permit the Selling Securityholders to offer the shares of Common Stock for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Security Purchase Agreements, neither the Selling Securityholders nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.

The table below lists the Selling Securityholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act (and the rules and regulations thereunder) of the shares of our common stock by each of the Selling Securityholders.

The second column lists the number of shares of our Common Stock beneficially owned by each of the Selling Securityholders before this offering (including shares which the Selling Securityholders have the right to acquire within 60 days, including upon conversion of any convertible securities).

The third column lists the shares of our Common Stock that may be offered by each Selling Securityholder pursuant to this prospectus.

The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each of the Selling Securityholders and their percentage ownership after the offering (including shares which the Selling Securityholders have the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the shares offered by each Selling Securityholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Securityholder may not exercise the Warrants to the extent such exercise would cause such Selling Securityholders, together with any other person with which the Selling Securityholders is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Securityholders otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of common stock which exceeds 4.99% or 9.99%, as applicable, of the equity interests of a class that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.

The amounts and information set forth below are based upon information provided to us by the Selling Securityholders as of December 21, 2022, except as otherwise noted below. The Selling Securityholders may sell all or some of the shares of Common Stock it is offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Securityholders sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

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Selling Securityholders	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering(1)	Percentage of Shares Beneficially Owned After Offering(1)
Walleye Opportunities Master Fund Ltd (2)	1,666,668	1,666,668	0	0%
Hudson Bay Master Fund Ltd. (3)	833,334	833,334	0	0%
CVI Investments, Inc. (4)	1,000,000	1,000,000	0	0%
Bigger Capital Fund, LP (5)	1,482,606	1,000,000	482,606	-%
Armistice Capital Master Fund Ltd. (6)	5,136,220	3,333,334	1,802,886	10.0%
Sabby Volatility Warrant Master Fund, Ltd. (7)	2,970,757	2,000,000	970,757	5.4%
TOTAL	9,833,336	9,833,336	2,951,845

(1)	Assumes that all securities registered within this offering will be sold.

(2)	Includes: (i) 550,000 shares of common stock; (ii) 833,334 shares of common stock issuable upon exercise of the Common Warrants; and (iii) 283,334 shares of common stock issuable upon exercise of the Pre-Funded Warrants. Walleye Opportunities Master Fund Ltd is a private investment fund managed by Walleye Capital LLC. William England serves as the Chief Executive Officer of Walleye Capital LLC. As a result, Walleye Capital LLC and Mr. England has discretionary authority to vote and dispose of the shares held by Walleye Opportunities Master Fund Ltd and may be deemed to share voting and voting power with respect to these securities. Walleye Capital LLC and Mr. England disclaim any beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of Walleye Opportunities Master Fund Ltd is 2800 Niagara Lane North, Plymouth, MN 55447.

(3)	Includes: (i) 416,667 shares of common stock; and (ii) 416,667 shares of common stock issuable upon exercise of the Common Warrants. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaim beneficial ownership over these securities. The address of Hudson Bay Master Fund Ltd. is Hudson Bay Capital Management LP 28 Havemeyer Place, 2nd Floor Greenwich, CT 06830.

(4)	Includes: (i) 500,000 shares of common stock; and (ii) 500,000 shares of common stock issuable upon exercise of the Common Warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering.

(5)	Includes: (i) 500,000 shares of common stock; and (ii) 500,000 shares of common stock issuable upon exercise of the Common Warrants. The number of shares owned before the offering includes (i) 178,202 shares of common stock owned by Bigger Capital Fund, LP, (ii) 126,202 shares of common stock beneficially owned by District 2 Capital Fund LP, and (iii) 178,202 shares of common stock beneficially owned by Bigger Capital Fund, LP owned prior to the PIPE Financing. Michael Bigger, Managing Member and General Partner of each of the Bigger Capital Fund, LP, and District 2 Capital Fund LP, has discretionary authority to vote and dispose of the shares held by Bigger Capital Fund, LP and may be deemed to share voting and voting power with respect to these securities. Michael Bigger disclaims any beneficial ownership of these shares, except to the extent of any pecuniary interest therein. The address of Bigger Capital Fund, LP is 11700 W Charleston Blvd 170- 659, Las Vegas NV 89135.

(6)	Includes: (i) 1,000,000 shares of common stock; (ii) 1,666,667 shares of common stock issuable upon exercise of the Common Warrants; and (iii) 666,667 shares of common stock issuable upon exercise of the Pre-Funded Warrants. The number of shares owned before the offering includes (i) 600,962 shares of common stock issuable upon exercise of 600,962 warrants expiring August 2027, and (ii) 1,201,924 shares of common stock issuable upon exercise of 1,201,924 warrants expiring November 2027. The securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The pre-funded warrants are subject to a 9.99% beneficial ownership limitation and the common warrants are subject to a 4.99% beneficial ownership limitation, which prohibits the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our ordinary shares would exceed the applicable ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(7)	Includes: (i) 1,000,000 shares of common stock issuable upon exercise of the Common Warrants; and (ii) 1,000,000 shares of common stock issuable upon exercise of the Pre-Funded Warrants. The number of shares owned before the offering includes (i) 600,000 shares of common stock issuable upon exercise of 600,000 warrants, and (ii) 370,757 shares of common stock issuable upon exercise of 370,757 warrants. Sabby Management, LLC, in its capacity as the investment manager of Sabby Volatility Warrant Master Fund, Ltd., has the power to vote and the power to direct the disposition of all securities held by Sabby Volatility Warrant Master Fund, Ltd. Hal Mintz is the Managing Member of Sabby Management, LLC. Each of Sabby Volatility Warrant Master Fund, Ltd., Sabby Management, LLC and Mr. Mintz disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein.

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Description of COMMON STOCK

Common Stock

The following is a description of our common stock and the material provisions of our certificate of incorporation and bylaws.

All of our issued and outstanding shares of common stock are fully paid and non-assessable. Shares of our Common Stock are issuable in registered form and are issued when registered in our register of members. Holders of shares of Common Stock are entitled to one vote in respect of each share held. The holders of shares of Common Stock are entitled, out of any or all profits or surplus available for dividends, to receive, when, as and if declared by the directors, those dividends as may be declared from time to time in respect of shares of Common Stock. Shares of Common Stock are not redeemable or retractable unless the board of directors determine otherwise, each holder of shares of Common Stock will not receive a certificate evidencing such shares. Holders of shares of Common Stock may freely hold and vote their shares.

We are authorized to issue an unlimited amount of common shares with no par value per share. Subject to the provisions of the Business Corporations Act (British Columbia) (“Business Corporations Act”) and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to common shares. No share may be issued at a discount except in accordance with the provisions of the Business Corporations Act and the Nasdaq. The directors may refuse to accept any application for shares and may accept any application in whole or in part, for any reason or for no reason.

Transfer Agent and Registrar

Our transfer agent and registrar is Endeavor Trust Corporation located at 702-777 Hornby Street, Vancouver, BC, V6Z 1S4. Their phone number is (604) 559-8880.

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Shares Eligible for Future Sale

Sales of substantial amounts of shares of Common Stock in the public market, including shares issued upon exercise of outstanding Warrants, or the anticipation that such sales could occur, could adversely affect prevailing market prices of our securities. Upon completion of this offering, assuming all Warrants are exercised and shares are sold by the Selling Securityholders, we will have 17,984,211 shares of Common Stock issued and outstanding. All of the shares of Common Stock sold in this offering will be freely transferable without restriction or further registration under the Securities Act by persons other than by our affiliates.

Lock-Up Agreements

Our executive officers, directors, employees and stockholders holding at least 5% of Common Stock outstanding as of December 9, 2022 have agreed not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our shares of common stock or other securities convertible into or exercisable or exchangeable for such shares for a period of ninety (90) days from the closing date of the PIPE Financing.

Rule 144

In general, under Rule 144 under the Securities Act as in effect on the date hereof, beginning 90 days after the date hereof, a person who holds restricted shares (assuming there are any restricted shares) and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least six months, would be entitled to sell an unlimited number of such shares, provided current public information about us is available. In addition, under Rule 144, a person who holds restricted shares in us and is not one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned these restricted shares for at least one year, would be entitled to sell an unlimited number of shares immediately upon the closing of this offering without regard to whether current public information about us is available. Beginning 90 days after the date hereof, our affiliates who have beneficially owned shares of our common stock for at least six months will be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

●	1% of the number of shares of our Common Stock then issued and outstanding; or

●	the average weekly trading volume of shares of our Common Stock on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale; provided that current public information about us is available and the affiliate complies with the manner of sale requirements imposed by Rule 144.

Affiliates are also subject to additional restrictions on the manner of sales under Rule 144 and notice filing requirements. We cannot estimate the number of our shares that our existing affiliated or non-affiliated shareholders will elect to sell on the Nasdaq Capital Market following this offering.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE COMMON STOCK AND WARRANTS INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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Certain Material Tax Considerations

The following summary contains a description of some of the material Canadian and U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock and Warrants.

Certain U.S. Federal Income Tax Considerations

The following is a summary of the material U.S. federal income tax consequences to U.S. Holders (as defined below) of purchasing, owing and disposing of shares of our Common Stock and Warrants. This discussion is included for general informational purposes only, does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder, and does not constitute, and is not, a tax opinion for or tax advice to any particular U.S. Holder. The summary does not address any U.S. tax matters other than those specifically discussed. The summary is based on the provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Regulations (including temporary regulations) issued thereunder, judicial decisions and administrative rulings and pronouncements and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences described herein.

The discussion below applies only to U.S Holders holding shares of our common stock and warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment), and does not address the tax consequences that may be relevant to U.S. Holders who, in light of their particular circumstances, may be subject to special tax rules, including without limitation:

●	insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts, brokers or dealers in securities or foreign currencies, banks and other financial institutions, mutual funds, retirement plans, traders in securities that elect to mark-to-market, certain former U.S. citizens or long-term residents;

●	U.S. Holders that are classified for U.S. federal income tax purposes as partnerships and other pass-through entities and investors therein;

●	U.S. Holders who hold shares as part of a hedge, straddle, constructive sale, conversion, or other integrated or risk-reduction transaction, as “qualified small business stock,” within the meaning of Section 1202 of the Code or as Section 1244 stock for purposes of the Code;

●	U.S. Holders who hold shares through individual retirement or other tax-deferred accounts;

●	U.S. Holders that have a functional currency other than the U.S. dollar;

●	U.S. Holders who are subject to the alternative minimum tax provisions of the Code or the tax imposed by Section 1411 of the Code;

●	U.S. Holders who acquire shares pursuant to any employee share option or otherwise as compensation;

●	U.S. Holders required to accelerate the recognition of any item of gross income with respect to their holding of shares as a result of such income being recognized on an applicable financial statement; or

●	U.S. Holders who hold or held, directly or indirectly, or are treated as holding or having held under applicable constructive attribution rules, 10% or more of our shares, measured by voting power or value.

Any such U.S. Holders should consult their own tax advisors.

For purposes of this discussion, a “U.S. Holder” means a holder of shares of our common stock or warrants that is or is treated, for U.S. federal income tax purposes, as (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia or any entity treated as such for U.S. federal income tax purposes, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (A) the administration over which a U.S. court exercises primary supervision and all of the substantial decisions of which one or more U.S. persons have the authority to control, or (B) that has a valid election in effect under the applicable Treasury Regulations to be treated as a U.S. person under the Code.

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If a partnership or other pass-through entity (including any entity or arrangement treated as such for purposes of U.S. federal income tax law) holds our shares, the tax treatment of a partner of such partnership or member of such entity will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other pass-through entities holding our shares, and any person who is a partner or member of such entities should consult their own tax advisors regarding the tax consequences of purchasing, owning and disposing of the shares.

Tax Treatment of the Pre-Funded Warrants

We intend to treat our Pre-Funded Warrants as a class of our Common Stock for U.S. federal income tax purposes. However, our position is not binding on IRS and the IRS may treat the Pre-funded Warrants as warrants to acquire shares of Common Stock. Accordingly, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Pre-Funded Warrants. The following discussion assumes our Pre-Funded Warrants are properly treated as a class of our Common Stock.

Exercise or Expiry of Warrants

No gain or loss will be realized on the exercise of a Warrant. When a Warrant is exercised, the U.S. Holder’s cost of the common share acquired thereby will be equal to the U.S. Holder’s adjusted cost basis of the Warrant plus the exercise price paid for the common share. The expiry of an unexercised Warrant will generally give rise to a capital loss equal to the adjusted cost basis to the U.S. Holder of the expired Warrant. The holding period of the common share acquired through the exercise of a Warrant includes the holding period of the Warrant.

Passive Foreign Investment Company Considerations

A non-U.S. corporation will be classified as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes, if, in the case of any particular taxable year, either (i) 75% or more of its gross income for such taxable year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (based on an average of the quarterly values of the assets) during such taxable year is attributable to assets that produce or are held for the production of passive income. For this purpose, a foreign corporation will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other non-U.S. corporation in which it owns, directly or indirectly, more than 25% (by value) of the stock. In the PFIC analysis, cash is categorized as a passive asset, and the company’s un-booked intangibles associated with active business activities may generally be classified as active assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets.

Based upon our current income and assets and projections as to the value of our shares of common stock, we do not presently expect that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future. The determination of whether we will be or become a PFIC will depend upon the composition of our income (which may differ from our historical results and current projections) and assets and the value of its assets from time to time, including, in particular the value of its goodwill and other unbooked intangibles (which may depend upon the market value of the shares of our common stock from time to time and may be volatile). It is also possible that the IRS may challenge the classification or valuation of our assets, including goodwill and other unbooked intangibles, or the classification of certain amounts received by us, including interest earnings, which may result in our being, or becoming classified as, a PFIC for the 2023 taxable year, or future taxable years.

The determination of whether we will be or become a PFIC may also depend, in part, on how, and how quickly, we use liquid assets and the cash proceeds of this offering or otherwise. If we were to retain significant amounts of liquid assets, including cash, the risk of being classified as a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the 2023 taxable year or any future taxable year, and no opinion of counsel has or will be provided regarding our classification as a PFIC. If we were classified as a PFIC for any year during which a holder held shares of our common stock, we generally would continue to be treated as a PFIC for all succeeding years during which such holder held our shares. The discussion below under “—Dividends Paid on Shares of Common Stock” and “—Sale or Other Disposition of Shares” is written on the basis that we will not be classified as a PFIC for U.S. federal income tax purposes.

Dividends Paid on Shares of Common Stock

We have never paid dividends with respect to our Common Stock and we have no plan to do so in the foreseeable future. Holders of our Warrants will not be entitled to receive dividends. In the event our dividend policy were to change, the following discussion addresses the U.S. tax consequences of any dividends we might distribute. Subject to the PFIC rules described below, any cash distributions (including constructive distributions) paid with respect to the shares of our Common Stock out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution will generally be treated as a “dividend” for U.S. federal income tax purposes. Under current law, a non-corporate recipient of a dividend from a “qualified foreign corporation” will generally be subject to tax on the dividend income at the lower applicable net capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided certain holding period and other requirements are met.

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A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information program, or (ii) with respect to any dividend it pays on stock, which is readily tradable on an established securities market in the United States. We believe we are eligible for the benefits of the Convention Between the United States of America and Canada with Respect to Taxes on Income and Capital (or the United States-Canada income tax treaty), which the Secretary of the Treasury of the United States has determined is satisfactory for this purpose and includes an exchange of information program, in which case we would be treated as a qualified foreign corporation with respect to dividends paid in respect of our shares of common stock. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received in respect of our shares of common stock shares will not be eligible for the dividends received deduction allowed to corporations.

Sale or Other Disposition of Shares

Subject to the PFIC rules discussed below, a U.S. Holder of shares of our Common Stock and Warrants will generally recognize capital gain or loss, if any, upon the sale or other disposition of common stock and warrants in an amount equal to the difference between the amount realized upon such sale or other disposition and the U.S. Holder’s adjusted tax basis in such shares or Warrants. Any capital gain or loss will be long-term capital gain or loss if the shares have been held for more than one year and will generally be United States source capital gain or loss for United States foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation.

Disposition of Foreign Currency

U.S. Holders are urged to consult their tax advisors regarding the tax consequences of receiving, converting or disposing of any non-U.S. currency received as dividends on our Common Stock.

Tax on Net Investment Income

U.S. Holders may be subject to an additional 3.8% Medicare tax on some or all of such U.S. Holder’s “net investment income.” Net investment income generally includes income from the shares unless such income is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisors regarding the effect this tax may have, if any, on your acquisition, ownership or disposition of common stock and warrants.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds shares of our Common Stock, unless the holder makes a mark-to-market election (as described below), the holder will, except as discussed below, be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any “excess distribution” that we make to the holder (which generally means any distribution paid during a taxable year to a holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the holder’s holding period for the shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of shares of our common stock.

Under the PFIC rules:

●	The excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the common stock;

●	The amount of the excess distribution or gain allocated to the taxable year of the distribution or disposition and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC, or a pre-PFIC year, will be taxable as ordinary income; and

●	The amount of the excess distribution or gain allocated to each taxable year other than the taxable year of the distribution or disposition or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the individuals or corporations, and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

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If we are a PFIC for any taxable year during which a U.S. Holder holds the shares of our common stock and any of our non-U.S. subsidiaries is also a PFIC, such holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined in the Code and the regulations) in a PFIC may make a mark-to-market election with respect to such shares, provided that the shares “regularly traded” (as defined in the Code and the regulations) on a national securities exchange, such as The Nasdaq Capital Market where we have applied for the shares to be listed. No assurances may be given regarding whether shares of our common stock will qualify or, if so qualified, will continue to be qualified, as being “regularly traded” for purposes of the Code and the regulations. If a U.S. Holder makes a mark-to-market election, such U.S. Holder will generally (i) include as ordinary income, for each taxable year that we are a PFIC, the excess, if any, of the fair market value of common stock held at the end of the taxable year over the adjusted tax basis of such shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the shares over the fair market value of such shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s tax basis in the common stock would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of common stock will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. U.S. Holders should consult their tax advisors regarding the availability of a mark-to-market election with respect to such shares.

If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not classified as a PFIC.

Because a mark-to-market election cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to its holding of shares of our common stock may continue to be subject to the general PFIC rules with respect to such holder’s indirect interest in any of our non-U.S. subsidiaries that is classified as a PFIC.

We do not intend to provide information necessary for any U.S. Holder to make a “qualified electing fund” election, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above. However, as described above under “Passive Foreign Investment Company Considerations,” it is not presently expected that we will be classified as a PFIC for the 2023 taxable year or the foreseeable future.

As discussed above under “Dividends Paid on Shares of Common Stock,” dividends paid in respect of shares of our common stock will not be eligible for the reduced tax rate that applies to qualified dividend income if we are classified as a PFIC for either the taxable year in which the dividend is paid or the preceding taxable year. In addition, if a U.S. Holder owns shares during any taxable year that we are a PFIC, such holder must file an annual information return on Form 8621 with the IRS. Each U.S. Holder is urged to consult its tax advisor concerning the U.S. federal income tax consequences of purchasing, holding, and disposing shares of our common stock should we be or become a PFIC, including the possibility of making a mark-to-market election and the unavailability of the qualified electing fund election.

Information reporting and backup withholding

Certain U.S. Holders are required to report information to the IRS relating to interests in “specified foreign financial assets,” including shares issued by a non-U.S. corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds fifty thousand dollars ($50,000) (or a higher U.S. dollar amount prescribed by the IRS), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a United States financial institution). These rules also impose penalties if a holder is required to submit such information to the IRS and fails to do so.

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In addition, U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on and proceeds from the sale or other disposition of shares of our common stock. Information reporting will apply to payments of such dividends and to proceeds from such sale or other disposition by a paying agent within the United States to a holder, other than holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, shares of our common stock within the U.S. to a U.S. Holder (other than holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors with respect to their particular circumstances.

Certain Canadian Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations generally applicable to a purchaser who acquires shares pursuant to this offering. This summary applies only to a purchaser who is a beneficial owner shares acquired pursuant to this offering and who, for the purposes of the Income Tax Act (Canada) and the regulations thereunder (the “Tax Act”) and at all relevant times: (i) deals at arm’s length with the company and is not affiliated with the company and (ii) holds the shares as capital property (a “Holder”).

Shares of our common stock will generally be considered to be capital property of a Holder unless they are held in the course of carrying on a business or were acquired in one or more transactions considered to be an adventure or concern in the nature of trade. A purchaser who is resident in Canada for purposes of the Tax Act and whose shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have the shares and every other “Canadian security” (as defined in the Tax Act) owned by such purchaser in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Purchasers should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available and/or advisable in their particular circumstances.

This summary is not applicable to a Holder: (i) that is a “financial institution” within the meaning of section 142.2 of the Tax Act; (ii) that is a “specified financial institution” as defined in the Tax Act; (iii) that has made a “functional currency” reporting election under section 261 of the Tax Act to report its “Canadian tax results” in a currency other than Canadian currency; (iv) an interest in which is, or for whom a share would be, a “tax shelter investment” for the purposes of the Tax Act; or (v) that has entered or will enter into a “derivative forward agreement” or “synthetic disposition arrangement”, as those terms are defined in the Tax Act, in respect of the shares. Such Holders should consult their own tax advisors.

This summary does not address the possible application of the “foreign affiliate dumping” rules that may be applicable to a Holder that is a corporation resident in Canada (for the purposes of the Tax Act) that is, or that becomes, or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of shares, controlled by a non-resident corporation for purposes of the rules in section 212.3 of the Tax Act.

This summary is based upon: (i) the current provisions of the Tax Act in force as of the date hereof; (ii) all specific proposals to amend the Tax Act that have been publicly announced by, or on behalf of, the Minister of Finance (Canada) and published in writing prior to the date hereof (the “Proposed Amendments”); and (iii) counsel’s understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (CRA) published in writing and publicly available prior to the date hereof. No assurance can be given that the Proposed Amendments will be enacted or otherwise implemented in their current form, if at all. Other than the Proposed Amendments, this summary does not take into account or anticipate any changes in law, administrative policy or assessing practice, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account the tax laws of any province or territory of Canada or of any jurisdiction outside of Canada.

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Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act: (a) is not, and is not deemed to be, resident in Canada; and (b) does not use or hold the shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). This portion of the summary does not apply to a Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act) and such Holders should consult their own tax advisors.

Dividends

Dividends paid or credited (or deemed to be paid or credited) by the Corporation to a Non-Resident Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Resident Holder is entitled under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident. For example, where a Non-Resident Holder is a resident of the United States, is fully entitled to the benefits under the Canada-United States Tax Convention (1980), as amended, and is the beneficial owner of the dividend, the applicable rate of Canadian withholding tax is generally reduced to 15%.

Dispositions of Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition or deemed disposition of a share unless the share is, or is deemed to be, “taxable Canadian property” of the Non-Resident Holder for the purposes of the Tax Act and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident.

Generally, a share will not constitute taxable Canadian property of a Non-Resident Holder provided that the shares are listed on a “designated stock exchange” for the purposes of the Tax Act (which currently includes the Canadian Securities Exchange), unless at any time during the 60-month period immediately preceding the disposition, (a) at least 25% of the issued shares of any class or series of the capital stock of the company were owned by or belonged to any combination of: (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships; and (b) at such time, more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), or options in respect of, interests in, or for civil law rights in such properties, whether or not such property exists.

If a Non-Resident Holder disposes (or is deemed to have disposed) of a share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax convention, the consequences described above under the headings “Holders Resident in Canada — Dispositions of Shares” and “Holders Resident in Canada — Taxable Capital Gains and Losses” will generally be applicable to such disposition. Such Non-Resident Holders should consult their own tax advisors.

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PLAN OF DISTRIBUTION

We are registering the Common Stock issuable to Selling Securityholders to permit the resale of these securities by the Selling Securityholders from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register Common Stock issuable to the Selling Securityholders.

The Selling Securityholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their respective Common Stock on The Nasdaq Stock Market or any other stock exchange, market or trading facility on which the Common Stock are traded or in private transactions or a combination thereof. These sales may be at fixed or negotiated prices. The Selling Securityholders may use any one or more of the following methods when selling the Common Stock:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
●	broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Securityholders may distribute the Common Stock of which it is the owner by means of a dividend or other form of distribution, including in connection with a declaration of a dividend or distribution, reorganization, combination, consolidation and dissolution.

Broker-dealers engaged by any selling Security Holder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of the securities, from the purchaser) in amounts to be negotiated, but the maximum amount of compensation to be received by any participating FINRA member may not exceed 8%.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Common Stock. The Security Holder is responsible for any selling commissions and other expenses of sale of the securities.

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Since any one or more of the Selling Securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act, those deemed Selling Securityholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We have been informed by the Selling Securityholders that there is no underwriter or single coordinating broker acting in connection with the proposed distribution of the Common Stock by the Selling Securityholders.

We intend, but are not obligated, to keep this prospectus and the registration statement of which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Common Stock, without volume or manner of sale restrictions during a three month period without registration or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The public resale of the securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the public resale of the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the public resale of securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of Common Stock by any person. We will make copies of this prospectus available to the Selling Securityholders and have informed the Selling Securityholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Legal Matters

We are being represented by Lucosky Brookman LLP with respect to certain legal matters as to the federal law of the United States of America and the law of the State of New York. The validity of the shares of common stock and other legal matters as to the law of Canada and the Province of British Columbia will be passed upon for us by DuMoulin Black LLP.

Experts

The financial statements of the Company as of and for the nine-months ended October 31, 2021 and the financial statements as of and for the year ended January 31, 2021 appearing in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte LLP, Chartered Professional Accountants, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to such financial statements) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of shares of our common stock. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at https://www.sec.gov.

Upon completion of this offering, we will become subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. registrants whose securities are registered under the Exchange Act. However, we will be required to file with the SEC an annual report on Form 20-F containing, among other information, our financial statements audited by an independent registered public accounting firm within 120 days after the end of each fiscal year, or such other time as prescribed by the SEC, and will furnish unaudited quarterly financial information to the SEC on Form 6-K promptly after they are available.

We maintain a corporate website at https://www.bruush.com. Information contained in, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations.

54

F-1

BRUUSH ORAL CARE INC.

UNAUDITED FINANCIAL STATEMENTS

JULY 31, 2022

(Expressed in U.S. dollars)

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. dollars)

As at

	Note	July 31, 2022	October 31, 2021

ASSETS
Current
Cash		$21,541	$14,530
Accounts and other receivables	3	97,811	161,047
Inventory	4	351,336	774,117
Prepaid expenses and deposits	5	59,739	81,574
		530,427	1,031,268
Non-current
Intangible asset		5,856	11,466
Property and equipment		6,597	7,432
Total assets		$542,880	$1,050,166

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued expenses	6,9	$3,712,450	$3,366,062
Loan payable	7	29,378	27,144
Deferred revenue		11,777	17,181
Senior secured promissory notes	8	4,447,726	-
Warrant derivative	11	1,061,670	1,582,977
Total liabilities		9,263,001	4,993,364

SHAREHOLDERS’ EQUITY
Share capital	10	13,276,909	13,276,909
Obligation to issue securities		3,150,000	-
Reserves	10	613,337	400,936
Accumulated deficit		(25,760,367)	(17,621,043)
Total shareholders’ equity		(8,720,121)	(3,943,198)
Total liabilities and shareholders’ deficiency		$542,880	$1,050,166

Nature of operations and going concern (Note 1)

Subsequent events (Note 14)

The accompanying notes are an integral part of these condensed interim financial statements.

F-2

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENT OF COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

		9 months ended		3 months ended
		July 31,	July 31,	July 31,	July 31,
	Note	2022	2021	2022	2021

Revenues		$1,842,764	$2,022,703	$730,956	$516,367
Cost of goods sold	4	555,828	1,257,494	166,844	282,393
Gross Profit		1,286,936	765,209	564,112	233,974

Expenses
Advertising and marketing		2,969,437	2,026,390	401,941	1,072,809
Commission		39,423	11,709	9,582	1,588
Consulting	9	794,205	1,417,920	311,214	498,789
Amortization and depreciation expense		8,513	3,008	2,873	3,008
Interest and bank charges		739,372	39,987	380,927	26,354
Merchant fees		74,440	82,486	17,980	39,551
Office and administrative expenses		179,901	88,859	56,120	23,492
Professional fees		320,752	281,437	247,233	156,252
Salaries and wages		710,125	251,978	273,550	111,912
Share-based compensation	10	76,354	65,438	68,492	65,438
Shipping and delivery		571,018	528,489	220,922	245,740
Travel and entertainment		203,237	25,536	75,878	17,318
		(6,686,777)	(4,823,237)	(2,066,712)	(2,262,251)

Other items
Government grant	7	-	8,763	-	8,763
Foreign exchange		25,257	233,626	5,520	24,697
Gain (loss) on revaluation of warrant derivative	11	385,260	(164,947)	204,182	65,512
Financing costs		(3,150,000)	-	-	-
		(2,739,483)	77,442	209,702	98,972

Net and comprehensive loss		$(8,139,324)	$(3,980,586)	$(1,292,898)	$(1,929,305)

Loss per share - Basic and diluted		$(2.08)	$(1.01)	$(0.33)	$(0.49)

Weighted average number of common shares outstanding - basic and diluted		3,920,721	3,928,860	3,900,224	3,928,860

The accompanying notes are an integral part of these condensed interim financial statements.

F-3

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars)

	Common Stock		Obligation
	Number		to issue		Accumulated
	of shares	Amount	securities	Reserves	Deficit	Total

Balance, October 31, 2020	3,928,860	13,264,251	$-	$308,660	$(12,072,451)	$(1,500,460)
Share based compensation	-	-	-	65,438	-	65,438
Net and comprehensive loss	-	-	-	-	(3,980,586)	(3,980,586)
Balance, July 31, 2021	3,928,860	13,264,251	-	374,098	(16,053,037)	(2,414,688)

Balance, October 31, 2021	3,931,137	$13,276,909	$-	$400,936	$(17,621,043)	$(3,943,198)
Derecognition of warrant derivative	-	-	-	136,047	-	136,047
Share cancellation	(316,023)	-	-	-	-	-
Securities to be issued for financing costs	-	-	3,150,000	-	-	3,150,000
Share based compensation	-	-	-	76,354	-	76,354
Net and comprehensive loss	-	-	-	-	(8,139,324)	(8,139,324)
Balance, July 31, 2022	3,615,114	13,276,909	$3,150,000	613,337	(25,760,367)	(8,720,121)

The accompanying notes are an integral part of these condensed interim financial statements.

F-4

BRUUSH ORAL CARE INC.

CONDENSED INTERIM STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	Nine months ended	Nine months ended
	July 31,	July 31,
	2022	2021
Cash flows from operating activities
Net loss	$(8,139,324)	$(3,980,586)
Items not affecting cash:
Amortization and depreciation	8,513	3,008
Government grant	-	(8,763)
Share-based compensation	76,354	65,438
Gain on revaluation of warrant derivative	(385,260)	164,947
Interest expense	589,888	1,720
Unrealized foreign exchange	(704)	(11,319)
Financing costs	3,150,000	-

Changes in non-cash working capital
Accounts and other receivables	63,236	(228,153)
Inventory	366,520	219,865
Prepaid expenses and deposits	78,096	242,466
Accounts payable and accrued liabilities	346,388	1,652,810
Deferred revenue	(5,404)	7,035

Net cash flows used in operating activities	(3,851,697)	(1,871,532)

Cash flows from investing activities
Purchase of property and equipment	(2,042)	(3,862)
Purchase of intangible asset	-	(15,000)

Net cash flows used in investing activities	(2,042)	(18,862)

Cash flows from financing activities
Proceeds received on the issuance promissory notes	3,860,750	-
Proceeds from loans	-	14,253

Net cash flows provided by financing activities	3,860,750	14,253

Change in cash	$7,011	$(1,876,141)

Cash
Beginning of year	$14,530	$2,188,822
End of year	$21,541	$312,681

Supplemental cash flow disclosure
Interest	$72,169	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these condensed interim financial statements.

F-5

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

1.	NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 128 West Hastings Street, Unit 210, Vancouver, British Columbia V6B 1G8. The Company’s common shares are listed for trading on NASDAQ under the symbol “BRSH”.

As of July 31, 2022, the Company had a working capital deficit of $8,732,574, an accumulated deficit totaling $25,760,367. The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has been successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

2.	BASIS OF PRESENTATION

Statement of compliance

These unaudited condensed interim financial statements have been prepared in accordance with IAS 34 – Interim Financial Reporting as issued by the International Accounting Standards Board (“IASB”). Accordingly, certain disclosures included in annual financial statements prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the IASB have been condensed or omitted and these unaudited condensed interim consolidated financial statements should be read in conjunction with the Company’s audited financial statements for the year ended October 31, 2021.

The Company’s management makes judgments in its process of applying the Company’s accounting policies in the preparation of its unaudited condensed interim financial statements. In addition, the preparation of the financial data requires that the Company’s management make assumptions and estimates of the effects of uncertain future events on the carrying amounts of the Company’s assets and liabilities at the end of the reporting period and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates as the estimation process is inherently uncertain. Estimates are reviewed on an ongoing basis based on historical experience and other factors that are considered to be relevant under the circumstances. Revisions to estimates and the resulting effects on the carrying amounts of the Company’s assets and liabilities are accounted for prospectively. The critical judgments and estimates applied in the preparation of the Company’s unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s financial statements for the year ended October 31, 2021. In addition, other than noted below, the accounting policies applied in these unaudited condensed interim financial statements are consistent with those applied and disclosed in the Company’s audited financial statements for the year ended October 31, 2021.

Basis of presentation

These condensed interim financial statements have been prepared on a historical cost basis and presented in US dollars which is the functional currency of the Company. The financial statements of the Company have been prepared on an accrual basis, except for cash flow information. The condensed interim financial statements have been prepared on a historical cost basis except for warrants and options, which are measured at fair value.

F-6

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

3.	ACCOUNTS AND OTHER RECEIVABLES

	July 31, 2022	October 31, 2021
Trade receivables	$37,320	$36,734
Sales taxes receivable	60,491	124,313
	$97,811	$161,047

4.	INVENTORY

Inventory consisted entirely of finished goods.

During the nine months ended July 31, 2022, $537,872 (2021 - $1,254,717) of inventory was sold and recognized in cost of goods sold, and $123,046 (2021 - $35,683) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

5.	PREPAID EXPENSES AND DEPOSITS

	July 31, 2022	October 31, 2021
Prepaid expenses	$32,923	$7,067
Deposits on inventory	26,816	74,507
	$59,739	$81,574

6.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	July 31, 2022	October 31, 2021
Accounts payable	$2,450,950	$2,299,177
Accrued liabilities	1,261,500	1,066,885
	$3,712,450	$3,366,062

7.	LOANS PAYABLE

On May 5, 2020, the Company received a loan in the principal amount of CAD$40,000 ($28,506) under the Canada Emergency Business Account (“CEBA”) program. The loan is non-interest bearing and eligible for CAD$10,000 ($7,127) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. The Company intends to repay the loan by December 31, 2022 and management has assessed that the Company will have the financial ability to do so. As it is probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,127) loan forgiveness as government grant income during the year ended January 31, 2021. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $20,160, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $14,139 has been recognized as government grant income during the year ended January 31, 2021.

On April 7, 2021, the Company received an additional CAD$20,000 ($14,253) under the CEBA program. The additional loan is non-interest bearing and eligible for CAD$10,000 ($7,704) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. The Company intends to repay the loan by December 31, 2022, and management has assessed that the Company will have the financial ability to do so. As it is probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,704) loan forgiveness as government grant income during the nine months ended October 31, 2021. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $7,703, which was determined using an estimated effective interest rate of 15%.

The difference between the face value of the loan and the fair value of the loans of $8,763 has been recognized as government grant income during the nine months ended October 31, 2021.

F-7

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

7.	LOANS PAYABLE (continued)

For the nine months ended July 31, 2022, the Company recognized interest expense of $3,103 related to the loan (Year ended October 31, 2021 - $3,315).

As at July 31, 2022, the carrying value of the loan was $29,378 (October 31, 2021 - $27,144).

8.	SENIOR SECURED PROMISSORY NOTES

December Financing

On December 3, 2021, the Company issued senior secured promissory notes (the “December Senior Secured Promissory Notes”) in the amount of $3,000,000. The Senior Secured Promissory Notes have a maturity date of December 3, 2022 and bear interest at 8% per annum. The December Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) for gross proceeds of over $5,000,000 prior to December 3, 2022, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the December Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $396,500, which was offset against the December Senior Secured Promissory Notes at recognition. The effective interest rate on the December Senior Secured Promissory Notes was determined to be 22% per annum.

The Company is also to issue units to the holders of the December Senior Secured Promissory Notes (“the Units”) with the same terms as units to be issued as part of the Company’s initial public offering (“IPO”). The number of Units is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the unit price of the Company’s IPO. Each Unit will comprise of one of the common shares and one warrant (the “Warrants”). Each Warrant is exercisable into one common share at an exercise price equal to the share price of the Company’s IPO. The Warrants will expire five and a half years after the closing of the Company’s IPO. The fair value of the Units to be issued of $1,500,000 has been recognized as financing costs.

April Financing

On April 28, 2022, the Company issued senior secured promissory notes (the “April Senior Secured Promissory Notes”) in the amount of $1,650,000. The April Senior Secured Promissory Notes have a maturity date of December 2, 2022 and bear interest at 8% per annum. The April Senior Secured Promissory Notes are secured by the Company’s assets. In the event of default, the interest rate increases to 15%.

The April Senior Promissory Notes were issued with a 10% discount such that funds of $1,500,000 were received by the Company. In conjunction with the issuance of the April Senior Secured Promissory Notes, the Company incurred transaction costs consisting of finders’ fees and professional fees in the amount of $242,750, which was offset against the April Senior Secured Promissory Notes at recognition. The effective interest rate on the April Senior Secured Promissory Notes was determined to be 55% per annum.

Should the Company complete any public offering of securities or any Subsequent Offering for gross proceeds of over $5,000,000 prior to December 2, 2022, the Company shall repay the notes in their entirety.

The Company is also to issue shares to the holders of the April Senior Secured Promissory Notes (“the Commitment Shares”) with the same terms as units to be issued as part of the Company’s IPO. The number of Commitment Shares is determined by dividing 100% of the principal amount of the April Secured Promissory Notes by the share price of the Company’s IPO. The fair value of the Commitment Shares to be issued of $1,650,000 has been recognized as financing costs during the nine months ended July 31, 2022.

F-8

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

8.	SENIOR SECURED PROMISSORY NOTES (continued)

A continuity of the senior secured promissory notes below:

	December Senior Secured Promissory Notes	April Senior Secured Promissory Notes	Total
Balance October 31, 2021	$-	$-	$-
Additions	3,000,000	1,650,000	4,650,000
Discount	-	(150,000)	(150,000)
Transaction costs	(396,500)	(242,750)	(639,250)
Accretion	402,671	184,305	586,976
Balance July 31, 2022	$3,006,171	$1,441,555	$4,447,726

Subsequent to the nine months ended July 31, 2022, on August 5, 2022 (Note 14), the Company completed its IPO and the December Senior Secured Promissory Notes and April Senior Secured Promissory Notes were repaid in full. The Company issued 504,808 Units and 252,404 Commitment Shares to the holders.

9.	RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	July 31, 2022	July 31, 2021
Director fees	$60,668	$70,553
Professional fees	$266,898	$13,078
Share-based compensation	$32,444	$-

b)	Key management compensation

	July 31, 2022	July 31, 2021
Consulting fees	$-	$132,543
Salaries	$223,917	$80,244
Share-based compensation	$36,049	$-

c)	Accounts payable and accrued liabilities – As of July 31, 2022, $ 603,476 (October 31, 2021 - $155,979) due to related parties was included in accounts payable and accrued liabilities.

F-9

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

10.	SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Common Shares without par value.

Shares outstanding

On July 29, 2022, the Company completed a share reorganization (the “Share Reorganization”) to redesignate all Class B shares to common shares of the Company and to convert the Class A shares to common shares of the Company. The Company also effected a consolidation its shares on the basis of 1 new share for each 3.86 shares outstanding (the “Consolidation”). Prior to the Share Reorganization and Consolidation, the Company had 6,824,127 Class A and 7,130,223 Class B common shares issued and outstanding. Immediately following the Share Reorganization and Consolidation, the Company had 3,615,116 common shares outstanding. Except where otherwise indicated, all historical share numbers and per share amounts have been adjusted on a retroactive basis to reflect following the Share Reorganization and Consolidation.

Nine months ended July 31, 2022

On July 22, 2022, the Company cancelled 316,023 common shares issued to a former director.

Nine ended July 31, 2021:

There were no share issuances during the nine months ended July 31, 2021.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

During the nine months ended July 31, 2021, the Company granted 80,181 options exercisable at CAD$6.90 until November 9, 2025. The fair value of the options was determined to be $246,071 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock – CAD$5.60, expected dividend yield – 0%, expected volatility – 100%, risk-free interest rate – 0.25%, and an expected remaining life – 5 years.

During the nine months ended July 31, 2022, the Company recognized share-based compensation expense of $7,861 for the vesting of options (Nine months ended July 31, 2021 - $65,438).

As at July 31, 2022 and October 31, 2021, 80,181 options with an exercise price of CAD$6.90, expiring on November 9, 2025, were outstanding.

F-10

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

10.	SHARE CAPITAL (continued)

Continuity of the options issued and outstanding are as follows:

	Number of options	Weighted average exercise price
Balance, October 31 2021, and July 31, 2022	80,181	$6.90CAD

b)	Warrants

As at July 31, 2022 and October 31, 2021, the Company had 730,258 warrants outstanding with a weighted average exercise price of CAD$7.87.

c)	Restricted Share Awards

On June 30, 2022, the Company issued 492,228 Restricted Share Awards (“RSU” or “RSU’s”) to directors of the Company. The RSU’s vest over a period of three years, in three equal tranches on the first, second, and third anniversaries of the grant date. At July 31, 2022 none of the RSU’s had vested. The Company recognizes the share-basd payment expense over the vesting terms. The share-based compensation costs for the RSU’s are based on the share price at the date of grant at a price of $2.85 per RSU.

During the nine months ended July 31, 2022, the Company recognized share-based compensation expense of $68,493 for the vesting of RSUs (nine months ended July 31, 2021 - $nil).

	Number of RSUs	Weighted average grant date fair value
Outstanding, October 31, 2021	-	$-
Granted	492,228	2.85
Outstanding, July 31, 2022	492,228	$2.85
Vested, July 31, 2022	-	$-

11.	DERIVATIVE WARRANT LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 267,745 warrants with an exercise price of CAD$3.47 ($2.66) per warrant with an expiry date of twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period.

On July 29, 2022, the Company amended the exercise price of 86,537 of the warrants to $2.66. As a result, the derivative liability associated with these warrants at the time of $136,047 was derecognized and recorded to equity. The fair value at the time of derecognition was based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - $2.85, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years

F-11

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

11.	DERIVATIVE WARRANT LIABILITY (continued)

As at July 31, 2022, the fair value of the remaining 181,208 warrants which were not repriced (and therefore continue to be recognized as derivative financial instruments) was determined to be $465,098 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$3.65, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 2.92% and an expected remaining life – 2.01 years (October 31, 2022 - $818,871 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$5.64, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

In August and September 2020, in connection with a private placement, the Company issued 382,246 warrants with an exercise price of CAD$10.42 ($7.80) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. As at July 31, 2022, the fair value of the warrants was determined to be $596,572 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$3.65, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 2.92% and an expected remaining life - 2.01 years. (October 31, 2021 - $764,106 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$5.64, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years).

The following is a continuity of the Company’s derivative warrant liability:

Balance, January 31, 2021	$1,490,059
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977
Change in fair value of derivative	(385,260)
Derecognition of warrant derivative	(136,047)
Balance, July 31, 2022	$1,061,670

12.	FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	July 31, 2022	October 31, 2021
Amortized cost:
Cash		21,541	$14,530
Accounts receivable		97,811	161,047
		119,352	$175,577

F-12

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

12.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	July 31, 2022	October 31, 2021
Amortized cost:
Accounts payable and accrued expenses		3,712,450	$3,366,062
Loans payable		29,378	27,144

FVTPL:
Warrant derivative liability	Level 2	1,061,670	1,582,977
		4,803,498	$4,976,183

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		July 31, 2022	October 31, 2021
Volatility	20%	$172,085	$258,303

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

F-13

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

12.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

The Company’s maximum credit risk exposure is $119,352.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at July 31, 2022:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$3,712,450	$-	$-
Loans payable	29,378	-	-
Senior secured romissory notes	4,447,726	-	-
	$8,189,554	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at July 31, 2022, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

F-14

BRUUSH ORAL CARE INC.

NOTES TO THE CONDENSED INTERIM FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Nine months ended July 31, 2022 and 2021

13.	SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	Nine months ended July 31, 2022	Nine months ended July 31, 2021
United States of America	$1,183,150	$1,304,524
Canada	659,614	718,179
	$1,842,764	$2,022,703

The Company’s breakdown of sales by product segment is as follows:

	Nine months ended July 31, 2022	Nine months ended July 31, 2021
Devices	$1,165,117	$1,849,197
Consumables	677,647	173,506
	$1,842,764	$2,022,703

14. SUBSEQUENT EVENTS

On August 5, 2022, the Company closed its IPO of 3,728,549 units at $4.16 per unit, each consisting of one share of common stock and one warrant to purchase one common stock, with an exercise price of $4.16 per share. The gross proceeds of the offering were $15,510,764, before deducting underwriting fees and other estimated offering expenses.

The Company granted the underwriter a 45-day over-allotment option to purchase additional shares of common stock and/or warrants to purchase additional shares of common stock up to 15% of the number of shares of common stock and warrants, respectively, sold in the offering solely to cover over-allotments, if any. On August 5, 2022, Aegis partially exercised its over-allotment option with respect to 262,841 warrants to purchase 262,841 shares at a price of $5.20 per share.

F-15

BRUUSH ORAL CARE INC.

FINANCIAL STATEMENTS

OCTOBER 31, 2021

(Expressed in U.S. dollars)

F-16

INDEPENDENT AUDITOR’S REPORT

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bruush Oral Care Inc.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Bruush Oral Care Inc (the “Company”) as of October 31, 2021 and January 31, 2021, the related statements of comprehensive loss, shareholders’ equity, and cash flows, for the nine month period ended October 31, 2021 and the year ended January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2021 and January 31, 2021, and its financial performance and its cash flows for the nine-month period ended October 31, 2021 and the year ended January 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses that has primarily been funded through financing activities and has stated that substantial doubt exists about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2021

Vancouver, Canada

June 30, 2022, except for Notes 3, 15 and 16 to the financial statements, as to which the date is July 15, 2022.

F-17

BRUUSH ORAL CARE INC.

STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. dollars)

As at

	Note	October 31, 2021	January 31, 2021

ASSETS
Current
Cash		$14,530	$692,647
Accounts and other receivables	4	161,047	81,159
Inventory	5	774,117	1,176,247
Prepaid expenses and deposits	6	81,574	118,369
		1,031,268	2,068,422
Non-current
Intangible asset	8	11,466	-
Property and equipment	7	7,432	3,196
Total assets		$1,050,166	$2,071,618

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued expenses	9,11	$3,366,062	$308,719
Loan payable	10	27,144	17,580
Deferred revenue		17,181	92,121
Warrant derivative	13	1,582,977	1,490,059
Total liabilities		4,993,364	1,908,479

SHAREHOLDERS’ EQUITY
Class A common shares	12	6,416,904	6,416,904
Class B common shares	12	6,860,005	6,847,347
Reserves	12	400,936	308,660
Accumulated deficit		(17,621,043)	(13,409,772)
Total shareholders’ equity		(3,943,198)	163,139
Total liabilities and shareholders’ deficiency		$1,050,166	$2,071,618

Nature of operations and going concern (Note 1)

Subsequent events (Note 17)

Approved and authorized for issue by the Board of Directors on July 15, 2022.

The accompanying notes are an integral part of these financial statements.

F-18

BRUUSH ORAL CARE INC.

STATEMENT OF COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

		9-months ended	12-months ended
		October 31,	January 31,
	Note	2021	2021

Revenues		$1,965,441	$901,162
Cost of goods sold	5	978,243	291,195
Gross Profit		987,198	609,967

Expenses
Advertising and marketing		2,806,260	2,670,447
Commission		26,339	11,207
Consulting	11,12	868,442	556,864
Amortization and depreciation expense		5,498	-
Interest and bank charges		60,183	18,130
Merchant fees		68,073	39,180
Office and administrative expenses		93,900	75,194
Professional fees		241,854	222,870
Salaries and wages		282,003	93,460
Selling fees		-	-
Share-based compensation	12	92,276	4,949,441
Shipping and delivery		511,566	304,591
Travel and entertainment		100,068	29,225
		(5,156,462)	(8,970,609)

Other items
Government grant	10	8,763	14,139
Foreign exchange		42,148	(7,719)
Gain (loss) on revaluation of warrant derivative	13	(92,918)	(536,209)
		(42,007)	(529,789)

Net and comprehensive loss		$(4,211,271)	$(8,890,431)

Loss per share - Basic and diluted		$(0.28)	$(0.93)

Weighted average number of common shares outstanding - basic and diluted		15,167,945	9,590,802

The accompanying notes are an integral part of these financial statements.

F-19

BRUUSH ORAL CARE INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars)

	Class A Common Shares		Class B Common Shares
	Number of shares	Amount	Number of shares	Amount	Subscriptions received	Reserves	Accumulated Deficit	Total

Balance, January 31, 2020	3,868,332	$3,278,547	940,005	$1,023,864	$301,886	$-	$(4,519,341)	$84,956
Private placement of shares - CAD$1.44	574,448	610,761	348,150	377,239	(301,886)	-	-	686,114
Shares issued for services	2,381,346	2,527,596	1,887,640	1,997,610	-	-	-	4,525,206
Private placement units - CAD$0.60	-	-	2,066,997	746,365	-	-	-	746,365
Private placement units - CAD$1.80	-	-	2,919,047	3,265,078	-	-	-	3,265,078
Share issuance cost - shares	-	-	179,434	(38,745)	-	38,745	-	-
Share issuance cost – broker warrants	-	-	-	(123,981)	-	123,981	-	-
Share issuance cost - cash	-	-	-	(400,083)	-	-	-	(400,083)
Stock options granted	-	-	-	-	-	145,934	-	145,934
Net and comprehensive loss	-	-	-	-	-	-	(8,890,431)	(8,890,431)
Balance, January 31, 2021	6,824,126	$6,416,904	8,341,273	$6,847,347	$-	$308,660	$(13,409,772)	$163,139
Shares issued for services	-	-	8,800	12,658	-	-	-	12,658
Stock options granted	-	-	-	-	-	92,276	-	92,276
Net and comprehensive loss	-	-	-	-	-	-	(4,211,271)	(4,211,271)
Balance, October 31, 2021	6,824,126	$6,416,904	8,350,073	$6,860,005	$-	$400,936	$(17,621,043)	$(3,943,198)

The accompanying notes are an integral part of these financial statements.

F-20

BRUUSH ORAL CARE INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	9-months ended	12-months ended
	October 31,	January 31,
	2021	2021
Cash flows from operating activities
Net loss	$(4,211,271)	$(8,890,431)
Items not affecting cash:
Amortization and depreciation	5,499	-
Government grant	(8,763)	(14,139)
Share-based compensation	92,276	4,949,441
Consulting	12,658	-
Loss on revaluation of warrant derivative	92,918	536,209
Interest expense	2,699	1,782
Unrealized foreign exchange	1,375	1,431

Changes in non-cash working capital
Accounts and other receivables	(79,888)	(68,190)
Inventory	402,130	(577,656)
Prepaid expenses and deposits	36,795	(114,917)
Accounts payable and accrued liabilities	3,057,343	31,999
Deferred revenue	(74,940)	92,121

Net cash flows used in operating activities	(671,169)	(4,052,350)

Cash flows from investing activities
Purchase of property and equipment	(6,201)	(3,196)
Purchase of intangible asset	(15,000)	-

Net cash flows used in investing activities	(21,201)	(3,196)

Cash flows from financing activities
Proceeds received on the issuance of shares	-	4,973,023
Proceeds from loans	14,253	28,506
Repayment of loans	-	(433,987)

Net cash flows provided by financing activities	14,253	4,567,542

Change in cash	$(678,117)	$511,996

Cash
Beginning of year	$692,647	$180,651
End of year	$14,530	$692,647

Supplemental cash flow disclosure
Interest	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-21

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

1.	NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of selling electric toothbrushes. The Company is located at 30 Wellington Street West, 5th Floor, Toronto, Ontario M5L 1E2.

As of and for the nine months period ended October 31, 2021, the Company has recurring losses, a working capital deficit of $3,962,096 (January 31, 2021 – working capital of $159,943), an accumulated deficit totaling $17,621,043 (January 31, 2021 – accumulated deficit of $13,409,772) and negative cash flows used in operating activities of $671,169 (January 31, 2021 – negative cash flows of $4,052,350). The ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company has successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

On March 11, 2020, the outbreak of the novel strain of coronavirus specifically identified as “COVID-19” was declared a pandemic by the World Health Organization. The outbreak has resulted in governments worldwide enacting emergency measures to combat the spread of the virus which in turn have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, the Company does not believe it is possible to predict with precision the pandemic’s cumulative and ultimate impact on its future business operations, liquidity, financial condition, and results of operations. In addition, the Company cannot predict the impact the COVID-19 pandemic will have on its business partners and third-party vendors, and the Company may be adversely impacted as a result of the adverse impact its business partners and third-party vendors suffer. Additionally, concerns over the economic impact of the COVID-19 pandemic have caused volatility in financial markets, which may adversely impact the Company’s stock price and the Company’s ability to access capital markets.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

2.	BASIS OF PRESENTATION

Basis of presentation and statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”). The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all periods presented, unless otherwise stated.

These financial statements have been prepared on a historical cost basis, modified where applicable. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information.

The Company has changed its fiscal year end from January 31 to October 31, which became effective for the period ended October 31, 2021. The Company determined that the change in year end would better reflect the annual business cycle given that the holiday season (November and December) is a peak period for sales. Given the fiscal year ended October 31, 2021 is for a 9-month period, the results may not be comparable to the 12-month period ended January 31, 2021.

F-22

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

Revenue recognition

The Company’s revenue is generated from the sale of finished product to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, which is typically the date of receipt by the customer. When the Company has collected payment from a customer, but the product is in transit, the Company will defer the recognition of the product sale in revenues until such time the product is delivered to the customer. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized. The revenue recorded is presented net of sales and other taxes the Company collect on behalf of governmental authorities.

Foreign currency translation

The functional currency of each entity is determined using the currency of the primary economic environment in which that entity operates. The Company’s financial statements are presented in United States dollars.

The functional currency for the Company is the United States dollar.

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the statement of loss and comprehensive loss.

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Operating segments

For management purposes, the Company is organized into one operating and reportable segment based on the products of the Company, which are complimentary to each other.

Inventory

Inventory consists entirely of finished goods and is valued at the lower of cost or net realizable value. The cost of inventory is maintained using the average-cost method. The net realizable value of finished goods is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. The cost of finished goods inventory is based on landed cost, which includes all costs incurred to bring inventory to the Company’s distribution centers including product costs, inbound freight and duty. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Computers and Software	3 years

F-23

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Intangible assets

Purchased intangible assets are recognized as assets in accordance with IAS 38 – Intangible Assets, where it is probable that the use of the asset will generate future economic benefits and where the cost of the asset can be determined reliably. Intangible assets acquired are initially recognized at cost of purchase and are subsequently carried at cost less accumulated amortization, if applicable, and accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite. All finite-lived intangible assets are stated at cost less accumulated impairment.

The Company’s intangible asset consists of customer lists with an estimated useful life of 2 years.

Impairment of assets

The Company performs impairment tests on its long-lived assets, including property and equipment and intangible assets, when new events or circumstances occur, or when new information becomes available relating to their recoverability. When the recoverable amount of each separately identifiable asset or cash generating unit (“CGU”) is less than its carrying value, the asset or CGU’s assets are written down to their recoverable amount with the impairment loss charged against profit or loss. A reversal of the impairment loss in a subsequent period will be charged against profit or loss if there is a significant reversal of the circumstances that caused the original impairment. The impairment will be reversed up to the amount of depreciated carrying value that would have otherwise occurred if the impairment loss had not occurred.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments or a change in the assessment of an option to purchase the underlying asset.

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

As at October 31, 2021 and January 31, 2021, the Company did not have any leases in place.

F-24

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss as incurred. During the nine months ended October 31, 2021, $Nil (January 31, 2021 - $6,486) of research and development costs were recorded in Consulting in the Statement of Comprehensive Loss.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labor, overhead costs that are directly attributable to preparing the asset for its intended use and borrowing costs on qualifying assets. Other development expenditures are recognized in profit or loss as incurred.

Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

As at October 31, 2021 and January 31, 2021, the Company has not capitalized any research and development costs.

Financial instruments

(a)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

(b)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

F-25

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

(c)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(d)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and/or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

F-26

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from shareholders’ equity, net of tax. In the event that the financing is not completed, these costs are expensed to profit or loss.

The Company may engage in equity financing transactions to obtain the funds necessary to continue operations. These equity financing transactions may involve issuance of common shares or units. A unit comprises a certain number of common shares and a certain number of share purchase warrants. Depending on the terms and conditions of each financing agreement, the warrants are exercisable into additional common shares prior to expiry at a price stipulated by the agreement. Warrants that are part of units are assigned a residual value if the unit is issued at a price exceeding the market price of underlying share at the time of issuance otherwise the warrants are assigned no value and included in share capital with the common shares that are concurrently issued. Warrants that are issued as payment for an agency fee or other transactions costs are accounted for as share-based payment transaction costs.

Warrants that are exercisable in currencies other than the Company’s functional currency of U.S. dollars are considered to be derivative financial instruments. The Company presents such warrants as derivative liabilities on the balance sheet and measures them at fair value at the end of each reporting period.

F-27

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Critical accounting estimates and significant management judgments

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Fair value measurement of broker warrants and warrant derivative

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date on which they are granted. When the fair value of financial assets and financial liabilities recorded in the Statements of Financial Position cannot be measured based on quoted prices in active markets, their fair value is measured using valuation techniques. Estimating fair value for broker warrants and the warrant derivative requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires the determination of the most appropriate inputs to the valuation model including the expected remaining life of the broker warrants and the warrant derivative, fair value of the underlying stock, volatility, risk-free interest rate and dividend yield and making assumptions about them. Where possible the Company will utilize contractual and publicly available information to determine valuation model inputs. If no such information is available, the Company will use historical performance and if required, the Company will make estimations based on the best information available. Expected remaining life is determined using the information in the warrant terms, fair value of the underlying stock is determined based the most recently completed financing, volatility is estimated based on market data and industry assessment, risk-free interest rate is determined based on central bank rates for a similar period to the expected remaining life and dividend yield is estimated using the Company’s past performance and future expectations. The assumptions and models used for estimating fair value for broker warrants and the warrant derivative are disclosed in Note 12. These are either classified as equity instruments or derivative liabilities subject to whether the exercise price is fixed or variable.

Fair value of Class B common shares

The fair value of the Class B common shares that are underlying and drive the fair value of warrants and stock-based compensation are estimated at the date on which the equity instruments are granted. As the Company is not publicly traded and there is no quoted price available, management estimates the fair value of the Class B common shares by reference to the price of the most recently completed private placement financing. Where the most recently completed financing is a financing of units, management estimates the fair value to be allocated to the share component by performing a numerical iteration on the Black-Scholes calculation for the fair value of the attached warrants. The Company determined that absent significant changes in the operations of the Company, the fair value of the Class B common shares is best estimated utilizing the most recently completed financing due to there being no quoted price available.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, not electing to exercise renewal options on Leases, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the property and equipment would increase the recorded expenses and decrease the non-current assets.

Income taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is probable that the tax position will be sustained based on its technical merits. The Company measures and record the tax benefits from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s estimated liabilities related to these matters are adjusted in the period in which the uncertain tax position is effectively settled, the statute of limitations for examination expires or when additional information becomes available. The amount and timing of future taxable income for unrecognized tax benefits requires the use of assumptions and significant judgement to estimate the exposures associated with our various filing positions. The Company has not recognized the value of any deferred tax assets in its statements of financial position. Although the Company believes that the judgements and estimates made are reasonable, actual results could differ and resulting adjustments could materially affect our effective income tax rate and income tax provision.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Other significant judgments

The preparation of these financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	The determination of the Company’s functional currency; and
-	Whether there are indicators of impairment of the Company’s long-lived assets.

F-28

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

4.	ACCOUNTS AND OTHER RECEIVABLES

	October 31, 2021	January 31, 2021
Trade receivables	$36,734	$7,206
Sales taxes receivable	124,313	73,953
	$161,047	$81,159

5.	INVENTORY

Inventory consisted entirely of finished goods made up of electric toothbrushes, replacement toothbrush heads and accessories.

During the nine months ended October 31, 2021, $978,243 (January 31, 2021 - $291,195) of inventory was sold and recognized in cost of goods sold, and $35,683 (January 31, 2021 - $64,161) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

6.	PREPAID EXPENSES AND DEPOSITS

	October 31, 2021	January 31, 2021
Prepaid expenses	$7,067	$7,067
Deposits on inventory	74,507	111,302
	$81,574	$118,369

7.	PROPERTY AND EQUIPMENT

COST	Equipment	Total
Balance, January 31, 2020	$-	$-
Additions	3,196	3,196
Balance, January 31, 2021	$3,196	$3,196
Additions	6,200	6,200
Balance, October 31, 2021	$9,396	$9,396

ACCUMULATED DEPRECIATION	Equipment	Total
Balance, January 31, 2020	$-	$-
Additions	-	-
Balance, January 31, 2021	$-	$-
Additions	1,964	1,964
Balance, October 31, 2021	$1,964	$1,964

NET BOOK VALUE	Equipment	Total
Balance, January 31, 2021	$3,196	$3,196
Balance, October 31, 2021	$7,432	$7,432

F-29

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

8.	INTANGIBLE ASSETS

On May 13, 2021, the Company acquired certain assets of The Dollar Brush, a direct-to-consumer player in the electric toothbrush subscription space. The assets acquired included customer lists and supplemental customer leads. In consideration, the Company made a cash payment of $15,000.

COST	Customer lists	Total
Balance, January 31, 2021	$-	$-
Additions	15,000	15,000
Balance, October 31, 2021	$15,000	$15,000

ACCUMULATED AMORTIZATION	Customer lists	Total
Balance, January 31, 2021	$-	$-
Amortization	3,534	3,534
Balance, October 31, 2021	$3,524	$3,534

NET BOOK VALUE	Customer lists	Total
Balance, January 31, 2021	$-	$-
Balance, October 31, 2021	$11,466	$11,466

9.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	October 31, 2021	January 31, 2021
Accounts payable	$2,299,177	$236,806
Accrued liabilities	1,066,885	71,913
	$3,366,062	$308,719

10.	LOANS PAYABLE

On May 5, 2020, the Company received a loan in the principal amount of CAD$40,000 ($28,506) under the Canada Emergency Business Account (“CEBA”) program. The loan is non-interest bearing and eligible for CAD$10,000 ($7,127) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. The Company intends to repay the loan by December 31, 2022 and management has assessed that the Company will have the financial ability to do so. As it is probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,127) loan forgiveness as government grant income during the year ended January 31, 2021. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $20,160, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $14,139 has been recognized as government grant income during the year ended January 31, 2021.

On April 7, 2021, the Company received an additional CAD$20,000 ($14,253) under the CEBA program. The additional loan is non-interest bearing and eligible for CAD$10,000 ($7,704) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and is due on December 31, 2025. The Company intends to repay the loan by December 31, 2022 and management has assessed that the Company will have the financial ability to do so. As it is probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,704) loan forgiveness as government grant income during the nine months ended October 31, 2021. As the loan was issued at below market rates, the initial fair value of the loan was determined to be $7,703, which was determined using an estimated effective interest rate of 15%.

F-30

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

10.	LOANS PAYABLE (continued)

The difference between the face value of the loan and the fair value of the loans of $8,763 has been recognized as government grant income during the nine months ended October 31, 2021.

For the nine months ended October 31, 2021, the Company recognized interest expense of $2,699 related to the loan (Year ended January 31, 2021 - $1,782).

As at October 31, 2021, the carrying value of the loan was $27,144 (January 31, 2021 - $17,580).

11.	RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	October 31, 2021	January 31, 2021
Director fees	72,541	54,585
Professional fees	-	55,625
Share-based compensation	$-	$1,997,611

b)	Key management compensation

	October 31, 2021	January 31, 2021
Consulting fees	$270,427	$206,507
Share-based compensation	$-	$2,527,596

c)	Accounts payable and accrued liabilities – As of October 31, 2021 $155,979 (January 31, 2021 - $2,740) due to related parties was included in accounts payable and accrued liabilities.

d)	Loans payable – As of October 31, 2021 $Nil (January 31, 2021 - $Nil) was owing to the CEO of the Company. The loan was non-interest bearing, due on demand and unsecured.

12.	SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Class A Voting Common Shares common shares (“Class A shares”), without par value.

Unlimited Class B Non-Voting Common Shares common shares (“Class B Shares”), without par value.

Shares outstanding

As at October 31, 2021:	6,824,126 Class A shares and 8,350,073 Class B shares were issued and outstanding (January 31, 2021 – Class A: 6,824,126, Class B: 8,341,273).

F-31

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

12.	SHARE CAPITAL (continued)

On July 17, 2020, the Company enacted a stock split of 1 to 3.4815. All share and per share amounts in the financial statements have been retroactively restated to present the post stock split amounts.

Nine months ended October 31, 2021:

On August 13, 2021, the Company issued 8,800 Class B shares to a consultant for services rendered. The fair value of the shares was estimated to be $12,658 based on the price of the most recently completed private placement financing.

Year ended January 31, 2021:

On February 12, 2020, the Company issued 417,780 Class A shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $452,694 and is recorded as share-based compensation in the statements of comprehensive loss.

On February 12, 2020, the Company issued 139,260 Class A shares at CAD$1.44 ($1.08) per share for gross proceeds of CAD$200,000 ($150,898).

On February 13, 2020, the Company issued 348,150 Class B shares at CAD$1.44 ($1.08) per share for gross proceeds of CAD$525,000 ($377,239).

On June 24, 2020, the Company issued 1,963,566 Class A shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $2,074,902 is recorded as share-based compensation in the statements of comprehensive loss.

On June 24, 2020, the Company issued 435,188 Class A shares at CAD$0.57 ($0.43) per share for gross proceeds of CAD$250,000 ($183,945). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $459,863 based on the share price of the most recent financing of Class A shares. The difference between the proceeds received and the fair value of the shares of $275,918 has been recognized as consulting fees in the statements of comprehensive loss.

On July 17, 2020, the Company issued 1,887,640 Class B shares for nominal consideration to directors of the Company for services rendered. The fair value of the shares is estimated to be $1,997,611 and has been recorded as share-based compensation on the statements of comprehensive loss.

In July and August 2020, the Company completed a private placement of 2,066,997 units at CAD$0.60 ($0.45) per unit for gross proceeds of CAD$1,240,198 ($746,365). Each unit comprises of one Class B share and on half-warrant exercisable at CAD$0.90 ($0.67) for twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). The fair value of the attached warrants was determined to be $178,955 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.28% and an expected remaining life - 2.95 years.

In August and September 2020, the Company completed a brokered private placement of 2,919,047 units at CAD$1.80 ($1.34) per unit for gross proceeds of CAD$5,311,684 ($3,2165,078). Each unit comprises of one Class B share and on half-warrant exercisable at CAD$2.70 ($2.02) for twenty-four months from Liquidity Event. The fair value allocated to the attached warrants upon issuance was estimated to be $774,894 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years. In conjunction with the private placement, the Company paid finders fees of $400,083 and issued 179,434 finders’ units. Each finders’ unit comprises of one Class B share and on half-warrant with the same terms as the unit warrants. The Company also issued 236,073 broker warrants with the same terms as the unit warrants.

F-32

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

12.	SHARE CAPITAL (continued)

The fair value of the broker warrants upon issuance was determined to be $123,981 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years.

a)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

During the nine months ended October 31, 2021, the Company had no option issuances.

During the year ended January 31, 2021, the Company granted 309,498 options exercisable at CAD$1.80 until November 9, 2025. 157,781 of the options vested on November 23, 2020, with the remaining options vesting on November 23, 2021. The fair value of the options was determined to be $246,071 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 5 years.

During the nine months ended October 31, 2021, the Company recognized share-based compensation expense of $92,276 for the vesting of options (Year ended January 31, 2021 - $145,933).

Continuity of the options issued and outstanding are as follows:

	Number of options	Weighted average exercise price
Balance, January 31, 2020	-	$-
Granted	309,498	1.80CAD
Exercised	-	-
Balance, January 31, 2021	309,498	$1.80CAD
Granted	-	-
Exercised	-	-
Balance, October 31, 2021	309,498	$1.80CAD

13.	DERIVATIVE WARRANT LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 1,033,495 warrants with an exercise price of CAD$0.90 ($0.69) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the warrants upon issuance was determined to be $178,956 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.15% and an expected remaining life - 2.95 years. As at October 31, 2021, the fair value of the warrants was determined to be $818,871 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 1.11% and an expected remaining life – 1.66 years (January 31, 2021 - $778,213 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.17% and an expected remaining life - 2.41 years).

F-33

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

13.	DERIVATIVE WARRANT LIABILITY (continued)

In August and September 2020, in connection with a private placement, the Company issued 1,475,468 warrants with an exercise price of CAD$2.70 ($2.02) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the warrants upon issuance was determined to be $774,895 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years. As at October 31, 2021, the fair value of the warrants was determined to be $764,106 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate – 1.11% and an expected remaining life – 21.66 years (January 31, 2021 - $711,846 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.17% and an expected remaining life - 2.41 years).

The following is a continuity of the Company’s derivative warrant liability:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059
Issued during the period	-
Change in fair value of derivative	92,918
Balance, October 31, 2021	$1,582,977

14.	FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2021	January 31, 2021
Amortized cost:
Cash		14,530	$692,647
Accounts receivable		161,047	81,159
		175,577	$773,806

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	October 31, 2021	January 31, 2021
Amortized cost:
Accounts payable and accrued expenses		3,366,062	$308,719
Loans payable		27,144	17,580

FVTPL:
Warrant derivative liability	Level 2	1,582,977	1,490,059
		4,976,183	$1,816,358

F-34

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

14.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield Key unobservable inputs ● Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		October 31, 2021	January 31, 2021
Volatility	20%	$258,303	$144,370

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

The Company’s maximum credit risk exposure is $175,577.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at October 31, 2021:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$3,366,062	$-	$-
Loans payable	27,144	-	-
	$3,393,206	$-	$-

F-35

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

9-months ended October 31, 2021, and 12-months ended January 31, 2021

14.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at October 31, 2021, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

15.	SEGMENTED INFORMATION

The Company’s breakdown of sales by geographical region is as follows:

	9-months ended October 31, 2021	12-months ended January 31, 2021
United States of America	$1,238,259	$512,094
Canada	727,182	389,068
	$1,965,441	$901,162

The Company’s breakdown of sales by product segment is as follows:

	9-months ended October 31, 2021	12-months ended January 31, 2021
Devices	$1,367,778	$817,778
Consumables	597,663	83,384
	$1,965,441	$901,162

F-36

16.	COMPARATIVE FINANCIAL INFORMATION

Due to the change in the Company’s fiscal year end, the comparative income statement information for the 9-months ended October 31, 2020 is as follows:

	9-months ended	9-months ended
	October 31,	October 31,
	2021	2020
	(audited)	(unaudited)

Revenues	$1,965,441	$315,541
Cost of goods sold	978,243	120,958
Gross Profit	987,198	194,583

Expenses
Advertising and marketing	2,806,260	1,620,304
Commission	26,339	5,151
Consulting	868,442	200,337
Amortization and depreciation expense	5,498	-
Interest and bank charges	60,183	13,969
Merchant fees	68,073	18,911
Office and administrative expenses	93,900	43,637
Professional fees	241,854	153,249
Salaries and wages	282,003	43,773
Selling fees	-	-
Share-based compensation	92,276	4,949,441
Shipping and delivery	511,566	93,456
Travel and entertainment	100,068	24,048
	(5,156,462)	(7,166,276)

Other items
Government grant	8,763	14,139
Foreign exchange	42,148	(46,670)
Gain (loss) on revaluation of warrant derivative	(92,918)	(548,886)
	(42,007)	(581,417)

Net and comprehensive loss	$(4,211,271)	$(7,553,110)

17.	SUBSEQUENT EVENTS

On December 3, 2021, the Company issued senior secured promissory notes (the “Senior Secured Promissory Notes”) in the amount of $3,000,000. The Senior Secured Promissory Notes have a maturity date of December 3, 2022 (the “Maturity Date”) and bear interest at 8% per annum. The Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) for gross proceeds of over $5,000,000 prior to the Maturity Date, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue warrants to the holders of the Secured Promissory Notes. The number of warrants is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Warrant Calculation”).

The Company will issue an initial 1,059,039 warrants of the Company. The number of warrants to be issued was calculated by dividing 50% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of warrants upon the closing of the IPO to update the Warrant Calculation for the IPO share price.

Each warrant is exercisable into one Class B common share of the Company at an exercise price equal to the share price of the Company’s initial public offering (“IPO”). The warrants will expire five and a half years after the closing of the Company’s IPO.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue Class B common shares to the holders of the Secured Promissory Notes (“Commitment Shares”). The number of Commitment Shares is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Commitment Calculation”).

The Company will issue an initial 1,059,039 Commitment Shares. The number of Commitment Shares to be issued was calculated by dividing 50% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of Commitment Shares upon the closing of the IPO to update the Commitment Calculation for the IPO share price.

On April 28, 2022, the Company issued senior secured promissory notes (the “April Senior Secured Promissory Notes”) in the amount of $1,650,000. The April Senior Secured Promissory Notes have a maturity date of December 2, 2022 (the “April Maturity Date”) and bear interest at 8% per annum. The April Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “April Subsequent Offering”) for gross proceeds of over $5,000,000 prior to the April Maturity Date, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue Class B common shares to the holders of the Secured Promissory Notes (“Commitment Shares”). The number of Commitment Shares is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Commitment Calculation”).

The Company will issue an initial 1,059,042 Commitment Shares. The number of Commitment Shares to be issued was calculated by dividing 100% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of Commitment Shares upon the closing of the IPO to update the Commitment Calculation for the IPO share price.

F-37

BRUUSH ORAL CARE INC.

FINANCIAL STATEMENTS

JANUARY 31, 2021

(Expressed in U.S. dollars)

F-38

INDEPENDENT AUDITOR’S REPORT

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Bruush Oral Care Inc.

Opinion on the Financial Statements

We have audited the accompanying statements of financial position of Bruush Oral Care Inc (the “Company”) as of January 31, 2021, the related statements of comprehensive loss, shareholders’ equity, and cash flows, for the year ended January 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as January 31, 2021, and its financial performance and its cash flows for the year ended January 31, 2021, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses that has primarily been funded through financing activities and has stated that substantial doubt exists about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ DMCL

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED PROFESSIONAL ACCOUNTANTS

We have served as the Company’s auditor since 2021

Vancouver, Canada

June 30, 2022, except for Notes 3 and 14 to the financial statements, as to which the date is July 15, 2022.

F-39

BRUUSH ORAL CARE INC.

STATEMENTS OF FINANCIAL POSITION

(Expressed in U.S. dollars)

As at

		January 31, 2021	January 31, 2020
	Note	(audited)	(unaudited)

ASSETS
Current
Cash		$692,647	$180,651
Accounts and other receivables	4	81,159	12,969
Inventory	5	1,176,247	598,591
Prepaid expenses and deposits	6	118,369	3,452
		2,068,422	795,663
Non-current
Property and equipment		3,196	-
Total assets		$2,071,618	$795,663

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued expenses	7,9	$308,719	$276,720
Loan payable	8	17,580	433,987
Deferred revenue		92,121	-
Warrant derivative	11	1,490,059	-
Total liabilities		1,908,479	710,707

SHAREHOLDERS’ EQUITY
Subscriptions received	10	-	301,886
Class A common shares	10	6,416,904	3,278,547
Class B common shares	10	6,847,347	1,023,864
Reserves	10	308,660	-
Accumulated deficit		(13,409,772)	(4,519,341)
Total shareholders’ equity		163,139	84,956
Total liabilities and shareholders’ deficiency		$2,071,618	$795,663

Nature of operations and going concern (Note 1)

Subsequent events (Note 15)

Approved and authorized for issue by the Board of Directors on July 15, 2022.

The accompanying notes are an integral part of these financial statements.

F-40

BRUUSH ORAL CARE INC.

STATEMENTS OF COMPREHENSIVE LOSS

(Expressed in U.S. dollars)

For the years ended January 31,

		2021	2020
	Note	(audited)	(unaudited)

Revenues		$901,162	$207,404
Cost of goods sold	5	291,195	66,596
Gross Profit		609,967	140,808

Expenses
Advertising and marketing		2,670,447	841,944
Commission		11,207	3,671
Consulting	9,10	556,864	371,152
Interest and bank charges		18,130	15,408
Merchant fees		39,180	12,333
Office and administrative expenses		75,194	54,709
Professional fees		222,870	51,455
Salaries and wages		93,460	-
Share-based compensation	10	4,949,441	52,409
Shipping and delivery		304,591	46,766
Travel and entertainment		29,225	68,340
		(8,970,609)	(1,518,187)

Other items
Government grant	8	14,139	-
Foreign exchange		(7,719)	(1,481)
Gain (loss) on revaluation of warrant derivative	11	(536,209)	-
		(529,789)	(1,481)

Net and comprehensive loss		$(8,890,431)	$(1,378,860)

Loss per share - Basic and diluted		$(0.93)	$(0.34)

Weighted average number of common shares outstanding - basic and diluted		9,590,802	4,069,873

The accompanying notes are an integral part of these financial statements.

F-41

BRUUSH ORAL CARE INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

(Expressed in U.S. dollars)

	Class A Common Shares		Class B Common Shares
	Number of shares	Amount	Number of shares	Amount	Subscriptions received	Reserves	Accumulated Deficit	Total

Balance, January 31, 2019	3,481,499	$2,948,253	-	$-	$-	$-	$(3,140,481)	$(192,228)
Private placement of shares - $1.15	386,833	330,294	-	-	-	-		330,294
Private placement of shares - $1.44	-	-	940,005	1,023,864	-	-	-	1,023,864
Subscriptions received	-	-	-	-	301,886	-	-	301,886
Net and comprehensive loss	-	-	-	-	-	-	(1,378,860)	(1,378,860)
Balance, January 31, 2020	3,868,332	$3,278,547	940,005	$1,023,864	$301,886	$-	$(4,519,341)	$84,956

Balance, January 31, 2020	3,868,332	$3,278,547	940,005	$1,023,864	$301,886	$-	$(4,519,341)	$84,956
Private placement of shares - CAD$1.44	574,448	610,761	348,150	377,239	(301,886)	-	-	686,114
Shares issued for services	2,381,346	2,527,596	1,887,640	1,997,610	-	-	-	4,525,206
Private placement units - CAD$0.60	-	-	2,066,997	746,365	-	-	-	746,365
Private placement units - CAD$1.80	-	-	2,919,047	3,265,077	-	-	-	3,217,886
Share issuance cost - shares	-	-	179,434	(38,745)	-	38,745	-	-
Share issuance cost – broker warrants	-	-	-	(123,981)	-	123,981	-	-
Share issuance cost - cash	-	-	-	(400,083)	-	-	-	(400,083)
Stock options granted	-	-	-	-	-	145,934	-	145,934
Net and comprehensive loss	-	-	-	-	-	-	(8,890,431)	(8,890,431)
Balance, January 31, 2021	6,824,126	$6,416,904	8,341,273	$6,847,347	$-	$308,660	$(13,409,772)	$163,139

The accompanying notes are an integral part of these financial statements.

F-42

BRUUSH ORAL CARE INC.

STATEMENTS OF CASH FLOWS

(Expressed in U.S. dollars)

	2021	2020
	(audited)	(unaudited)
Cash flows from operating activities
Net loss	$(8,890,431)	$(1,378,860)
Items not affecting cash:
Government grant	(14,139)	-
Share-based compensation	4,949,441	-
Loss on revaluation of warrant derivative	536,209	-
Interest expense	1,782	-
Unrealized foreign exchange	1,431	-

Changes in non-cash working capital
Accounts and other receivables	(68,190)	(10,185)
Inventory	(577,656)	(261,234)
Prepaid expenses and deposits	(114,917)	35
Accounts payable and accrued liabilities	31,999	190,688
Deferred revenue	92,121	-

Net cash flows used in operating activities	(4,052,350)	(1,459,556)

Cash flows from investing activities
Capital expenditures	(3,196)	-

Net cash flows used in investing activities	(3,196)	-

Cash flows from financing activities
Subscriptions received	-	301,886
Proceeds received on the issuance of shares	4,973,023	1,354,158
Proceeds from loans	28,506	(77,808)
Repayment of loans	(433,987)	-

Net cash flows provided by financing activities	4,567,542	1,578,236

Change in cash	$511,996	$118,680

Cash
Beginning of year	$180,651	$61,971
End of year	$692,647	$180,651

Supplemental cash flow disclosure
Interest	$-	$-
Taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F-43

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

1.	NATURE OF OPERATIONS AND GOING CONCERN

Bruush Oral Care Inc. (the “Company”) was incorporated in British Columbia under the Business Corporations Act on October 10, 2017. The Company is in the business of producing and selling electric toothbrushes. The Company’s head office is located at 30 Wellington Street West 5th Floor, Toronto, Ontario M5L 1E2.

As of and for the year ended January 31, 2021, the Company has recurring losses, a working capital of $159,943 (2020 – working capital of $103,815), an accumulated deficit totaling $13,409,772 (2020 – accumulated deficit of $4,519,341) and negative cash flows used in operating activities of $4,052,350 (2020 – negative cash flows of $1,459,556). While the Company has positive working capital, the ability of the Company to carry out its business objectives is dependent on its ability to secure continued financial support from related parties, to obtain equity financing, or to ultimately attain profitable operations in the future. The Company will need to raise additional capital during the next twelve months and beyond to support current operations and planned development. Whether and when the Company can attain profitability and positive cash flows is uncertain. While the Company successful in securing financing in the past, there is no assurance that financing will be available in the future on terms acceptable to the Company.

On March 11, 2020, the outbreak of the novel strain of coronavirus specifically identified as “COVID-19” was declared a pandemic by the World Health Organization. The outbreak has resulted in governments worldwide enacting emergency measures to combat the spread of the virus which in turn have caused material disruption to business globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. In light of the evolving nature of COVID-19 and the uncertainty it has produced around the world, the Company does not believe it is possible to predict with precision the pandemic’s cumulative and ultimate impact on its future business operations, liquidity, financial condition, and results of operations. In addition, the Company cannot predict the impact the COVID-19 pandemic will have on its business partners and third-party vendors, and the Company may be adversely impacted as a result of the adverse impact its business partners and third-party vendors suffer. Additionally, concerns over the economic impact of the COVID-19 pandemic have caused volatility in financial markets, which may adversely impact the Company’s stock price and the Company’s ability to access capital markets.

These factors form a material uncertainty that may cast significant doubt upon the Company’s ability to continue as a going concern. These financial statements do not give effect to adjustments to the carrying value and classification of assets and liabilities and related expense that would be necessary should the Company be unable to continue as a going concern. If the going concern assumption is not appropriate, material adjustments to the statements could be required.

2.	BASIS OF PRESENTATION

Basis of presentation and statement of compliance

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Issues Committee (“IFRIC”). The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been consistently applied to all years presented, unless otherwise stated.

These financial statements have been prepared on a historical cost basis, modified where applicable. In addition, these financial statements have been prepared using the accrual basis of accounting except for cash flow information.

F-44

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS

Revenue recognition

The Company’s revenue is generated from the sale of finished product to customers. Those sales predominantly contain a single performance obligation and revenue is recognized at a single point in time when ownership, risks and rewards transfer, which is typically the date of receipt by the customer. Where the Company has collected payment from a customer, but the product is in transit, the Company will defer the recognition of the product sale in revenues until such time as the product is delivered to the customer, recognition deferral will be recorded as deferred revenue until delivery is completed. A provision for payment discounts and product return allowances is recorded as a reduction of sales in the same period the revenue is recognized. The revenue recorded is presented net of sales and other taxes the Company collect on behalf of governmental authorities.

Foreign currency translation

The functional currency of each entity is determined using the currency of the primary economic environment in which that entity operates. The Company’s financial statements are presented in United States dollars.

The functional currency for the Company is the United States dollar.

Foreign currency transactions are translated into the functional currency of the Company, using the exchange rates prevailing at the dates of the transactions (spot exchange rate). Foreign exchange gains and losses resulting from the settlement of such transactions and from the remeasurement of monetary items denominated in foreign currency at year end exchange rates are recognized in the statement of loss and comprehensive loss.

Non-monetary items are not retranslated at year end and are measured at historical cost (translated using the exchange rates at the transaction date), except for non-monetary items measured at fair value which are translated using the exchange rates at the date when fair value was determined.

Operating Segments

For management purposes, the Company is organized into one operating and reportable segment based on the products of the Company which are determined to be complimentary to one another.

Inventory

Inventory consists entirely of finished goods and is valued at the lower of cost or net realizable value. The cost of inventory is maintained using the average-cost method. The net realizable value of finished goods is the estimated selling price in the ordinary course of business, less applicable variable selling expenses. The cost of finished goods inventory is based on landed cost, which includes all costs incurred to bring inventory to the Company’s distribution centers including product costs, inbound freight and duty. If the Company determines that the estimated net realizable value of its inventory is less than the carrying value of such inventory, it records a charge to cost of goods sold.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation is provided on the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; cost of major additions and betterments are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from property and equipment and any gain or loss is reflected as a gain or loss from operations.

The estimated useful lives are:

Computers and Software	2 years

F-45

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Property and equipment (continued)

The CGU’s recoverable amount is evaluated using fair value less costs to sell calculations. In calculating the recoverable amount, the Company utilizes discounted cash flow techniques to determine fair value when it is not possible to determine fair value from active markets or a written offer to purchase. Management calculates the discounted cash flows based upon its best estimate of a number of economic, operating, engineering, environmental, political and social assumptions. Any changes in the assumptions due to changing circumstances may affect the calculation of the recoverable amount.

Impairment of assets

The Company performs impairment tests on its long-lived assets, including property and equipment, when new events or circumstances occur, or when new information becomes available relating to their recoverability. When the recoverable amount of each separately identifiable asset or cash generating unit (“CGU”) is less than its carrying value, the asset or CGU’s assets are written down to their recoverable amount with the impairment loss charged against profit or loss. A reversal of the impairment loss in a subsequent period will be charged against profit or loss if there is a significant reversal of the circumstances that caused the original impairment. The impairment will be reversed up to the amount of depreciated carrying value that would have otherwise occurred if the impairment loss had not occurred.

Leases

The Company assesses at contract inception whether a contract is, or contains, a lease. That is, if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company applies a single recognition and measurement approach for all leases, except for short-term leases and leases of low-value assets. The Company recognizes lease liabilities to make lease payments and right-of-use assets representing the right to use the underlying assets.

At the commencement date of the lease, the Company recognizes lease liabilities measured at the present value of lease payments to be made over the lease term. Lease payments include fixed payments (including in-substance fixed payments) less any lease incentives receivable, variable lease payments that depend on an index or a rate, and amounts expected to be paid under residual value guarantees. Lease payments also include the exercise price of a purchase option reasonably certain to be exercised by the Company and payments of penalties for terminating the lease, if the lease term reflects the Company exercising the option to terminate. Variable lease payments that do not depend on an index or a rate are recognized as expenses in the period in which the event or condition that triggers the payment occurs. In calculating the present value of lease payments, the Company uses its incremental borrowing rate at the lease commencement date because the interest rate implicit in the lease is not readily determinable. After the commencement date, the amount of lease liabilities is increased to reflect the accretion of interest and reduced for the lease payments made. In addition, the carrying amount of lease liabilities is remeasured if there is a modification, a change in the lease term, a change in the lease payments (e.g., changes to future payments resulting from a change in an index or rate used to determine such lease payments) or a change in the assessment of an option to purchase the underlying asset.

The Company recognizes right-of-use assets at the commencement date of the lease (i.e., the date the underlying asset is available for use). Right-of-use assets are measured at cost, less any accumulated depreciation and impairment losses, and adjusted for any remeasurement of lease liabilities. The cost of right-of-use assets includes the amount of lease liabilities recognized, initial direct costs incurred, and lease payments made at or before the commencement date less any lease incentives received.

As at January 31, 2021 and 2020, the Company did not have any leases in place.

F-46

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining new technical knowledge and understanding, is recognized in profit or loss as incurred. During the year ended January 31, 2021, $6,486 (January 31, 2020 - $6,692) of research and development costs were recorded in Consulting in the Statement of Comprehensive Loss.

Development activities involve a plan or design for the production of new or substantially improved products and processes. Development expenditure is capitalized only if development costs can be measured reliably, the product or process is technically and commercially feasible, future economic benefits are probable, and the Company intends to and has sufficient resources to complete development and to use or sell the asset. The expenditure capitalized includes the cost of materials, direct labor, overhead costs that are directly attributable to preparing the asset for its intended use and borrowing costs on qualifying assets. Other development expenditures are recognized in profit or loss as incurred.

Research and development costs incurred subsequent to the acquisition of externally acquired intangible assets and on internally generated intangible assets are accounted for as research and development costs.

As at January 31, 2021 and 2020, the Company has not capitalized any research and development costs.

Financial instruments

(a)	Classification

The Company classifies its financial instruments in the following categories: at fair value through profit and loss (“FVTPL”), at fair value through other comprehensive income (loss) (“FVTOCI”) or at amortized cost. The Company determines the classification of financial assets at initial recognition. The classification of debt instruments is driven by the Company’s business model for managing the financial assets and their contractual cash flow characteristics. Equity instruments that are held for trading are classified as FVTPL. For other equity instruments, on the day of acquisition the Company can make an irrevocable election (on an instrument-by-instrument basis) to designate them as at FVTOCI. Financial liabilities are measured at amortized cost, unless they are required to be measured at FVTPL (such as instruments held for trading or derivatives) or if the Company has opted to measure them at FVTPL.

(b)	Measurement

Financial assets and liabilities at amortized cost

Financial assets and liabilities at amortized cost are initially recognized at fair value plus or minus transaction costs, respectively, and subsequently carried at amortized cost less any impairment.

Financial assets and liabilities at FVTPL

Financial assets and liabilities carried at FVTPL are initially recorded at fair value and transaction costs are expensed in the statements of loss and comprehensive loss. Realized and unrealized gains and losses arising from changes in the fair value of the financial assets and liabilities held at FVTPL are included in the statements of loss and comprehensive loss in the period in which they arise.

F-47

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Debt investments at FVTOCI

These assets are subsequently measured at fair value. Interest income calculated using the effective interest method, foreign exchange gains and losses and impairment are recognized in profit or loss. Other net gains and losses are recognized in OCI. On derecognition, gains and losses accumulated in OCI are reclassified to profit or loss.

Equity investments at FVTOCI

These assets are subsequently measured at fair value. Dividends are recognized as income in profit or loss unless the dividend clearly represents a recovery of part of the cost of the investment. Other net gains and losses are recognized in OCI and are never reclassified to profit or loss.

(c)	Impairment of financial assets at amortized cost

The Company recognizes a loss allowance for expected credit losses on financial assets that are measured at amortized cost. At each reporting date, the Company measures the loss allowance for the financial asset at an amount equal to the lifetime expected credit losses if the credit risk on the financial asset has increased significantly since initial recognition. If at the reporting date, the financial asset has not increased significantly since initial recognition, the Company measures the loss allowance for the financial asset at an amount equal to the twelve month expected credit losses. The Company shall recognize in the statements of loss and comprehensive loss, as an impairment gain or loss, the amount of expected credit losses (or reversal) that is required to adjust the loss allowance at the reporting date to the amount that is required to be recognized.

(a)	Derecognition

Financial assets

The Company derecognizes financial assets only when the contractual rights to cash flows from the financial assets expire, or when it transfers the financial assets and substantially all of the associated risks and rewards of ownership to another entity.

Financial liabilities

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled or expire. The Company also derecognizes a financial liability when the terms of the liability are modified such that the terms and/or cash flows of the modified instrument are substantially different, in which case a new financial liability based on the modified terms is recognized at fair value.

Gains and losses on derecognition are generally recognized in profit or loss.

F-48

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Income taxes

Current income tax:

Current income tax assets and liabilities for the current period are measured at the amount expected to be recovered from or paid to taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted, at the reporting date, in the countries where the Company operates and generates taxable income.

Current income tax relating to items recognized directly in other comprehensive income or equity is recognized in other comprehensive income or equity and not in profit or loss. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax:

Deferred tax is recognized on temporary differences at the reporting date arising between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

The carrying amount of deferred tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that future taxable income will be available to allow all or part of the temporary differences to be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted and are expected to apply by the end of the reporting period. Deferred tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred taxes relate to the same taxable entity and the same taxation authority.

Loss per share

Basic loss per share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding in the period. For all periods presented, the loss attributable to common shareholders equals the reported loss attributable to owners of the Company.

Share capital

Common shares are classified as equity. Incremental costs directly attributable to the issuance of common shares are recognized as a deduction from shareholders’ equity, net of tax. In the event that the financing is not completed, these costs are expensed to profit or loss.

The Company may engage in equity financing transactions to obtain the funds necessary to continue operations. These equity financing transactions may involve issuance of common shares or units. A unit comprises a certain number of common shares and a certain number of share purchase warrants. Depending on the terms and conditions of each financing agreement, the warrants are exercisable into additional common shares prior to expiry at a price stipulated by the agreement. Warrants that are part of units are assigned a residual value if the unit is issued at a price exceeding the market price of underlying share at the time of issuance otherwise the warrants are assigned no value and included in share capital with the common shares that are concurrently issued. Warrants that are issued as payment for an agency fee or other transactions costs are accounted for as share-based payment transaction costs.

Warrants that are exercisable in currencies other than the Company’s functional currency of U.S. dollars are considered to be derivative financial instruments. The Company presents such warrants as derivative liabilities on the balance sheet and measures them at fair value at the end of each reporting period.

F-49

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND USE OF ESTIMATES AND JUDGMENTS (continued)

Critical accounting estimates and significant management judgments

The preparation of financial statements in accordance with IFRS requires the Company to use judgment in applying its accounting policies and make estimates and assumptions about reported amounts at the date of the financial statements and in the future. The Company’s management reviews these estimates and underlying assumptions on an ongoing basis, based on experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances. Revisions to estimates are adjusted for prospectively in the period in which the estimates are revised.

Fair value measurement of broker warrants and warrant derivative

The Company measures the cost of equity-settled transactions by reference to the fair value of the equity instruments at the date on which they are granted. Estimating fair value for broker warrants and the warrant derivative requires determining the most appropriate valuation model, which is dependent on the terms and conditions of the grant. This estimate also requires the determination of the most appropriate inputs to the valuation model including the expected remaining life of the broker warrants and the warrant derivative, fair value of underlying stock, volatility, risk-free interest rate and dividend yield and making assumptions about them. Where possible the Company will utilize contractual and publicly available information to determine valuation model inputs. If no such information is available, the Company will use historical performance and if required, the Company will make estimations based on the best information available. Expected remaining life is determined using the information in the warrant terms, fair value of the underlying stock is determined based the most recently completed financing, volatility is estimated based on market data and industry assessment, risk-free interest rate is determined based on central bank rates for a similar period to the expected remaining life and dividend yield is estimated using the Company’s past performance and future expectations. The assumptions and models used for estimating fair value for broker warrants and the warrant derivative are disclosed in Note 11.

Fair value of Class B common shares

The fair value of the Class B common shares that are underlying and drive the fair value of warrants and stock-based compensation are estimated at the date on which the equity instruments are granted. As the Company is not publicly traded and there is no quoted price available, management estimates the fair value of the Class B common shares by reference to the price of the most recently completed private placement financing. Where the most recently completed financing is a financing of units, management estimates the fair value to be allocated to the share component by performing a numerical iteration on the Black-Scholes calculation for the fair value of the attached warrants. The Company determined that absent significant changes in the operations of the Company, the fair value of the Class B common shares is best estimated utilizing the most recently completed financing due to there being no quoted price available.

Income taxes

The Company recognizes the tax benefit from an uncertain tax position only if it is probable that the tax position will be sustained based on its technical merits. The Company measures and record the tax benefits from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The Company’s estimated liabilities related to these matters are adjusted in the period in which the uncertain tax position is effectively settled, the statute of limitations for examination expires or when additional information becomes available. The amount and timing of future taxable income for unrecognized tax benefits requires the use of assumptions and significant judgement to estimate the exposures associated with our various filing positions. The Company has not recognized the value of any deferred tax assets in its statements of financial position. Although the Company believes that the judgements and estimates made are reasonable, actual results could differ and resulting adjustments could materially affect our effective income tax rate and income tax provision.

Provisions for taxes are made using the best estimate of the amount expected to be paid based on a qualitative assessment of all relevant factors. The Company reviews the adequacy of these provisions at the end of the reporting period. However, it is possible that at some future date an additional liability could result from audits by taxing authorities. Where the final outcome of these tax-related matters is different from the amounts that were initially recorded, such differences will affect the tax provisions in the period in which such determination is made.

Useful lives of property and equipment

Estimates of the useful lives of property and equipment are based on the period over which the assets are expected to be available for use. The estimated useful lives are reviewed annually and are updated if expectations differ from previous estimates due to physical wear and tear, technical or commercial obsolescence, not electing to exercise renewal options on Leases, and legal or other limits on the use of the relevant assets. In addition, the estimation of the useful lives of the relevant assets may be based on internal technical evaluation and experience with similar assets. It is possible, however, that future results of operations could be materially affected by changes in the estimates brought about by changes in the factors mentioned above. The amounts and timing of recorded expenses for any period would be affected by changes in these factors and circumstances. A reduction in the estimated useful lives of the property and equipment would increase the recorded expenses and decrease the non-current assets.

Other significant judgments

The preparation of these financial statements in accordance with IFRS requires the Company to make judgments, apart from those involving estimates, in applying accounting policies. The most significant judgments in applying the Company’s financial statements include:

-	The assessment of the Company’s ability to continue as a going concern and whether there are events or conditions that may give rise to significant uncertainty;
-	The determination of the Company’s functional currency; and
-	Whether there are indicators of impairment of the Company’s long-lived assets.

F-50

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

4.	ACCOUNTS AND OTHER RECEIVABLES

	2021	2020
	(audited)	(unaudited)
Trade receivables	$7,206	$3,010
Sales taxes receivable	73,953	9,959
	$81,159	$12,969

5.	INVENTORY

Inventory consisted entirely of finished goods made up of electric toothbrushes, replacement toothbrush heads and accessories.

During the year ended January 31, 2021, $291,195 (2020 - $66,596) of inventory was sold and recognized in cost of goods sold, and $64,161 (2020 - $Nil) of inventory was used for promotional purposes and recognized in other expense categories, such as selling and marketing and investor relations.

6.	PREPAID EXPENSES AND DEPOSITS

	2021	2020
	(audited)	(unaudited)
Prepaid expenses	$7,067	$3,452
Deposits on inventory	111,302	-
	$118,369	$3,452

7.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2021	2020
	(audit)	(unaudited)
Accounts payable	$236,806	$257,861
Accrued liabilities	71,913	18,859
	$308,719	$276,720

8.	LOANS PAYABLE

CEBA Loan

On May 5, 2020, the Company received a loan in the principal amount of CAD$40,000 ($28,506) under the Canada Emergency Business Account (“CEBA”) program.

The loan is non-interest bearing and eligible for CAD$10,000 ($7,127) forgiveness if repaid by December 31, 2022. If not repaid by December 31, 2022, the loan bears interest at 5% per annum and are due on December 31, 2025. The Company intends to repay the loan by December 31, 2022 and management has assessed that the Company will have the financial ability to do so. As it is probable that the conditions for the forgiveness of the loan will be met, the Company has recognized the CAD$10,000 ($7,127) loan forgiveness as government grant income during the period.

As the loan was issued at below market rates, the initial fair value of the loan was determined to be $20,160, which was determined using an estimated effective interest rate of 15%. The difference between the face value of the loan and the fair value of the loans of $7,012 has been recognized as government grant income during the period. For the year ended January 31, 2021, the Company recognized interest expense of $1,782 related to the loan.

As at January 31, 2021, the carrying value of the loan was $17,580 (2020 - $Nil).

F-51

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

8.	LOANS PAYABLE (continued)

BDC Loan

On August 14, 2019, the Company entered into a loan agreement with the Business Development Bank of Canada (“BDC”) for two loans totaling CAD$250,000 ($187,645).

The first loan (“Loan 1”) was in the principal amount of CAD$190,000 ($142,610) bore interest at BDC’s floating base rate plus 2.00% per year.

The second loan (“Loan 2”) was in the principal amount of CAD$60,000 ($45,035) and bore interest at BDC’s floating base rate plus 5.80% per year.

Both loans were due on August 1, 2026 and were guaranteed by the Chief Executive Officer (the “CEO”) of the Company.

Loan 1 was fully repaid on September 18, 2020 and Loan 2 was fully repaid on November 20, 2019.

As at January 1, 2021, $Nil was outstanding on this loan (2020 – 143,580).

9.	RELATED PARTY TRANSACTIONS

Key Management Compensation

Key management personnel are those persons having authority and responsibility for planning, directing and controlling the activities of the Company, directly or indirectly. Key management personnel include the Company’s executive officers and Board of Director members.

All related party transactions are in the normal course of operations. All amounts either due from or due to related parties other than specifically disclosed are non-interest bearing, unsecured and have no fixed terms of repayments.

a)	Related party transactions with directors, subsequent and former directors and companies and entities over which they have significant influence over:

	2021	2020
	(audited)	(unaudited)
Director fees	54,585	-
Professional fees	55,625	$-
Share-based compensation	$1,997,611	$-

b)	Key management compensation

	2021	2020
	(audited)	(unaudited)
Consulting fees	$206,507	$55,906
Share-based compensation	$2,527,596	$-

c)	Accounts payable and accrued liabilities - As of January 31, 2021 $2,740 (2020 - $Nil) due to related parties was included in accounts payable and accrued liabilities.

d)	Loans payable – As of January 31, 2021 $Nil (2020 - $290,407) was owing to the CEO of the Company. The loan was non-interest bearing, due on demand and unsecured.

F-52

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

10.	SHARE CAPITAL

a)	Share capital

Authorized share capital

Unlimited Class A Voting Common Shares common shares (“Class A shares”), without par value.

Unlimited Class B Non-Voting Common Shares common shares (“Class B shares”), without par value.

Shares outstanding

As at January 31, 2021:	6,824,126 Class A shares and 8,341,273 Class B shares were issued and outstanding (2020 – Class A: 3,868,332, Class B: 940,005).

On July 17, 2020, the Company enacted a stock split of 1 to 3.4815. All share and per share amounts in the financial statements have been retroactively restated to present the post stock split amounts.

Year ended January 31, 2021:

On February 12, 2020, the Company issued 417,780 Class A shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $452,694 and is recorded as share-based compensation in the statements of comprehensive loss.

On February 12, 2020, the Company issued 139,260 Class A shares at CAD$1.44 ($1.08) per share for gross proceeds of CAD$200,000 ($150,898).

On February 13, 2020, the Company issued 348,150 Class B shares at CAD$1.44 ($1.08) per share for gross proceeds of CAD$525,000 ($377,239).

On June 24, 2020, the Company issued 1,963,566 Class A shares for nominal consideration to its CEO for services rendered. The fair value of the shares is estimated to be $2,074,903 is recorded as share-based compensation in the statements of comprehensive loss.

On June 24, 2020, the Company issued 435,188 Class A shares at CAD$0.57 ($0.43) per share for gross proceeds of CAD$250,000 ($183,945). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $459,863 based on the share price of the most recent financing of Class A shares. The difference between the proceeds received and the fair value of the shares of $275,918 has been recognized as consulting fees in the statements of comprehensive loss.

On July 17, 2020, the Company issued 1,870,232 Class B shares for nominal consideration to directors of the Company for services rendered. The fair value of the shares is estimated to be $1,997,611 and has been recorded as share-based compensation on the statements of comprehensive loss.

In July and August 2020, the Company completed a private placement of 2,066,997 units at CAD$0.60 ($0.45) per unit for gross proceeds of CAD$1,240,198 ($746,365). Each unit comprises of one Class B share and on half-warrant exercisable at CAD$0.90 ($0.67) for twenty-four months from the time the Company completes a bone-fide public offering of common shares under a prospectus or registration statement filed with the securities regulatory authorities in Canada or the United States (the “Liquidity Event”). The fair value of the attached warrants was determined to be $178,955 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.28% and an expected remaining life - 2.95 years.

F-53

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

10.	SHARE CAPITAL (continued)

In August and September 2020, the Company completed a brokered private placement of 2,919,047 units at CAD$1.80 ($1.34) per unit for gross proceeds of CAD$5,311,684 ($3,217,886). Each unit comprises of one Class B share and on half-warrant exercisable at CAD$2.70 ($2.02) for twenty-four months from Liquidity Event. The fair value allocated to the attached warrants upon issuance was estimated to be $774,894 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years. In conjunction with the private placement, the Company paid finders fees of $400,083 and issued 135,599 finders’ units. Each finders’ unit comprises of one Class B share and on half-warrant with the same terms as the unit warrants. The Company also issued 236,073 broker warrants with the same terms as the unit warrants. The fair value of the broker warrants upon issuance was determined to be $123,981 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years.

Year ended January 31, 2020:

Between June 2019 and January 2020, the Company issued 877,783 Class B shares at CAD$1.44 ($1.06) per share for gross proceeds of CAD$1,275,000 ($966,402).

On May 6, 2019, the Company issued 386,833 Class A shares at CAD$1.03 ($0.78) per share for gross proceeds of CAD$400,000 ($297,265). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $330,294 based on the share price of the most recent financing of Class A shares. The difference between the proceeds received and the fair value of the shares of $33,029 has been recognized as share-based compensation in the statements of comprehensive loss.

On July 16, 2019, the Company issued 52,223 Class B shares at CAD$0.96 ($0.74) per share for gross proceeds of CAD$50,000 ($38,308). As the shares were issued at a price lower than other financings held during the same period, the Company has determined that the fair value of the shares issued to be $57,462 based on the share price of the most recent financing of Class B shares. The difference between the proceeds received and the fair value of the shares of $19,154 has been recognized as share-based compensation in the statements of comprehensive loss.

During the year ended January 31, 2020, the Company received subscriptions in the amount of $320,745 toward the private placement of Class B shares. The Class B shares were issued during the year ended January 31, 2021.

b)	Options

The Company has established a stock option plan for its directors, officers, employees, and consultants under which the Company may grant options (each, an “Option”) from time to time to acquire Shares. The exercise price of each Option shall be determined by the Board of Directors. Options may be granted for a maximum term of five years from the date of grant. Options are non-transferable and expire immediately upon termination of employment for cause, or within 30 days of termination of employment for cause, or within 30 days of termination of employment or holding office as director or officer of the Company or in the case of death. Unless otherwise provided in the applicable grant agreement, Options fully vest upon the grant thereof.

During the year ended January 31, 2021, the Company granted 309,498 options exercisable at CAD$1.80 until November 9, 2025. 157,781 of the options vested on November 23, 2020, with the remaining options vesting on November 23, 2021. The fair value of the options was determined to be $246,071 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 5 years.

During the year ended January 31, 2021, the Company recognized share-based compensation expense of $145,933 for the vesting of these options.

F-54

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

10.	SHARE CAPITAL (continued)

Continuity of the options issued and outstanding are as follows:

	Number of options	Weighted average exercise price
Balance, January 31, 2020	-	$-
Granted	309,498	1.80CAD
Exercised	-
Balance, January 31, 2021	309,498	$1.80CAD

11.	DERIVATIVE WARRANT LIABILITY

In July and August 2020, in connection with a private placement, the Company issued 1,033,495 warrants with an exercise price of CAD$0.90 ($0.69) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the warrants upon issuance was determined to be $178,956 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.15% and an expected remaining life - 2.95 years. As at January 31, 2021, the fair value of the warrants was determined to be $778,213 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$0.48, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 2.41 years.

In August and September 2020, in connection with a private placement, the Company issued 1,475,468 warrants with an exercise price of CAD$2.70 ($2.02) per warrant with an expiry date of twenty-four months from the Liquidity Event. As the warrants have an exercise price denominated in a currency other than the Company’s functional currency, they are derivative financial instruments measured at fair value at the end of each reporting period. The fair value of the warrants upon issuance was determined to be $774,894 and was estimated using the Black-Scholes Options Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.30% and an expected remaining life - 2.84 years. As at January 31, 2021, the fair value of the warrants was determined to be $711,846 based on the Black-Scholes Option Pricing Model using the following assumptions: fair value of the underlying stock - CAD$1.46, expected dividend yield - 0%, expected volatility - 100%, risk-free interest rate - 0.25% and an expected remaining life - 2.41 years.

The following is a continuity of the Company’s derivative warrant liability:

Balance, January 31, 2020	$-
Issued during the period	953,850
Change in fair value of derivative	536,209
Balance, January 31, 2021	$1,490,059

F-55

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

12.	FINANCIAL INSTRUMENT RISK MANAGEMENT

Classification of financial instruments

Financial assets included in the statement of financial position are as follows:

	Level in fair value hierarchy	January 31, 2021 (audited)	January 31, 2020 (unaudited)
Amortized cost:
Cash		$692,647	$180,651
Accounts receivable		81,161	12,969
		$773,808	$193,620

Financial liabilities included in the statement of financial position are as follows:

	Level in fair value hierarchy	January 31, 2021	January 31, 2020
Amortized cost:
Accounts payable and accrued expenses		$308,719	$276,720
Loans payable		17,580	433,987

FVTPL:
Warrant derivative liability	Level 3	1,490,059	-
		$1,816,358	$710,707

Fair value

Financial instruments measured at fair value are classified into one of three levels in the fair value hierarchy according to the relative reliability of the inputs used to estimate the fair values. The three levels of the fair value hierarchy are:

●	Level 1 – Unadjusted quoted prices in active markets for identical assets or liabilities;
●	Level 2 – Inputs other than quoted prices that are observable for the asset or liability either directly or indirectly; and
●	Level 3 – Inputs that are not based on observable market data.

The carrying value of the Company’s cash, accounts receivable and accounts payable and accrued liabilities as at approximate their fair value due to their short terms to maturity.

The following table shows the valuation techniques used in measuring Level 3 fair values for the derivative liability as well as the significant unobservable inputs used.

Type	Valuation technique	Key inputs	Inter-relationship between significant inputs and fair value measurement
Warrant derivative liability	The fair value of the warrant derivative liability at initial recognition and at period-end has been calculated using the Black Scholes option pricing model.	Key observable inputs ● Share price ● Risk free interest rate ● Dividend yield ● Key unobservable inputs Expected volatility

The estimated fair value would increase (decrease) if:

● The share price was higher (lower)

● The risk-free interest rate was higher (lower)

● The dividend yield was lower (higher)

● The expected volatility was higher (lower)

For the fair values of the derivative liability, reasonably possible changes to the expected volatility, the most significant unobservable input would have the following effects:

Unobservable Inputs	Change	Impact on comprehensive loss
		January 31, 2021
Volatility	20%	$144,370

The Company is exposed in varying degrees to a variety of financial instrument related risks. The Board of Directors approves and monitors the risk management processes, inclusive of documented investment policies, counterparty limits, and controlling and reporting structures.

Credit risk

The Company’s principal financial assets are cash and trade accounts receivable. The Company’s credit risk is primarily concentrated in its cash which is held with institutions with a high credit worthiness. Credit risk is not concentrated with any particular customer. The Company’s accounts receivable consists primarily of GST receivable. Trade receivables are generally insignificant.

The Company’s maximum credit risk exposure is $773,808.

F-56

BRUUSH ORAL CARE INC.

NOTES TO THE FINANCIAL STATEMENTS

(Expressed in U.S. dollars)

Year ended January 31, 2021

12.	FINANCIAL INSTRUMENT RISK MANAGEMENT (continued)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company has a planning and budgeting process in place to help determine the funds required to support the Company’s normal operating requirements on an ongoing basis.

Historically, the Company’s primary source of funding has been the issuance of equity securities for cash, primarily through the issuance of preferred shares. The Company’s access to financing is always uncertain. There can be no assurance of continued access to significant equity funding.

The following is an analysis of the contractual maturities of the Company’s financial liabilities as at January 31, 2021:

	Within one year	Between one and five years	More than five years
Accounts payable and accrued expenses	$308,719	$-	$-
Loans payable	17,580	-	-
	$326,299	$-	$-

Foreign exchange risk

Foreign currency risk arises from fluctuations in foreign currencies versus the United States dollar that could adversely affect reported balances and transactions denominated in those currencies. As at January 31, 2021, a portion of the Company’s financial assets are held in Canadian dollars. The Company’s objective in managing its foreign currency risk is to minimize its net exposure to foreign currency cash flows by transacting, to the greatest extent possible, with third parties in United States dollars. The Company does not currently use foreign exchange contracts to hedge its exposure of its foreign currency cash flows as management has determined that this risk is not significant at this point in time. The Company is not exposed to any material foreign currency risk.

Interest rate risk

Interest rate risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company is not exposed to any material interest rate risk.

Capital Management

In the management of capital, the Company includes components of shareholders’ equity. The Company aims to manage its capital resources to ensure financial strength and to maximize its financial flexibility by maintaining strong liquidity and by utilizing alternative sources of capital including equity, debt and bank loans or lines of credit to fund continued growth. The Company sets the amount of capital in proportion to risk and based on the availability of funding sources. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. Issuance of equity has been the primary source of capital to date. Additional debt and/or equity financing may be pursued in future as deemed appropriate to balance debt and equity. To maintain or adjust the capital structure, the Company may issue new shares, take on additional debt or sell assets to reduce debt.

13.	COMMITMENTS

On October 29, 2020, the Company entered into an endorsement and promotional services agreement (the “Agreement”). Under the Agreement the Company has a commitment to make a $750,000 payment by October 30, 2021.

14.	SEGMENTED INFORMATION

The Company’s sales are made to the following geographical locations:

	January 31, 2021 (audited)	January 31, 2020 (unaudited)
United States of America	$512,094	$95,091
Canada	389,068	112,313
	$901,162	$207,404

The Company’s breakdown of sales by product segment is as follows:

	January 31, 2021 (audited)	January 31, 2020 (unaudited)
Devices	$817,778	$197,813
Consumables	83,384	9,591
	$901,162	$207,404

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15.	SUBSEQUENT EVENTS

Subsequent to the year ended January 31, 2021, the Company acquired certain assets of The Dollar Brush, a direct-to-consumer player in the electric toothbrush subscription space. The assets acquired included customer lists and supplemental customer leads. In consideration, the Company made a cash payment of $15,000.

On December 3, 2021, the Company issued senior secured promissory notes (the “Senior Secured Promissory Notes”) in the amount of $3,000,000. The Senior Secured Promissory Notes have a maturity date of December 3, 2022 (the “Maturity Date”) and bear interest at 8% per annum. The Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “Subsequent Offering”) for gross proceeds of over $5,000,000 prior to the Maturity Date, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue warrants to the holders of the Secured Promissory Notes. The number of warrants is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Warrant Calculation”).

The Company will issue an initial 1,059,039 warrants of the Company. The number of warrants to be issued was calculated by dividing 50% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of warrants upon the closing of the IPO to update the Warrant Calculation for the IPO share price.

Each warrant is exercisable into one Class B common share of the Company at an exercise price equal to the share price of the Company’s initial public offering (“IPO”). The warrants will expire five and a half years after the closing of the Company’s IPO.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue Class B common shares to the holders of the Secured Promissory Notes (“Commitment Shares”). The number of Commitment Shares is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Commitment Calculation”).

The Company will issue an initial 1,059,039 Commitment Shares. The number of Commitment Shares to be issued was calculated by dividing 50% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of Commitment Shares upon the closing of the IPO to update the Commitment Calculation for the IPO share price.

On April 28, 2022, the Company issued senior secured promissory notes (the “April Senior Secured Promissory Notes”) in the amount of $1,650,000. The April Senior Secured Promissory Notes have a maturity date of December 2, 2022 (the “April Maturity Date”) and bear interest at 8% per annum. The April Senior Secured Promissory Notes are secured by the Company’s assets.

Should the Company complete any public offering of securities or any other financing or capital-raising transaction of any kind (each a “April Subsequent Offering”) for gross proceeds of over $5,000,000 prior to the April Maturity Date, the Company shall repay the notes in their entirety.

In conjunction with the issuance of the Senior Secured Promissory Notes, the Company is to issue Class B common shares to the holders of the Secured Promissory Notes (“Commitment Shares”). The number of Commitment Shares is determined by dividing 50% of the principal amount of the Secured Promissory Notes by the share price of the Company’s initial public offering (“IPO”) (the “Commitment Calculation”).

The Company will issue an initial 1,059,042 Commitment Shares. The number of Commitment Shares to be issued was calculated by dividing 100% of the principal amount of the Secured Promissory Notes by a placeholder of CAD$1.80, which was the price of the Company’s most recently completed financing. The Company and the holders have agreed to adjust the number of Commitment Shares upon the closing of the IPO to update the Commitment Calculation for the IPO share price.

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Bruush Oral Care Inc.

9,833,336 SHARES OF COMMON STOCK

REPRESENTING

2,966,667 SHARES OF COMMON STOCK

4,916,668 SHARES OF COMMON STOCK UNDERLYING 4,916,6668 WARRANTS AND

1,950,001 SHARES OF COMMON STOCK UNDERLYING

1,950,001 PRE-FUNDED WARRANTS

PROSPECTUS

January [●], 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Company’s articles provide, to the fullest extent permitted by the Canadian Business Corporations Act, Division 5 of Part 5, for the right to indemnification of the directors and former directors of the Company, who was or is a party to or is threatened to be made a party to, any threatened, or pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of fact that he/she is or was serving in such capacity.

In this regard, investors should be aware of the position of the United States Securities and Exchange Commission respecting such indemnification, which position is as follows: “Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.”

Item 7. Recent Sales of Unregistered securities.

On December 3, 2021, the Company entered into a Securities Purchase Agreement with several investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $3,000,000 (the “December Notes”), convertible into shares of common stock of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in the December Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On April 28, 2022, the Company entered into a second Securities Purchase Agreement with the same group of investors, and a Security Agreement, in connection with the issuance of promissory notes in the aggregate principate amount of up to $1,650,000 (the “April Notes”), convertible into Common Stock, upon the terms and subject to the limitations and conditions set forth in the April Notes, the issuance of Common Stock Purchase Warrants to purchase shares of Common Stock upon the terms and subject to the limitations and conditions set forth in such warrants (the “Warrants”), and the issuance of shares of Common Stock (the “Commitment Fee Shares”) pursuant to the Securities Purchase Agreement.

On December 7, 2022, the Company entered into a private placement (the “PIPE Financing”) pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) and Registration Rights Agreement (the “Registration Rights Agreement”) with institutional investors (“Purchasers”) for aggregate gross proceeds of approximately $3 million, before deducting fees to the placement agent and other expenses payable by the Company. Aegis Capital Corp. is the exclusive placement agent in connection with the offering. The Offering closed on December 9, 2022.

In connection with the PIPE Financing, the Company issued 2,966,667 shares of common stock, Common Warrants to purchase 4,916,668 shares of common stock, and Pre-Funded Warrants to purchase 1,950,001 shares of common stock. The Common Warrants have a term of 5.5 years from the issuance date.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation*

3.2	By-laws*

4.1	Specimen certificate evidencing shares of Common Stock*

4.2	Form of Warrant*

4.3	Form of Warrant Agent Agreement*

4.4	Form of Underwriter’s Warrant*

4.5	Form of Additional Warrant*

4.6	Form of Warrant, dated December 9, 2022 (incorporated herein by reference to Exhibit 10.5 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

4.7	Form of Pre-Funded Warrant, dated December 7, 2022 (incorporated herein by reference to Exhibit 10.4 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

5.1	Opinion of DuMoulin Black LLP

10.1	Endorsement Agreement by and between Kevin Hart Enterprises, Inc. and the Company dated October 29, 2020*

10.2	Omnibus Securities and Incentive Plan, effective June 29, 2022 +*

10.3	Form of Lock-up Agreement

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10.4	Employment Agreement between the Company and Aneil Manhas, dated July 28, 2022*

10.5	Employment Agreement between the Company and Matthew Kavanagh dated February 8, 2022*

10.6	Employment Agreement between the Company and Alan MacNevin, dated May 10, 2022*

10.7	Form of Security Purchase Agreement, dated December 7, 2022 ((incorporated herein by reference to Exhibit 10.1 of the Company’s Report of Foreign Private Issuer on Form 6-K furnished to the SEC on December 20, 2022)

14.1	Code of Ethics*

21.1	List of Subsidiaries of Registrant*

23.1	Consent of Dale Matheson Carr-Hilton LaBonte LLP

23.2	Consent of DuMoulin Black LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page of the Registration Statement)

99.1	Audit Committee Charter*

99.2	Compensation Committee Charter*

99.3	Nominating and Corporate Governance Committee Charter*

99.6	Insider Trading Policy*

107	Filing Fee Table

*	Previously filed as an exhibit to Registration Statement on Form F-1 File No. 333-265969.
+	Indicates management contract or compensatory plan.

Schedules: None

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Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-1 with the Securities and Exchange Commission and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on January 13, 2023.

BRUUSH ORAL CARE INC.

By:	/s/ Aneil Singh Manhas
Aneil Singh Manhas
Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Aneil Singh Manhas, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Aneil Manhas	Aneil Manhas	January 13, 2023
Chief Executive Officer (Principal Executive Officer, Acting Principal Financial and Accounting Officer)

/s/ Kia Besharat	Kia Besharat	January 13, 2023
Director

/s/ Brett Yormark	Brett Yormark	January 13, 2023
Director

/s/ Robert Ward	Robert Ward	January 13, 2023
Director

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the registrant has signed this registration statement or amendment thereto in the City and State of New York on January 13, 2023.

COGENCY GLOBAL INC.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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